As filed with the Securities and Exchange Commission on September 20 , 2018.

Registration No. 333-226104

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ToughBuilt Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3420	46-0820877
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Michael Panosian

Chief Executive Officer

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. Wexler, Burkhart, Hirschberg & Unger, LLP 377 Oak Street Garden City, New York 11530 Telephone: (516) 222-2230 Facsimile: (516) 745-6449	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Offering Price (1)	Amount of Registration Fee (2)
Units consisting of:
(i) Shares of common stock, par value $0.0001 per share (2)(3)(4)	$17,250,000	$2,147.63
(ii) Warrants to purchase shares of common stock, par value $0.0001 per share (3)(4)(5)	-	-
Shares of common stock, par value $0.0001 per share underlying warrants (2)	-	-
Underwriters’ common stock purchase warrants (6)	-	-
Common stock underlying underwriters’ common stock purchase warrants (2)(7)	$937,500	$116.71
Total	$18,187,500	$2,264.34

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares the underwriter has the option to purchase to cover over-allotments, if any.
(4)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.
(5)	There will be issued warrants to purchase one share of common stock. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price of one share of common stock.
(6)	No fee pursuant to Rule 457(g) under the Securities Act.
(7)	The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is equal to 125% of $750,000 (5% of $15,000,000).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 20 , 2018

Class A Units Consisting of Shares of Common Stock

and Warrants to Purchase Shares of Common Stock

ToughBuilt Industries, Inc.

This is a firm commitment initial public offering of our Class A Units, each consisting of 2,142,857 shares of our common stock, par value $0.0001 per share together with warrants to purchase an equal number shares of our common stock (and the shares issuable from time to time upon exercise of the warrants) pursuant to this prospectus based on an assumed offer price of $7.00 (the midpoint of an assumed range of $6.00 - $8.00 per share) for each unit of a share and a warrant (“Class A Unit”) and an assumed $15,000,000 initial public offering (these assumptions are used throughout this preliminary prospectus). Each warrant will have an exercise price of $8.75 (assumed) per share, will be exercisable upon issuance and will expire five years from issuance. Prior to this offering, there has been no public market for our Class A Units, common stock or warrants. We expect the initial public offering price will be between $6.00 and $8.00 per share.

The components of the Units will begin to trade separately on the first trading day following the 60th day after the date of this prospectus, unless Maxim Group LLC, and Joseph Gunnar & Co., LLC, underwriters, determines that an earlier date is acceptable. In no event will separate trading of the securities comprising the Units commence until we issue a press release announcing when such separate trading will begin. Once the components of the Units begin trading separately, the Units will be delisted and will cease trading.

We have applied to have our units and common stock listed on The NASDAQ Capital Market under the symbol s “TBLTU” and “TBLT” respectively. No assurance can be given that our application will be approved. In conjunction therewith, we also intend to apply to have the warrants listed on The NASDAQ Capital Market under the symbol “TBLTW”.

Two of our founders, two of our directors and one of our employees (or related entities) have indicated an interest in purchasing up to $609,267 of units in the offering at the initial offering price in lieu of reimbursement of deferred salaries in the amount of $609,267 (as of August 31, 2018) as well as purchasing $200,000 of Class A units in lieu of repayment of an insider loan. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no units in this offering to these executive officers or these executive officers may determine to purchase more, less, or no units in this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Unit	Total
Initial public offering price(1)	$7.00	$15,000,000.00
Underwriting discounts and commissions(2)	$0.49	$1,050,000
Proceeds to us, before expenses	$6.51	$13,950,000

(1) The assumed public offering price and underwriting discount corresponds to in respect of the Class A Units (a) a n assumed public offering price per share of common stock of $ 6.99 and (b) a n assumed public offering price per warrant of $0.01. This is an assumed offering price of $7.00 per Class A Unit as the midpoint of an assumed public offering price per Unit in the range of $6.00 - $8.00.

(2) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Maxim Group, LLC, the representative of the underwriters, and Joseph Gunnar & Co., LLC. See “Underwriting” for a description of compensation payable to the underwriters. We have agreed to issue warrants to the representative of the underwriters. See “Underwriting” on page 61 of this prospectus for a description of the compensation arrangements.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional (i) 321,429 units or (ii) if Maxim Group LLC determines that the units shall detach and our shares of common stock and the warrants underlying the units shall begin to trade separately during such 45-day period, an additional 321,429  shares of common stock at a price of $6.99 per share and/or 321,429 additional warrants at a price of $ 0.01  per warrant less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

The underwriter expects to deliver our Class A Units against payment on or about [       ], 2018.

Maxim Group LLC	Joseph Gunnar & Co.
Lead Bookrunning Manager	Co-Bookrunning Manager

The date of this prospectus is                  , 2018.

ii

TOUGHBUILT®
INDUSTRIES INC.

OUR NAME SAYS IT ALL

TOUGHBUILT

TOUGHBUILT

WE DON'T MAKE ORDINARY PRODUCTS

Our sales to date have been from products in the tools and hardware category, primarily Soft Goods, Sawhorses and Work Products as well as Kneepads. We intend to use a portion of the proceeds from this offering for the commercialization of our mobile device and apparel products which are still in the development stage.

iii

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used herein, unless the context requires otherwise, references to “ToughBuilt,” the “Company,” “we,” “our” and “us” refer to ToughBuilt Industries, Inc., a Nevada corporation.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock (i) assume no exercise of (a) any warrants and/or options, (b) the representatives’ common stock purchase warrants and/or (c) the representatives’ over-allotment option, and (ii) reflect a 1 for 6 reverse stock split of our common stock, which became effective on October 5, 2016 and a 1 for 2 reverse stock split of our preferred stock, common stock and all equity instruments convertible into common stock, which became effective on September 13, 2018.

Our Company

We market and distribute various home improvement and construction product lines for both the do-it-yourself (DIY) and professional markets under TOUGHBUILT® brand name, within the global multi-billion dollar per year tool market industry. All of our products are designed by our in-house design team.

ToughBuilt designs and manages its product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality and reliability.

Since August 2013, pursuant to a Service Agreement with Belegal Industrial Co., Ltd. (“Belegal”), we have been collaborating with Belegal, whose team of experts has provided ToughBuilt additional engineering and sourcing services and quality control support for our operations in China. Belegal assists us with supply-chain issues for our operations in China by, among other things, facilitating the transmission of our purchase orders to our suppliers in China, conducting “in-process” quality checking and inspection, and shipping end-products manufactured in China to their final destinations.

Our business is based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on the building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

Our current product line includes major categories related to this field, with several additional categories, in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products, each of which is described below. Additionally, we have developed a line of ruggedized mobile devices with proprietary applications designed to maximize the productivity of our target customers in the field. We anticipate launching sales of our mobile products during 2019.

The mission of our Company includes, but is not limited to, providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty.

Risks and Challenges That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below and the other risks that are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	Demand and market acceptance of our product offerings may be considerably less than what we currently anticipate.

●	We may be unable to increase revenues in the manner in which we anticipate and generate profitability.

●	We may be unable to expand operations and manage growth.

●	We may be unable to retain key members of our management and development teams and to recruit additional qualified personnel.

●	We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.

Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●    being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●    being permitted to provide less extensive narrative disclosure than other public companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●    being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●    being permitted to defer complying with certain changes in accounting standards; and

●   being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Corporate Information

Our Company was incorporated on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015. The address of our principal office is 25371 Commercentre Drive, Suite 200, Lake Forest, California 92630 and our telephone number is (949) 528-3100. Our corporate website is www.toughbuilt.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

The Offering

Securities Offered by us:	2,142,857 Class A Units each consisting of one shares of our common stock and one warrant to purchase one share of our common stock.

Common Stock outstanding before this Offering:	3,679,500 shares

Common Stock to be Outstanding after this Offering:	7,000,371 shares

Over-allotment Option:

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional (i) 321,429 units or (ii) if Maxim Group LLC determines that the units shall detach and our shares of common stock and the warrants underlying the units shall begin to trade separately during such 45-day period, 321,429 shares of common stock at a price of $6.99 per share and/or 321,429 additional Class A Warrants at a price of $0.01 per Class A Warrant less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Use of Proceeds:	We intend to use the net proceeds received from this offering for sales and marketing efforts, developing new products, satisfaction of indebtedness, increasing our production capacity, funding our working capital and for general corporate purposes.

Proposed Listings on NASDAQ:

We have applied to list our common stock on The NASDAQ Capital Market under the symbol “TBLT.” No assurance can be given that our application will be approved. In conjunction therewith, we also intend to apply to have the warrants listed on The NASDAQ Capital Market under the symbol “TBLTW” and the Units listed as “TBLTU”.

Lock-up	We, our directors, officers and all of our existing shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 270 days for directors and officers and 180 days for shareholders, both after the date of this prospectus. See “Underwriting” on page 61.

Risk Factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock that will be outstanding after this offering set forth above is based on 3,679,500 shares of common stock outstanding as of September 17, 2018, and includes the following:

●	398,273 unregistered Class A Units (for which we will file a resale registration statement within 90 days of the date of the closing of the initial public offering contemplated by this prospectus) issuable upon the conversion of an outstanding convertible debt instrument (both principal and interest through June 30, 2018, and in all further instances in this prospectus, this includes the same principal and interest calculation) at an assumed conversion price of $8.40 per Class A Unit;

●	29,091 shares of our common stock issuable upon conversion of $200,000 principal amount of a promissory note due to an insider;

●	91,590 shares of our common stock issuable upon conversion of $629,683 amount of accrued and unpaid salaries to our officers and directors;

●	659,060 unregistered Class A Units (for which we will file a resale registration statement within 90 days of the date of the closing of the initial public offering contemplated by this prospectus) issuable upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $4.90 per Class A Unit ;

The number of shares of common stock that will be outstanding after this offering excludes the following:

●	372,359 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $12.00 per share;

●	125,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $10.00 per shares, all of which were issued under the 2016 Stock Option Plan;

●	1,000,000 shares of common stock issuable upon the exercise of stock options at a weighted average price of $6.42 per shares, all of which were issued under the 2018 Equity Incentive Plan.

●	875,000 shares of common stock reserved for issuance under our 2016 Stock Option Plan, and 1,000,000 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan;

●	321,429 shares of common stock issuable upon exercise of the underwriter’s option to purchase additional shares of our common stock and/or warrants to purchase common stock to cover over-allotments; and

●	3,200,190 shares of common stock issuable upon exercise of warrants to be issued to the investors and representatives in connection with this offering, at an exercise price per share equal to 125% of the per share public offering price.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of their option to purchase additional shares of our common stock and/or warrants to purchase common stock to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We derived the summary financial statement data for the years ended December 31, 2017 and 2016 set forth below from our audited financial statements and related notes contained in this prospectus. We derived the summary financial data for the six months ended June 30, 2018 and 2017 from our unaudited condensed financial statements and related notes contained in this prospectus. Share amounts, per share data, share prices exercise prices and conversion rates have been retroactively adjusted to reflect the 1-for-2 reverse stock split of all of our classes of stock, effected on September 13, 2018. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our condensed financial statements, the notes to those statements and the other financial information contained in this prospectus.

Summary of Operations in U.S. Dollars in thousands (except share and per share data)

	Years ended December 31,		Six months ended June 30,
	2017	2016	2018	2017
			(Unaudited)	(Unaudited)
Sales	$14,202	$9,217	$8,465	$6,683

Cost of goods sold	10,235	7,501	6,415	4,760

Gross profit	3,967	1,716	2,050	1,923

Operating Expenses
Selling, general and administrative	6,071	4,398	2,743	3,041
Litigation expense	-	-	1,193	-
Research and development	1,675	1,247	855	1,187
Total operating expenses	7,746	5,645	4,791	4,228

Loss from operations	(3,779)	(3,929)	(2,741)	(2,305)

Interest expense	(2,162)	(803)	(1,388)	(1,020)

Net loss	$(5,941)	$(4,732)	(4,129)	(3,325)

Weighted average number of shares issued and outstanding	3,679,500	3,519,070	3,679,500	3,679,500

Loss per common share - basic and diluted	$(1.61)	$(1.34)	$(1.12)	$(0.90)

Condensed Unaudited Balance Sheet in U.S. Dollars in thousands

	As of June 30, 2018
	Actual	As Adjusted
	(Unaudited)	(Unaudited)
Cash	$52	$10,036
Total Current Assets	3,050	13,034
Total Assets	3,369	13,353
Note Payable net of Debt Issuance Cost of $413	5,887	-
Total Current Liabilities	14,096	6,924
Total Non-Current Liabilities	-	-
Total Liabilities	14,096	6,924
Class B convertible preferred stock	2,528	-
Additional paid in capital	2,335	22,963
Working Capital (Deficit)	(11,046)	6,111
Accumulated Deficit	(15,590)	(16,534)
Total Stockholders’ Equity ( Deficit )	$(13,255)	$6,430

The as adjusted column in the balance sheet data above gives effect to the sale of 2,142,857 Class A Unit in this offering at the assumed public offering price of $6.875 per of common stock , and $0.125 per warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on June 30, 2018.

Each $1.00 increase (decrease) in the assumed public offering price of $7.00 per Class A Unit , would increase (decrease) our shareholder’s equity, as adjusted, after this offering by approximately $2.00 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Class A Unit we are offering. An increase (decrease) of 500,000 Class A Unit in the number of Class A Unit offered by us would increase (decrease) our shareholder’s equity, as adjusted, after this offering by approximately $3.2   million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to Our Company

We have a limited operating history on which to judge our business prospects and management.

Our Company was incorporated and commenced operations in April 2012. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of our shares of common stock by management and affiliated parties, represents approximately 68% of the issued and outstanding shares of our common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders. For example, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our officers and directors. Accordingly, our principal stockholders together with our directors, Chief Executive Officer, and insider shareholders have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions that require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Certain provisions of our Articles of Incorporation could allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our shareholders.

Provisions of our articles of incorporation adopted by our Board of Directors, such as our ability to designate and issue a class of preferred stock, may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving our Company that is not approved by our Board of Directors, even if those events may be perceived to be in the best interests of our shareholders. For example, one or more of our affiliates could theoretically be issued a newly authorized and designated class of shares of our preferred stock. Such shares could have significant voting power, among other terms. Consequently, anyone to whom these shares were issued could have sufficient voting power to significantly influence if not control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors, and mergers and other business combinations involving our Company. In addition, through any such person’s control of the Board of Directors and voting power, the affiliate may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our Company. In addition, the concentration of voting power in the hands of an affiliate could have the effect of delaying or preventing a change in control of our Company, even if the change in control would benefit our shareholders and may adversely affect the future market price of our common stock should a trading market therefor develop.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

We have recorded a net loss for the years ended December 31, 2017 and 2016, and for the six months ended June 30, 2018 and 2017, respectively. Our financial condition creates a substantial doubt whether we will be able to generate any profit in the foreseeable future.

For the year ended December 31, 2017, we realized a net loss of $5,941,457 compared to a net loss of $4,732,331 for the year ended December 31, 2016. For the six months ended June 30, 2018, we realized a net loss of $$4,128,941 compared to a net loss of $3,324,917 for the six months ended June 30, 2017. Although we reported losses for the years ended December 31, 2017 and 2016, and for the six months ended June 30, 2018 and 2017, respectively, there is no assurance that the profits will be realized in fiscal 2018 or thereafter. There can be no assurance that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available on acceptable terms, if at all. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment. The Company has extended the maturity date of its convertible notes from September 1, 2018 to September 30, 2018, in consideration for the issuance of 7,500 shares of its Class B Preferred Stock, has also extended the date of $400,000 principal amount of notes due to an insider until September 30, 2018, and consummated a $862,500 capital raise in September 2018 with net cash proceeds of $652,579. However, due to the uncertainty in the Company’s ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in our ability to continue as a going concern within one year after the date the financial statements were issued. As a result, our independent registered public accounting firm has expressed in its auditor’s report on the financial statements substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern.

We have a history of liquidity shortages and we cannot assure that we will not face such shortages in the future.

The Company has experienced significant liquidity shortages as shown in the accompanying financial statements. As of December 31, 2017, the Company’s total liabilities exceeded its total assets by $8,259,411, and as of June 30, 2018, the Company’s total liabilities exceed its total assets by $10,726,564. The Company has recorded a net loss of $5,941,457 for the year ended December 31, 2017 and $4,128,941 for the six months ended June 30, 2018 and has an accumulated deficit of $11,460,989 as of December 31, 2017 and $15,589,930 as of June 30, 2018. Net cash used in operating activities for the year ended December 31, 2017 was $1,429,468 and for the six months ended June 30, 2018 was $1,329,850. The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors. Management has been able to raise capital from private placements and further expand the Company’s operations geographically to continue its revenue growth. The Company is continuing to focus its efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its products. If the Company is not successful with its marketing efforts to increase sales and weak demand continues, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company. The Company has obtained extended maturity date from its convertible debenture holders through September 30, 2018 in consideration of issuance of additional 7,500 shares of Class B Preferred Stock, as well as extended maturity date of promissory note owed to the officer of the Company, and completed August 2018 financing. However, due to the uncertainty in our ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company’s ability to continue as a going concern within one year after the date the financial statements were issued. As a result, our independent registered public accounting firm has expressed in its auditor’s report on the financial statements substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

We must effectively manage the growth of our operations, or our Company will suffer.

Our significant increase in the scope and the scale of our mobile product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in our results of operations.

Because we have transactions with companies in China, we may have limited legal recourse under Chinese law if disputes arise with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, mergers and acquisitions, intellectual property, commerce, taxation and trade. However, the PRC’s experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If any new business ventures in which we may become involved are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of any acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies and other instrumentalities of the Chinese government or those acting on its behalf, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Reliance on foreign suppliers could adversely affect our business.

We source our products from suppliers located in Asia and the United States. Our Asian vendors are located primarily in China, which subjects us to various risks within the region including regulatory, political, economic and foreign currency changes. Our ability to select and retain reliable vendors and suppliers who provide timely deliveries of quality products efficiently will impact our success in meeting customer demand for timely delivery of quality products. Our sourcing operations and our vendors are impacted by labor costs in China. Labor historically has been readily available at low cost relative to labor costs in North America. However, as China is experiencing rapid social, political and economic changes, labor costs have risen in some regions and there can be no assurance that labor will continue to be available to us in China at costs consistent with historical levels or that changes in labor or other laws will not be enacted which would have a material adverse effect on our ability to source our products from China. Interruption of supplies from any of our vendors, or the loss of one or more key vendors, could have a negative effect on our business and operating results.

Changes in currency exchange rates might negatively affect the profitability and business prospects of our Company and our overseas vendors. In particular, although the Chinese Renminbi has recently depreciated against the U.S. Dollar, if the Chinese Renminbi appreciates with respect to the U.S. Dollar in the future, we may experience cost increases on such purchases, and this can adversely impact profitability. Future interventions by China may result in further currency appreciation and increase our product costs over time. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related effects of the product cost increases.

Additional factors that could adversely affect our business include increases in transportation costs, new or increased import duties, transportation delays, work stoppages, capacity constraints and poor quality.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our existing goods. Assuming we obtain sufficient funding to increase our production capacity, any projects that we undertake to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement these production upgrades. Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could result in harming our financial condition.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills and know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Panosian. His absence, were it to occur, could materially and adversely impact the development and implementation of the projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Risks Related to Our Business

We have limited manufacturing capabilities and we are dependent upon third parties to manufacture our product.

We are dependent upon our relationships with independent manufacturers to fulfill most of our product needs. While we have several manufacturing facilities available to us, we currently are using only one manufacturer for each of our products besides our limited capabilities. Accordingly, we are dependent on the uninterrupted and efficient operation of these manufacturers’ facilities. Our ability to market and sell our products requires that our product be manufactured in commercial quantities, without significant delay and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to have our products manufactured at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturers are unable for any reason to fulfill our requirements, or seek to impose unfavorable terms, we will have to seek out other contract manufacturers, which could disrupt our operations and have a material adverse effect on our results of operation and financial condition. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of products, and in other areas through their control of the manufacturing process.

We face significant competition and continuous technological change, and developments by competitors may render our licensed technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

If we are able to fund and implement our business plan we will likely compete against fully integrated technology companies and smaller companies that are collaborating with larger technology companies. In addition, many of these prospective competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do.

If our prospective competitors develop and commercialize technologies faster than we do or develop and commercialize technologies that are superior to our technology candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our technology candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the technology industry is intense and has been accentuated by the rapid pace of development. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do. These organizations also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;
●	license proprietary technology that is competitive with the technology we are developing;
●	attract funding; and
●	attract and hire talented and other qualified personal.

Our competitors may succeed in developing and commercializing products earlier than we do. Our competitors may also develop products or technologies that are superior to those we are developing and render our technology candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products and technologies, our marketing and sales will suffer and we may not ever be profitable.

Our development of innovative features for current products is critical to sustaining and growing our sales.

Historically, our ability to provide value-added custom engineered products that address requirements of technology and space utilization has been a key element of our success. We spend a significant amount of time and effort to refine, improve and adapt our existing products for new customers and applications. The introduction of new product features requires the coordination of the design, manufacturing and marketing of the new product features with current and potential customers. The ability to coordinate these activities with current and potential customers may be affected by factors beyond our control. While we will continue to emphasize the introduction of innovative new product features that target customer-specific opportunities, we do not know if any new product features we introduce will achieve the same degree of success that we have achieved with our existing products. Introduction of new product features typically requires us to increase production volume on a timely basis while maintaining product quality. Manufacturers often encounter difficulties in increasing production volumes, including delays, quality control problems and shortages of qualified personnel or raw materials. As we attempt to introduce new product features in the future, we do not know if we will be able to increase production volume without encountering these or other problems, which might negatively impact our financial condition or results of operations.

Our products may never achieve market acceptance by customers in markets necessary for commercial success and the market opportunity may be smaller than we estimate.

There can be no assurance that the market will continue the acceptance of our products we introduced in recent years or will accept new products, such as our mobile device products and our proposed clothing line for the construction industry scheduled for introduction in early 2019. There can also be no assurance that the level of sales generated from these new products (including the introduction of products into new geographic markets) relative to our expectations will materialize. Market acceptance of any product candidate depends on a number of factors including, but not limited to:

●	Vendor production delays;
●	Difficulties encountered in shipping from overseas;
●	Reliance upon third-party carriers for our product shipments from our distribution centers to customers;
●	Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels;
●	Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete;
●	Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development;
●	Changes in customs regulations in each of the markets around the world that might entail significant change in duty rate or other importation restrictions;
●	Materials shortages and/or significant cost increases that might impact overall cost of the products; and
●	Trade embargos or trade barriers between nations.

Any failure by any of our product candidates to achieve market approval or commercial success would adversely affect our business prospects.

We have not yet commercialized our new mobile device products.

We do not know when or if we will complete any of these product development efforts or successfully commercialize any of these new product lines. Even if we are successful in developing these new products that reach commercialization, we will not be successful unless these products gain market acceptance. The degree of market acceptance of these products will depend on a number of factors, including:

●	the competitive environment;
●	our ability to enter into strategic agreements with manufacturers; and
●	the adequacy and success of distribution, sales and marketing efforts.

Even if we successfully develop one or more of these products, we may not become profitable.

Risks associated with the disruption of manufacturing operations could adversely affect profitability or competitive position.

We manufacture a limited portion of the products we sell. Any prolonged disruption in the operations of our or our manufacturers’ existing manufacturing facilities, whether due to technical or labor difficulties, facility consolidation or closure actions, lack of raw material or component availability, destruction of or damage to any facility (as a result of natural disasters, use and storage of hazardous materials or other events), or other reasons, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The inability to continue to introduce new products that respond to customer needs and achieve market acceptance could result in lower revenues and reduced profitability.

Sales from new products represent a significant portion of our net sales and are expected to continue to represent a significant component of our future net sales. We may not be able to compete effectively unless we continue to enhance existing products or introduce new products to the marketplace in a timely manner. Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels. Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete. Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development.

The global tool, equipment, and diagnostics and repair information industries are competitive.

We face strong competition in all of our market segments. Price competition in our various industries is intense and pricing pressures from competitors and customers are increasing. In general, as a manufacturer and marketer of premium products and services, the expectations of our customers are high and continue to increase. Any inability to maintain customer satisfaction could diminish our premium image and reputation and could result in a lessening of our ability to command premium pricing. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase market share or profitability.

Product liability claims and other kinds of litigation could affect our business, reputation, financial condition, results of operations and cash flows.

The products that we design and/or manufacture, and/or the services we provide, can lead to product liability claims or other legal claims being filed against us. To the extent that plaintiffs are successful in showing that a defect in a product’s design, manufacture or warnings led to personal injury or property damage, or that our provision of services resulted in similar injury or damage, we may be subject to claims for damages. Although we are insured for damages above a certain amount, we bear the costs and expenses associated with defending claims, including frivolous lawsuits, and are responsible for damages below the insurance retention amount. In addition to claims concerning individual products, as a manufacturer, we can be subject to costs, potential negative publicity and lawsuits related to product recalls, which could adversely impact our results and damage our reputation.

We may from time to time become subject to legal proceedings other than those relating to product liability claims.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our CEO, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied On August 29, 2018 based on court hearing on August 3, 2018. Although the Company and Mr. Panosian are still considering whether to appeal the Judgments, the Company and Mr. Panosian has satisfied the Judgments on September 13, 2018 by payment of $252,924.69 to Minassian and by issuing him shares reflecting a 7% ownership stake in the Company from management-owned shares.

We are delinquent in payment of certain federal payroll taxes and if we do not reach agreement on a payment plan, we risk collection action.

As of June 30, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggrega t e amount of approximately $727,000. The Company is current with its payroll tax obligations for the payroll periods starting July 1, 2018 and has remitted $145,493 to the tax authorities for its current and past due payroll tax obligations since July 1, 2018. The Company is currently negotiating a payment plan with the tax authorities to remit the remaining balance of payroll taxes of $667,378 as of September 14, 2018, and intends, if possible, to satisfy all tax obligations upon completion of its initial public offering from its working capital. If we are not successful in reaching agreement with the payroll tax authorities on a payment plan, we risk legal action from those authorities from which we do not either have a plan or are able to make payment in full, and defense and costs of such actions could decrease our working capital available for operations.

Our products could be recalled.

The Consumer Product Safety Commission or other applicable regulatory bodies may require the recall, repair or replacement of our products if those products are found not to be in compliance with applicable standards or regulations. A recall could increase costs and adversely impact our reputation.

We plan to expand our international operations, which will subject us to risks inherent with operations outside of the United States.

Although we do not have significant foreign operations at this time other than selling our products through retailers, we intend to seek and expand upon opportunities in foreign markets that we anticipate will constitute significant operations. However, even with the cooperation of a commercialization partner, conducting product development in foreign countries involves inherent risks, including, but not limited to difficulties in staffing, funding and managing foreign operations; unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences. If we were to experience any of the difficulties listed above, or any other difficulties, any international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development efforts.

Our management team has limited experience managing a public company, and regulatory compliance may divert our attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to begin the process of reviewing, documenting and testing our internal control over financial reporting after completion of this initial public offering. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

We have a material weakness in our internal control over financial reporting, which if left unremediated could materially and adversely affect the market price of our common stock.

As of December 31, 2017 and June 30, 2018, we did not maintain effective controls over the control environment, including our internal control over financial reporting. Because we are a small start-up company with only two full time employees in our finance department, we lacked the ability to have adequate segregation of duties in the financial statement preparation process. In addition, lack of adequate review resulted in audit adjustments. Further, our Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. However, we have appointed three independent directors, all effective as of the date of our initial listing on NASDAQ. Since these entity level controls have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

However, we believe that, since the date that we were made aware of our material weakness, we have improved our internal control over financial reporting by taking certain corrective steps that we believe minimize the likelihood of a recurrence. We have designed a disclosure controls and procedures regime pursuant to which our management has, among other things:

(a) identified the definition, objectives, application and scope of our internal control over financial reporting;

(b) delineated the duties of each member of the group responsible for maintaining the adequacy of our internal control over financial reporting. This group consists of:

(i) Our Chief Executive Officer; and

(ii) Our Chief Financial Officer who was engaged to prepare and assure compliance with both our internal control over financial reporting as well as our disclosure controls and procedures and review our disclosure controls and procedures on a regular basis, subject to our management’s supervision.

During the first quarter of 2017, we hired a full time Chief Financial Officer who assisted us in the identification of required key controls, the necessary steps required for procedures to ensure the appropriate communication and review of inputs necessary for the financial statement closing process, as well as for the appropriate presentation of disclosures within the financial statements. With material, complex and non-routine transactions, management has, and will continue to, seek guidance from third-party experts and/or consultants to gain a thorough understanding of these transactions. The remediation steps taken are subject to ongoing senior management review and Board of Directors oversight. Management believes there have been significant improvements of internal controls over financial reporting during the year ended December 31, 2017 and for the six months ended June 30, 2018. Management anticipates that the continuing efforts will effectively remediate the material deficiencies relating to segregation of duties which existed as of December 31, 2017 and June 30, 2018. Our management has been actively engaged in planning for, designing and implementing the corrective steps described above to enhance the effectiveness of our disclosure controls and procedures as well as our internal control over financial reporting. Our management, together with our Board of Directors, is committed to achieving and maintaining a strong control environment, high ethical standards, and financial reporting integrity.

While management is implementing corrective steps to remediate its internal control deficiencies, we cannot assure you that they will be sufficient enough to be free of a material weakness. If we should in the future conclude that our internal control over financial reporting suffers from a material weakness, we will be required to expend additional resources to improve it. Any additional instances of material deficiencies could require a restatement of our financial statements. If such restatements are required, there could be a material adverse effect on our investors’ confidence that our financial statements fairly present our financial condition and results of operations, which in turn could materially and adversely affect the market price of our common stock.

We may need to increase the size of our organization and we may experience difficulties in managing growth.

We intend to rapidly expand operations to implement our business strategy. We also may acquire other companies or technologies. Any expansion or acquisitions are expected to place a significant strain on our managerial, operational, and financial resources. To manage the expected growth of operations, we may need to develop and maintain operational and financial systems and procedures and controls, which may cause us to incur significant expenses. As we may incur many of these expenses before receiving any significant revenues from our efforts, it may be more difficult to achieve or maintain profitability.

An investment in our securities is extremely speculative and there can be no assurance of any return on any such investment.

An investment in our securities is extremely speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment us, including the risk of losing their entire investment.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes issued patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to opposition proceedings in the U.S. and in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	require technology changes to our platform that would cause our Company to incur substantial cost

●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Our patent position is highly uncertain and involves complex legal and factual questions.

Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and issued patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

International intellectual property protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is more uncertain and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of its foreign patents or its competitors’ foreign patents, which could result in substantial costs and diversion of its efforts and loss of credibility with customers.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our manufacturing processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

Risks Related to this Offering and the Ownership of Our Common Stock

Our officers, directors and founding shareholders may exert significant influence over our affairs, including the outcome of matters requiring shareholder approval.

As of the date of this prospectus, our officers, directors and affiliated shareholders collectively have an approximately 68% beneficial ownership of our Company. As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our Company. Therefore, you should not invest in reliance on your ability to have any control over our Company.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 2,142,857 shares of common stock at an assumed public offering price of $6.875 per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $5.97 per share.

We have also issued options in the past to acquire common stock at prices significantly below the initial offering price. As of September 17 , 2018, there were 1,125,000 shares of common stock subject to outstanding options with a weighted-average exercise price of $6.82 per share. To the extent that these outstanding options are ultimately exercised, you will incur further dilution, and our stock price may decline. To the extent that additional or outstanding options or warrants are granted and/or exercised you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

A sustained, active trading market for our common stock or warrants may not develop or be maintained.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common stock and we cannot predict whether an active market for our common stock will ever develop or be sustained in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for shares of our common stock may be limited; and

●	a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

There is no established trading market for our shares; further, our shares will be subject to potential delisting if we do not maintain the listing requirements of the NASDAQ Capital Market.

This offering constitutes our initial public offering of our shares. No public market for these shares currently exists. We have applied to list the shares of our common stock on the NASDAQ Capital Market, or NASDAQ (and will also list our warrants if such application is accepted). An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of NASDAQ. Even if these shares are listed on NASDAQ, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our shares of common stock will trade at a price equal to or greater than the offering price.

In addition, NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

Our ability to have our common stock and warrants traded on the NASDAQ is subject to us meeting applicable listing criteria.

We have applied for our common stock and warrants to be listed on NASDAQ, a national securities exchange. The NASDAQ requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on NASDAQ. In the event we are unable to have our shares traded on NASDAQ, our common stock could potentially trade on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than the NASDAQ. Our failure to have our shares traded on NASDAQ could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on NASDAQ.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we will face increased legal, accounting, administrative and other costs and expenses. After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by NASDAQ should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common stock and warrants may be volatile, and you may not be able to resell your shares and warrants at or above the initial public offering price.

The market price for our common stock and warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;
●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be particularly volatile and negative results would have a substantial negative impact on the price of our common stock and warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common stock and warrants will fluctuate and there can be no assurances about the levels of the market prices for our common stock and warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act, and, following this offering, the rules of the NASDAQ Stock Market. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock and warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock and warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock and warrants.

Our Board of Directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common stock or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common stock and warrants, or both. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common stock.

We have issued a convertible debenture and convertible preferred stock in financings consummated in October of 2016. If the shares of our common stock underlying these equity-linked securities were to be issued upon conversion of such securities, the holdings of existing shareholders would be diluted and the market price of our shares of common stock would likely decrease. Please see “Management’s Discussion and Analysis of Financial Condition – Liquidity and Capital Resources – Recent Financings” for more information about these securities.

Speculative Nature of Warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $8.75 per share (125% of the public offering price of our common stock and warrants in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Unless our shares of common stock are approved for listing on NASDAQ, our common stock will be subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	affirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. Unless our shares of common stock are approved for listing on NASDAQ, the occurrence of these patterns or practices could increase the future volatility of our share price.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 2,142,857 Class A Units will be approximately $13,562,500 million, or approximately $15,632,500 million if the underwriter exercises in full its option to purchase additional shares, based on an assumed public offering price of $7.00 per Class A Unit , after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of common warrants in this offering. If all of the common warrants sold in this offering were to be exercised in cash at an assumed exercise price of $8.75 per share, we would receive additional net proceeds of approximately $18.75 million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $7.00 per Class A Unit would increase (decrease) the net proceeds to us from this offering by approximately $2.0 million, or approximately $2.3 million if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We currently estimate that we will use the net proceeds from this offering as follows: (i) $2,500,000 to the production of new tool products, (ii) $1,800,000 to the development of mobile technology including accessories and attachments, (iii) $2,000,000 to sales and marketing, (iv) $3,400,000 to repayment of debt which bears an annual interest rate of 10% and has a maturity date of September 30, 2018, (v) $200,000 to repayments of notes payable to an insider which bear an annual interest rate of 10% and has a maturity date of September 30, 2018, (vi) $962,500 to repayments of third party notes payable, and (vii) $2,700,000 for working capital needs. We have presumed that we will receive aggregate gross proceeds of $15,000,000 and deducted $1,437,500 payable in offering costs, commissions and fees.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use of the net proceeds we receive in the offering in any manner we consider to be appropriate. Although our Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted on any market, and never has been.

As of September 17, 2018, we had 89 shareholders of record of our common stock.

We have applied for the listing of our common stock on NASDAQ under the symbol “TBLT.” In conjunction therewith, we also intend to apply to have the warrants listed on The NASDAQ Capital Market under the symbol “TBLTW”. No assurance can be given that such application will be approved or that a trading market will develop.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the sale by us of 2,142,857 Class A Units at an assumed initial public offering price of $ 7.00 per Class A Unit , which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, and the issuance of Class A Units upon conversion of convertible debt instrument and Class B Convertible Preferred Stock, and the issuance of common stock upon conversion of principal amount due to an insider and conversion of amount of accrued and unpaid salaries to employees, officers and directors.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited condensed financial statements and the related notes appearing elsewhere in this prospectus.

You should read this table together with the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed financial statements and related notes included elsewhere in this prospectus. Numbers are expressed in thousands (U.S. dollars) except share and per share data.

	As of June 30, 2018
Capitalization in U.S. Dollars in thousands	Actual	As Adjusted
		(Unaudited)
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 3,679,500 shares issued and outstanding actual; 6,943,110 shares issued and outstanding pro forma as adjusted	$-	$1
Additional paid in capital	2,335	22,963
Cash	52	10,036
Notes payable	5,988	-
Class B convertible preferred stock	2,528	-
Accumulated deficit	(15,590)	(16,533)
Total stockholders’ deficiency	(13,255)	6,430
Total Capitalization	$	$

The number of shares of common stock that will be outstanding after this offering set forth above is based on 3,679,500 shares of common stock outstanding as of June 30, 2018, and excludes the following:

●	390,252 unregistered Class A Units (for which we will file a resale registration statement within 90 days of the date of the closing of the initial public offering contemplated by this prospectus) issuable upon the conversion of an outstanding convertible debt instrument (both principal and interest through June 30, 2018, and in all further instances in this prospectus, this includes the same principal and interest calculation) at an assumed conversion price of $8.40 per Class A Unit;

●	29,901 shares of our common stock issuable upon conversion of $200,000 principal amount of a promissory note due to an insider;

●	76,742 shares of our common stock issuable upon conversion of $527,600 amount of accrued and unpaid salaries to our employees, officers and directors;

●

624,668 unregistered Class A Units (for which we will file a resale registration statement within 90 days of the date of the closing of the initial public offering contemplated by this prospectus) issuable upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $4.90 per Class A Unit ;

The number of shares of common stock that will be outstanding after this offering excludes the following:

●	364,859 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $12.00 per share;

●	125,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $10.00 per share, all of which were issued under the 2016 Stock Option Plan;

●	875,000 shares of common stock reserved for issuance under our 2016 Stock Option Plan;

●	321,429 shares of common stock issuable upon exercise of the underwriter’s option to purchase additional shares of our common stock and/or warrants to purchase common stock to cover over-allotments; and

●	3,157,776 shares of common stock issuable upon exercise of warrants to be issued to the investors and representatives in connection with this offering, at an exercise price per share equal to 125% of the per share public offering price.

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2.00 million assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the as adjusted net tangible book value (deficit) per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value (deficit), which is tangible assets less total liabilities less debt discounts, by the number of outstanding shares of our common stock as of June 30, 2018, assuming no value is attributed to the warrants and such warrants are accounted for and classified as equity. Our historical net tangible book value (deficit) as of June 30, 2018, was approximately ($10.9 million) or $(2.96) per share of our common stock.

After giving effect to the sale of 2,142,857 shares of our common stock and accompanying warrants at an assumed initial public offering price of $ 6.88 per share of common stock, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of June 30, 2018, would have been approximately $ 6.43 million, or $ 0.93 per share of common stock and accompanying warrant. This represents an immediate increase in as adjusted net tangible book value of $3.87 per share to existing shareholders and an immediate dilution of $5.97 per share to investors purchasing shares of common stock in this offering at the assumed public offering price, attributing none of the assumed combined public offering price to the warrants offered hereby.

The following table illustrates per share dilution as of June 30, 2018 (Unaudited):

Public offering price per share of common stock		$6.88
Net tangible book value (deficit) per share as of June 30, 2018	$(2.96)
Increase in net tangible book value (deficit) per share attributable to this offering	$3.87
Net tangible book value (deficit) per share after this offering		$0.91
Dilution per share to investors participating in this offering		$5.97

Each $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our as adjusted net tangible book value (deficit) after this offering by approximately $2.0 million, or approximately $ 0.28 per share, and the dilution per share to new investors by approximately $0.92 per share, assuming that the number of shares and related warrants offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares and related warrants we are offering. An increase of 500,000 shares and related warrants in the number of shares and related warrants offered by us would increase our as adjusted net tangible book value (deficit) after this offering by approximately $ 3.22 million, or $ 0.43 per share and related warrants, and decrease the dilution per share to new investors by $ 0.38 per share and related warrant, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 500,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value (deficit) after this offering by approximately $ 3.22 million, or $ 0.50 per share and related warrants, and increase the dilution per share to new investors by $ 0.42 per share and related warrant, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing. This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants, including the warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

If the underwriters exercise in full their option to purchase up to 321,429 additional shares of common stock at the assumed initial public offering price of $6.875 per share, the as adjusted net tangible book value (deficit) after this offering would be $ 1.16 per share, representing an increase in net tangible book value (deficit) of $ 0.25 per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $ 5.72 per share to investors purchasing our common stock in this offering at the assumed public offering price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our condensed financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All share and per share numbers have been retroactively adjusted to reflect the 1-for-2 reverse stock split effected on September 13, 2018.

Company History

Our Company was formed on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015.

Business Overview

Our Company was formed to design, manufacture and distribute innovative tools and accessories to the building industry. The global tool market industry is a multibillion dollar business.

ToughBuilt’s business is based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

ToughBuilt’s current product line includes three major categories related to this field, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

FOR THE SIX MONTHS ENDED JUNE 30, 2018

Results of Operations

The following discussion should be read in conjunction with the condensed unaudited financial statements for the interim periods ended June 30, 2018 and 2017 respectively, included in this prospectus.

For the six months ended June 30, 2018 compared to the six months ended June 30, 2017 (unaudited)

Revenues

Revenues for the six months ended June 30, 2018 and 2017 were $8,465,479 and $6,682,603, respectively. Revenues increased during the six months in 2018 over 2017 by $1,782,876 or 27% primarily due to adding new customers and increase in the recurring sales orders from our existing customers.

Cost of Goods Sold

Cost of goods sold for the six months ended June 30, 2018 and 2017 was $6,415,030 and $4,759,747, respectively. Cost of goods sold increased in 2018 over 2017 by $1,655,283 or 35% primarily due to the increase in revenues and due to increase in metal price in 2018 over 2017, resulting in increase in manufacturing costs of metal goods in 2018 over 2017. Overall cost of goods sold as a percentage of revenues in 2018 was 76% as compared to 71% in 2017. We expect to reduce our cost of goods sold as a percentage of revenue as we achieve operational efficiencies in production and work with automated state of the art factories to manufacture our product lines.

Operating Expenses

Selling, general and administrative expenses (the “SG&A Expenses”) for the six months ended June 30, 2018 and 2017 were $2,743,820 and $3,040,391, respectively. SG&A Expenses decreased in 2018 over 2017 by $296,571 or 10% primarily due to reduction in (1) consulting fees paid to independent contractors and professional consultants, (2) freight and shipping costs, (3) rent expense, (4) patent and trademark costs, (5) travel, (6) warehousing costs, and reduction in other general and administrative expenses to better manage the Company’s growth. SG&A Expense in 2018 as a percentage of revenues was 32% as compared to 45% in 2017. We expect our SG&A expense will increase as the Company plans to bring professional management team and staff on board as we embark on public offering, expend cash to raise capital for new products development, and expand our operations and keep inventory on hand.

Litigation expense for the six months ended June 30, 2018 and 2017 were $1,192,488 and $0, respectively. Litigation expense consist of a cash award of $252,925 and issuance of shares of common stock reflecting 7% ownership stake in the Company to Edwin Minassian in satisfaction of the Judgments (disclosed in Note 9 to the condensed financial statements included in this prospectus). The Company has recorded the litigation expense of $1,192,488 and accrued the liability at June 30, 2018.

Research and development expenses (the “R&D”) for the six months ended June 30, 2018 and 2017 were $885,424 and $1,187,317, respectively. R&D expense decreased in 2018 over 2017 by $331,893 or 28% primarily because (1) we embarked on the development of a ruggedized mobile device during 2017 whereas a minimal R&D was expensed on this project in 2018, and (2) we reduced the number of independent contractors assigned in R&D in 2018 as compared to 2017, resulting in overall reduction in R&D costs in 2018 over 2017.

Other Expense

Other expense consisted of interest expense for the six months ended June 30, 2018 and 2017 of $1,387,658 and $1,020,065, respectively. Interest expense increased in 2018 over 2017 by $367,593 or 36% primarily because (1) in 2018 we recorded the amortization of debt discount as interest expense upon issuance of 63,000 Class B preferred shares to debenture holders to modify the principal balance of the note payable, (2) recorded interest expense at 10% in 2018 compared to 8% in 2017, and (3) recorded factor financing fees for purchase order financing as interest expense. We expect the interest expense in 2018 to increase over 2017 as we amortize the remaining unamortized debt discount and debt issuance costs as interest expense over the term of the note payable.

Net Loss

As a result of the above explanations, we recorded a net loss of $4,128,941 for the six months ended June 30, 2018 compared to a net loss of $3,324,917 for the comparable period in 2017.

FOR THE YEAR ENDED DECEMBER 31, 2017

For the year ended December 31, 2017 compared to the year ended December 31, 2016

Revenues

Revenues for the years ended December 31, 2017 and 2016 were $14,201,836 and $9,216,863, respectively, consisted of metal goods and soft goods sold to customers. Revenues increased in 2017 over 2016 by $4,984,973, or 54.1%, primarily due to wide acceptance of our products in the tools industry and receipt of recurring sales orders for metal goods and soft goods from our existing customers and new customers, and introduction and sale of new soft goods products to our customers.

Cost of Goods Sold

Cost of goods sold for the years ended December 31, 2017 and 2016 was $10,234,838 and $7,501,434, respectively. Cost of goods sold increased in 2017 over 2016 by $2,733,404 or 36.4%, primarily due to the increase in materials cost of steel and plastics polyester to manufacture metal goods and soft goods and increase in labor cost in China. Cost of goods sold as a percentage of revenues in 2017 was 72.1% as compared to cost of goods sold as a percentage of revenues in 2016 of 81.3%. We expect to further reduce our cost of goods sold as a percentage of revenue as we achieve operational efficiencies in production and work with automated state of the art factories to manufacture our product lines.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the years ended December 31, 2017 and 2016 were $6,070,868 and $4,397,797, respectively. SG&A Expenses increased in 2017 over 2016 by $1,673,071 or 38.0%, primarily due to hiring additional employees, independent contractors and consultants to grow the Company. SG&A expense in 2017 as a percentage of revenues was 42.7% as compared to SG&A expense in 2016 as a percentage of revenues was 47.7%. We expect our SG&A expense will continue to increase as the Company plans to bring professional management team and staff on board, expend cash to raise capital for new products development, and acquire a new warehouse/storage facility to expand its operations and maintain finished products inventory on hand.

Research and development costs (the “R&D”) for the years ended December 31, 2017 and 2016 were $1,675,093 and $1,247,449, respectively. R&D costs increased in 2017 over 2016 by $427,644 or 34.3%, primarily due to the costs incurred in developing new tools, a ruggedized mobile device, and software applications to run on the mobile device related to construction industry. We expect R&D costs to continue to increase as the Company embarks on developing new tools for the construction industry, and the attachments for the ruggedized mobile device with new software applications.

Other Expense

Other expense consisted of interest expense for the years ended December 31, 2017 and 2016 of $2,162,494 and $802,514, respectively. The interest expense increased because the Company raised capital from debt financing in October 2016 at higher interest rates resulting in increased interest expense in 2017 over 2016. We expect our interest expense to continue to increase as the Company anticipates needing additional capital for its products development since the Company had difficulty in obtaining working lines of credit from financial institutions at reasonable interest rates.

Net Loss

As a result of the above explanations, we recorded a net loss of $5,941,457 for the year ended December 31, 2017 as compared to a net loss of $4,732,331 for the year ended December 31, 2016.

Liquidity and Capital Resources

We have faced significant liquidity shortages as shown in the accompanying condensed financial statements. As of December 31, 2017, and June 30, 2018, our total liabilities exceeded our total assets by $8,259,411 and $10,726,564, respectively. We have recorded a net loss of $5,941,457 for the year ended December 31, 2017 and $4,128,941 for the six months ended June 30, 2018, and recorded an accumulated deficit of $11,460,989 as of December 31, 2017 and $15,589,930 as of June 30, 2018. Net cash used in operating activities for the year ended December 31, 2017 was $1,429,468 and for the six months ended June 30, 2018 was $1,329,850. Although we have had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand our operations geographically to continue our revenue growth.

On January 8, 2018, we conducted a private placement of our securities in which we sold 162,000 units for gross proceeds of $810,000 to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one share of the Company’s common stock, par value $0.0001 per share. Each unit was sold at a price of $5.00 per unit. Each warrant sold has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On March 14, 2018, we received cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each of the units contained one half of a share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. The placement agent received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share.

On May 2, 2018, we conducted a confidential private placement of its securities in which we offered to sell a maximum 140,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) a warrant to purchase one half of one share of the Company’s common stock, par value $0.0001 per share. Each unit was sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On May 15, 2018, we sold all 140,000 units for gross proceeds of $700,000, and received cash proceeds of $587,957, net of commissions of $56,000 and fees of $18,574 paid to the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. We issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

On September 4, 2018, the Company entered into securities purchase agreements with six accredited investors for the sale to those investors of unsecured promissory notes, with an aggregate principal amount of $862,500. Those notes carry an original issue discount of 15%, and the purchase price was $750,000. The Company promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, the Company received cash proceeds of $652,579 on September 5, 2018, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, the Company issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843.

Although our sales increased by 27% during the six months ended June 30, 2018 compared to the same period in 2017, we are continuing to focus our efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its products globally. Management anticipates that our capital resources will improve if our products gain wider market recognition and acceptance resulting in increased product sales. If we are not successful with our marketing efforts to increase sales and weak demand continues, we will experience a shortfall in cash and it will be necessary to further reduce our operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail our operations subsequent to June 30, 2018. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that we will be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to us. In such case, the reduction in operating expenses might need to be substantial in order for us to generate positive cash flow to sustain our operations. However, due to the uncertainty in the Company's ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company's ability to continue as a going concern within one year after the date the condensed financial statements were issued.

We had $51,695 in cash at June 30, 2018 as compared to $44,348 at December 31, 2017.

CASH FLOWS

Net cash flows used in operating activities for the six months ended June 30, 2018 was $1,329,850, attributable to a net loss of $4,128,941, depreciation expense of $62,014, amortization of debt discount and debt issuance costs of $853,552, stock-based compensation expense of $56,108, and net increase of $1,827,416 in operating assets and liabilities primarily due to the net increase in accounts receivable and inventory, with a corresponding increase in factor receivable, accounts payable, accrued liabilities and accrued litigation expense. Net cash flows used in operating activities for the six months ended June 30, 2017 was $1,743,953, which was attributable to a net loss of $3,324,917, depreciation expense of $57,867, amortization of debt discount and debt issuance cost of $544,602, stock-based compensation expense of $56,108, and net increase of $922,387 in operating assets and liabilities primarily due to the increase in accounts receivable, factor receivables and inventory, and a corresponding increase in accounts payable and accrued interest.

Net cash flows used in operating activities for the year ended December 31, 2017 was $1,429,468, attributable to net loss of $5,941,457, offset by depreciation expense of $119,627, amortization of original issuance of debt discount and debt issuance cost of $1,089,204, stock-based compensation expense of $112,215, and net increase in operating assets of $326,576, and net increase in liabilities of $3,517,519. The Company offered cash discounts to its customers and factors to accelerate payments of accounts receivable. In addition, the Company negotiated extended payment terms with its suppliers, vendors and related parties to conserve its cash. Net cash flows used in operating activities for the year ended December 31, 2016 was $4,185,487, attributable to net loss of $4,732,331, offset by depreciation expense of $29,891, amortization of original issue discount and debt issuance cost of $289,367, stock compensation expense of $599,499, and net increase in operating assets of $234,673 and net decrease in liabilities of $137,242. The Company offered cash discounts to its customers and factors to accelerate their payments of accounts receivable. In addition, the Company negotiated extended payment terms with its suppliers, vendors and related parties to conserve its cash.

Net cash used by investing activities for the six months ended June 30, 2018 and 2017 was $0 and $61,846, respectively. We purchased property and equipment of $61,846 during the six months ended June 30, 2017.

Net cash used by investing activities for the year ended December 31, 2017 was $69,926, attributable to cash paid for purchase of property and equipment. Net cash used by investing activities for the year ended December 31, 2016 was $353,083 attributable to cash paid for purchase of property and equipment.

Net cash provided by financing activities for the six months ended June 30, 2018 was $1,337,197, primarily due to cash received from sale of convertible preferred stock of $1,201,157, net of commissions, escrow fees, and legal and professional fees, cash proceeds of $100,000 from a note payable to a third party, net cash proceeds of $61,040 received from loans payable to factor offset by $25,000 in payment for debt modification costs. Net cash used in financing activities for the six months ended June 30, 2017 was $480,115 due to cash proceeds from advances from an insider of $400,000 and net cash proceeds of $80,115 from the factor.

Net cash provided by financing activities for the year ended December 31, 2017 was $209,812, primarily attributable to cash proceeds from notes payable of $400,000, cash payment of debt issuance cost of $25,000, and cash payments from notes payable of $165,188. Net cash provided by financing activities for the year ended December 31, 2016 was $5,872,500 primarily due to the cash proceeds from note payable of $4,210,322 net of debt issuance costs, cash proceeds of $1,145,000 from the sale of preferred stock, and cash proceeds of $376,661 from sale of common stock.

As a result of the activities described above, we recorded a net increase in cash of $7,347 for the six months ended June 30, 2018, and a net decrease of cash of $1,325,684 for the six months ended June 30, 2017. In addition, we recorded a net decrease in cash of $1,289,582 for the year ended December 31, 2017 and a net increase in cash of $1,333,930 for the year ended December 31, 2016.

Recent Financings

January 2016 Financing

In January 2016, we conducted a private placement of our securities in which we sold units, with each such unit consisting of one half of a share of common stock and one half of a redeemable Class A Warrant (the “Class A Warrant”) to purchase a share of our common stock for an exercise price of $12.00 per share (the “January Units”) to certain accredited investors who were personally known to management of the Company. We received $366,500 in gross proceeds from the sale of 122,167 of the January Units. Please see the section entitled “Description of Our Securities” for information on the Class A Warrants.

October 2016 Financings

Sale of Debenture

We consummated a debt financing whereby, pursuant to a security purchase agreement, an investor purchased $5,000,000 in a senior secured convertible debenture from us. We issued the debenture in the aggregate principal face amount of $5,700,000. The original maturity date of the debenture was September 1, 2018. In addition to the original issue discount, the debenture carries an annual interest rate of 8%, payable quarterly in arrears. Under the terms of the debenture, we also issued 84,375 shares of Class B Convertible Preferred Stock to the investor. The debenture is secured by all of our assets. Effective August 31, 2017, the investor transferred a portion of the convertible debenture to a third party. As a result of the transfer, the convertible debenture was bifurcated into two debentures in the principal amounts of $3,784,230 and $1,915,770, respectively. All the terms and conditions of convertible debentures remain the same in the two replacement debentures. We received cash proceeds of $4,210,322 net of commissions and due diligence fees, in the aggregate amount of $789,678.

On January 16, 2018, the holders of the convertible debentures and the Company agreed to amend the terms of their securities purchase agreement originally executed in October 2016. We agreed to issue and deliver to (i) Hillair Capital an amended and restated debenture in the principal amount of $4,182,709 with an interest rate increased to 10% per annum and an additional 41,826 shares of Class B Convertible Preferred Stock, and to (ii) HSPL Holdings, LLC an amended and restated debenture in the principal amount of $2,117,501 with an interest rate increased to 10% per annum and an additional 21,174 shares of Class B Convertible Preferred Stock. The amended debentures are comprised of the original debentures principal balance and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balances being due on September 1, 2018. On August 22, 2018, the holders of the convertible debentures originally issued in October 2016 and the Company agreed to further extend the maturity date of those notes to September 30, 2018, in exchange for, in the aggregate, 7,500 shares of Class B Convertible Preferred Stock.

The aggregate amount of the debentures are convertible into the number of shares of our common stock (the “Conversion Shares”) equal to (i) at the investor’s option, the quotient obtained by dividing $6,300,210, and any accrued interest thereon, by $10.00 (the “Standard Conversion Price”) or (ii) upon the listing of our common stock on a national securities exchange through an initial public offering (a “Public Offering”), 120% of the price at which our shares of common stock are offered in this prospectus (the “IPO Conversion Price” and, together with the Standard Conversion Price, the “Conversion Price”). During any such time as the debenture is outstanding, if we issue or grant any rights to our common stock or any type of security convertible into or exercisable or exchangeable for, our common stock, including any re-pricing of any such shares, at a price below the then-applicable Conversion Price (the “Dilutive Offering”), subject to certain exceptions, the Conversion Price under the debenture will be adjusted downward such that it will equal the sale price or conversion price, as applicable, under the Dilutive Offering. Such price shall not be less than $2.00 per share. The shares of our common stock issuable upon any conversion of the debenture (other than any such shares issued by us to the purchaser of the debenture in connection with amortization payments) will be subject to a lock-up arrangement until 180 days following the date of the final prospectus relating to this offering.

October 2016 Private Placement

On October 17, 2016, the Company conducted a private placement in which the Company sold units to certain accredited investors, with each such unit consisting of one half of a share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of the Company’s common stock for an exercise price of $12.00 per share (the “October Units”). The Class B Convertible Preferred Stock will vote together with the common stock and not as a separate class. Each Class B Convertible Preferred Stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such Class B Convertible Preferred Stock. The Class B Convertible Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to (A) all classes of common stock, and (B) any other class or series of capital stock hereafter created that specifically subordinates such class or series to the Class B Convertible Preferred Stock and (ii) pari passu with any other class or series of capital stock hereafter created that specifically ranks such shares on parity with the Class B Convertible Preferred Stock. The Class B Convertible Preferred Stock are subject to redemption in cash at the option of the holders at any time after the second anniversary of the initial closing, in an amount per share equal to 120% of the greater of (a) the stated value and (b) the fair market value of such Class B Convertible Preferred Stock. As the Class B Convertible Preferred Stock is not mandatorily redeemable it is to be classified in equity, but as the redemption is not solely in the control of the Company it is classified outside of permanent equity in mezzanine equity

The Company sold 229,000 October Units for cash proceeds of $1,145,000. The Company paid commissions of $91,600 earned by the placement agent, $130,000 in legal fees and $3,000 escrow fees, plus $400,000 in commissions the placement agent earned on the 2016 Convertible Debenture (Note 6 to financial statements included in this prospectus) and $120,000 in prepaid legal fees toward services related to filing the registration statement. The Company recognized $196,758 in issuance costs to third parties, including 5,725 warrants with a fair value of $20,490, issued to the placement agent. The Company estimated the fair value of the warrants using the Black Scholes pricing model. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.58 at issuance date; a risk-free interest rate of 1.26% and expected volatility of the Company’s common stock, of 335.98% (estimated based on the common stock of comparable public entities). The placement agent received warrants to purchase up to 30,725 shares of our common stock at an exercise price of $12.00 per share.

March 2018 Private Placement

On January 8, 2018, the Company conducted a private placement of its securities in which the Company offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one half share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. The Company sold 162,000 units at a price of $5.00 per unit for gross proceeds of $810,000, and received on March 14, 2018, cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each of the units contained one half of a share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. The placement agent received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share.

May 2018 Private Placement

On May 2, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell a maximum 140,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one half of a share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. The Company sold all 140,000 units for gross proceeds of $700,000, and received cash proceeds of $587,957 on May 15, 2018, net of commissions and fees of $74,574 earned by the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. The Company issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

August 2018 Financing

Pursuant to the terms of August 2018 financing, the Company executed six (6) promissory notes, unsecured, with original issuance debt discount of 15%, for a cumulative principal sum of $862,500 on September 4, 2018. The Company promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, on September 5, 2018, the Company received cash proceeds of $652,579, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, the Company issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843.

Off Balance Sheet Arrangements

None.

Seasonality

Our business is a seasonal business. For the first calendar quarter, our business is fairly slow because we are not able to ship our products from China due to the Chinese New Year holidays when the Chinese factories are closed for production. We make up the lost sales from the first calendar quarter in the subsequent quarters.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, stock-based compensation, fair value of equity related instruments, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Accounts Receivable

Accounts receivable represent income earned from sale of tools and accessories for which our Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expects to collect from balances outstanding at period-end. We estimate the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

We account for the transfer of our accounts receivable to a third party under a factoring type arrangement in accordance with ASC 860 “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable), we do not meet the third test of effective control since our accounts receivable sales agreement with the third party factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability “Loan payable - third party” on our balance sheet.

Inventory

Inventory consists of finished goods, is valued at the lower of (i) the actual cost of its purchase or (ii) its current market value. Inventory cost is determined on the first-in, first-out method (“FIFO”). The Company regularly reviews its inventory quantities on hand, and when appropriate, records a provision for excess and slow-moving inventory.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, customer deposits, loans payable, note payable and amounts due to related parties. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

We recognize revenues when the product is delivered to the customer and the ownership is transferred. Our revenue recognition policy is based on the revenue recognition criteria established under the SEC’s Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonably assured. We recognize revenue net of rebates and customer allowances, as appropriate.

Income Taxes

We account for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

We follow the provisions of ASC 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. We do not believe that we have taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

We compute net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

As an emerging growth company, we have elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13 (a) of the Securities and Exchange Act of 1934.

In July 2017, FASB issued ASU No. 2017-11, Earning Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815), which was issued in two parts, Part I, Accounting for Certain Financial Instruments with Down Round Features and Part II, Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of ASC No. 2017-11 addresses the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the codification, to a scope exception. Part II amendments do not have an accounting effect. The ASU 2017-11 is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The Company has early adopted this standard as of January 1, 2016 with the only impact being that the convertible debentures and the warrants with down round provisions entered into in October 2016 were treated as equity classification. (See Notes 6 and 9 within the Notes to the financial statements included in this prospectus). There were not any embedded derivatives or equity linked financial instruments that had been previously recognized as a liability due to round down features.

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for non-public entities for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our condensed financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted this guidance as of January 1, 2017, and it did not have any material effect on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topic 606 and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016 and May 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12, respectively (ASU 2014-09, ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12 collectively, Topic 606). Topic 606 supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Topic 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation, among others. Topic 606 also provides guidance on the recognition of costs related to obtaining customer contracts. The revenue recognition standard affects all entities—public, private, and not-for-profit—that have contracts with customers with certain exceptions. The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. The guidance was originally effective for annual reporting periods of public entities beginning on or after December 15, 2016, including interim periods within that reporting period. For all other entities, the amendments in the new guidance were originally effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers – Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application will be permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application will be permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No. 2014-09. The Company is continuing to evaluate the impact to its revenues related to the pending adoption of Topic 606 and their preliminary assessments are subject to change. The Company is also continuing to evaluate the impact adoption of Topic 606 will have on its recognition of costs related to obtaining customer contracts.

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Related Party Transactions

Michael Panosian, our Chief Executive Officer, made cash advances of $12,500 to us for our working capital requirements during 2014. Advances made by Mr. Panosian amounted to $12,500 at December 31, 2015 and 2014, respectively. Amounts due to Mr. Panosian are unsecured, non-interest bearing and due on demand without specific repayment terms. The advance of $12,500 due to Mr. Panosian was paid as of March 8, 2016.

On April 26, 2016, September 1, 2016 and October 5, 2016, Mr. Ohri loaned us an aggregate of $130,000. The terms of the loan required that it must be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loan including the accrued interest was paid in full on October 18, 2016. In May 2017, we executed three unsecured promissory notes with Mr. Ohri totaling $400,000, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. On June 1, 2018, the maturity date on these promissory notes was extended to September 1, 2018. On August 30, 2018, the maturity date was further extended to September 30, 2018.

On May 10, 2016, Mr. Khachatoorian loaned us an aggregate of $170,000. The terms of the loan required that it must be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loan including accrued interest was paid in full on October 18, 2016.

Financial Instruments

Fair Value

Our financial instruments consist of cash, accounts receivable, bank overdraft accounts payable and accrued liabilities, and notes payable. There are no significant differences between the carrying amounts of the items reported on the statements of financial position and their estimated fair values. Our risk exposures and their impact on our financial instruments are summarized below.

Credit Risk

We are exposed to credit risk on the accounts receivable from customers. In order to reduce our credit risk, we have adopted credit policies which include the regular review of outstanding accounts receivable. We do not have significant exposure to any individual clients or counterparty. At June 30, 2018, December 31, 2017 and 2016, management considered our credit risk in relation to such financial assets to be low and accordingly no allowance for loss has been recorded. Generally, the carrying amount on the statements of financial position of our financial assets exposed to credit risk, net of any applicable provisions for losses, represents the maximum amount exposed to credit risk.

Liquidity Risk

We are exposed to liquidity risk. Liquidity risk is the exposure of our Company to the risk of not being able to meet our financial obligations as they fall due. Our approach to managing liquidity risk is to ensure that we will have sufficient liquidity to meet liabilities when due. Our future liquidity is dependent on factors such as the ability to generate cash from operations and to raise money through debt or equity financing.

Foreign Currency Risk

Foreign exchange risk arises from the changes in foreign exchange rates that may affect the fair value or future cash flows of our financial assets or liabilities.

BUSINESS

Overview

We were formed to design, manufacture and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both DIY and professional markets under TOUGHBUILT® brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in house design team. Since launching product sales in 2013, we have experienced significant annual sales growth from approximately $1,000,000 in 2013 to over $14,000,000 in 2017 and a 2018 current runrate of $20,000,000.

Since August 2013, pursuant to a Service Agreement, we have been collaborating with Belegal, whose team of experts has provided ToughBuilt additional engineering, sourcing services and quality control support for our operations in China. Belegal assists us with supply-chain (process and operations in China) for our operations in China, among other things, facilitating the transmission of our purchase orders to our suppliers in China, conducting “in-process” quality checking and inspection, and shipping end-products manufactured in China to their final destinations. Either party, upon notice may terminate the Service Agreement. In accordance with the agreement, we pay all of the monthly costs for payroll, overhead and other operation expenses associated with the Chinese company’s activities on behalf of ToughBuilt. Our business is based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

Our current product line includes three major categories related to this field, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products.

ToughBuilt designs and manages its product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality and reliability.

Our mission consists, in part, of providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty.

Recent Business Developments

The following highlights recent developments in our business over the past three years:

●	In 2015, we entered into contractual agreements with 11 additional distributors and retailers.
●	In 2016, we entered into contractual agreements with an additional 15 distributors and retailers, and our sales increased from $8,930,178 to $9,216,863 in 2016.
●	In 2017, we entered into contractual agreements with additional 6 distributors and retailers in 2017 and our sales increased from $9,216,863 in 2016 to $14,201,836.
●	In March 2017, we leased a 9,000 square feet office facility in Lake Forest, California to be our corporate office and office for sales, research and development and administration.

Products

We create innovative products that help you build faster, build stronger and work smarter. We do this as we listen, we research how professionals work, then create tools that help them save time, save hassle and save money.

TOUGHBUILT® manufactures and distributes an array of high quality and rugged tool belts, tool bags and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications. Our line of job-site tools and material support products consist of a full line of miter-saw and table saw stands and saw horses/job site tables and roller stands. All of our products are designed and engineered in the United States and manufactured in China under our quality control supervision. We do not need government approval for any of our products.

Our soft sided tool storage line is designed for wide range of do-it-yourself and professional needs. This line of pouches and tool and accessories bags are designed to organize your tools faster and easier. Interchangeable pouches clip on and off any belt, bag ladder wall or vehicle. Our products let you carry what you want when you want it.

ToughBuilt’s wide mouth tool carry-all bags come in sizes from 12” to 30”. They all have steel reinforced handles and padded shoulder straps which allow for massive loads to be carried with ease. Rigid plastic hard-body lining protects everything inside. Double mesh pockets included inside provide complete visibility for stored items. They include a lockable zipper for added security and safety and secondary side handles for when it takes more than one to carry the load.

All of these products have innovative designs with unique features that provide extra functionality and enhanced user experience. Patented features such as our exclusive “Cliptech” mechanism incorporated in some of the products in this line are unique in these products for the industry and have distinguished the line from other similarly situated products thus we believe, increasing appeal amongst the other products of this category in the professional community and among the enthusiasts.

Soft Goods

The flagship of the product line is the Soft Goods line that consists of over 100 variations of tool pouches, tool rigs, tool belts & accessories, tools bags, totes, variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breath of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders and more.

We have a selection of over 10 models of kneepads, some with revolutionary and patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the jobsite needs. They are made with superior quality using multilevel layered construction, heavy duty webbing and abrasion-resistant PVC rubber.

Sawhorses & Work Products

The second major category consists of Sawhorses and Work Support products with their unique designs and robust construction targeted for the most discerning users in the industry. The innovative designs and construction of the more than 15 products in this category have led to the sawhorses becoming the best sellers of category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands are built to very high standards. Our sawhorse/jobsite table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all metal construction and has a compact design. These lines of products are slowly becoming the standard in the construction industry.

All of our products are designed in house with unending innovation and the highest standards to achieve features and benefits for not only the professional construction worker but for the do-it-yourself person.

Research and development expenses for the years ended December 31, 2017 and 2016 were $1,675,093 and $1,247,449, respectively, and for the six months ended June 30, 2018 and 2017 were $855,424 and $1,187,317, respectively.

Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. This approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

●	A commitment to technological innovation achieved through consumer insight, creativity and speed to market;
●	A broad selection of products in both brand and private label;
●	Prompt response;
●	Superior customer service; and
●	Value pricing

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

Market

According to “Statista & Statistic Brain” the annual revenue in the construction industry was $1.731 trillion for 2016. There was approximately $373.6 billion in home improvement sales in the U.S. in 2017 (https://www.statista.com/statistics/239753/total-sales-of-home-improvement-retailers-in-the-us/). The heavy and civil engineering industry is over $260 Billion with tools and hardware alone totaling over $60 Billion for that same time period. In 2016, there were approximately 729,000 construction companies in the United States employing more than 7.3 million employees. In addition to the construction market, our products are marketed to the “do it yourself” and home improvement market place. The home improvement industry has fared much better in the aftermath of the Great Recession then the housing market. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. And many households that might have traded up to more desirable homes during the downturn decided instead to make improvements to their current homes. Meanwhile, federal and state stimulus programs encouraged homeowners and rental property owners to invest in energy-efficient upgrades that they might otherwise have deferred. Finally, many rental property owners, responding to a surge in demand from households either facing foreclosure or nervous about buying amid the housing market uncertainty, reinvested in their units.

As a result, improvement and repair spending held up well compared to residential construction spending. According to “Expected 5.3% Growth in Home Improvement Products Market in 2018”, on www.hiri.org, the HIRI/IHS Markit forecast expects 5.3% growth in the home improvement products market in 2018 to $387 billion in total sales. ToughBuilt’s products are designed to be suited for both the construction and home improvement markets.

TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have strong placement in Home Depot, Menards, OSH, B&Q (UK), Bunning’s (Australia), Princess Auto (Canada), as well as seeking to grow our sales in global markets such as Western and Central Europe, Russia & Eastern Europe, South America and the Middle East.

Retailers by region include:

United States: Home Depot, Menards, Orchard Supply Hardware, GM products, Fire Safety, Hartville Hardware, ORR, Pooley, YOW, Wesco, Buzzi, and Western Pacific Building Materials.

Canada: Princess Auto

United Kingdom: Bryan Hyde Ltd. (selling throughout England, B&Q and online selling for Europe).

France: Birck

Australia: Bunnings, Sydney tools

New Zealand: Miter 10

Russia: LIT Trading

South Korea: Dong Shin Toolpia Co., Ltd.

Japan: Knicks

We are also seeking to expand into markets in Mexico, South and Central America, the Middle East, the UAE and South Africa.

We are currently in line reviews and discussions with Lowe’s, Home Depot Canada, Do It Best, True Value, and other major retailers around the world. A line review requires the supplier to submit a comprehensive proposal which includes product offerings, prices, competitive market studies and relevant industry trends and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among 56 targeted countries.

Innovation and Brand Strength

Management believes that the robust capabilities at ToughBuilt eclipse those of most competitors as not every distributor or factory has the ability to quickly identify industry and end user opportunities and execute quickly to deliver winning product lines consistently. Also, in our view most distributors and factories do not have a recognizable and reputable brand or the proven ability to reach major retailers globally to position their products and brands. We believe that we are able to take a design from concept to market within a very short period of time.

Product & Services Diversification

TOUGHBUILT® is a singular brand with a driven team that is poised to scale into a highly recognized global entity. We aim to grow ToughBuilt with several significant subsidiaries in the next few years to become the hub/platform for professionals, DIY’s (Do It Yourselfers) and passionate builders everywhere. Management anticipates that future subsidiaries will focus on licensing, gear, mobile, equipment rentals and maintenance services.

New Products

Tools

In 2018, we have ordered and launched new line of gloves & 28 SKU’s of tool belt and pouches. We will also launch the following tools in the second quarter of 2019:

●	Clamp line

●	Hammer line

●	Pliers line

●	Screwdriver line

●	Tape measure line

●	Utility knife Line

Mobile Device Products

Since 2013, we have been planning, designing, engineering and sourcing the development of an exciting new line of ToughBuilt mobile devices and accessories to be used in the construction industry and by building enthusiasts. We are planning to have our mobile device products ready to market by mid 2019, at which time we intend to commence marketing and selling our mobile device products to our current global customer base. We believe that the increasing numbers of companies in the construction industry are requiring their employees to utilize mobile devices not just to communicate with others but to utilize the special apps that will allow the construction worker to do their job better and more efficiently. All of our mobile devices are designed and built in accordance with IP-68 and Military Standards level of durability and with the cooperation of Foxconn Manufacturing.

Our ruggedized Mobile line of products was created to place customized technology and wide varieties of data in the palm of the building professionals and enthusiasts such as contractors, subcontractors, foreman, general laborers etc. The devices, accessories and custom apps allow the users to plan with confidence, organize faster, find labor and products faster, estimate accurately, purchase wisely, protect themselves, workers and their business, create and track invoicing faster and easier.

In the second quarter of 2019, we intend to launch our T.55 rugged mobile phone and earbud headphone, as well as a “T-Dock”, attachable battery, tri lens camera and tough Shield cover and accessories. In the third quarter of 2019, we will launch the following accessories: car charger, QI charger, car mounts and earbud pack, and we will look at sales in the following industries: construction, industrial, military and law enforcement and “.coms”.

In the third quarter of 2019, we intend to launch the following applications for our mobile phones:

1.	National building codes
2.	Inspection booking
3.	Labor ready
4.	Estimating apps & programs
5.	Structural engineers
6.	Architects
7.	Building plans
8.	Workers comp
9.	Equipment insurance
10.	Project insurance & bonds
11.	Vehicle insurance
12.	Liability insurance
13.	Umbrella insurance
14.	Collection agencies
15.	Construction loans
16.	Small business loans
17.	Job listings
18.	Tool exchange

Agreement with Foxconn

On October 18, 2016, we entered into a Project Statement of Work Agreement (“SOW”) with Hon Hai Precision Ind. Co., Ltd., a corporation organized under the law of Taiwan (referred to as “Foxconn”) to design, manufacture and supply to us a certain rugged mobile telephone (the “Product”). The Company will pay to Foxconn all fees and costs required to develop the Product. The Product will be developed by Foxconn to our specifications. We will submit to Foxconn written specifications, features and concepts required to be included in the Product. The specifications are subject to review and update by the parties and upon written approval by the parties such new or revised specifications will become part of the SOW. The SOW also provides dates for completion of deliverables, such as prototypes, “Beta” testing of the Product, sample assembly of the prototype and commencement of mass production of the Product. We may terminate the SOW at any time, in which case we must pay the costs for those portions of the development work completed by Foxconn up to the date of termination. The SOW is governed, construed and enforced in accordance with the laws of the State of California. The SOW is attached hereto as Exhibit 10.7 and is incorporated by reference herein. We have sought confidential treatment for certain terms and conditions of the SOW.

Mobile Device Market

Based upon an annual white paper published by the Mobile and Wireless Practice of Venture Development Corporation, we believe that an increasing number of companies are requiring their employees to transact business in the field and/or other non-traditional office environments. Because of this and other factors, the construction industry is accelerating its acceptance of wireless technology. We further believe that the construction industry, like other industries, will be leveraging mobile and wireless solutions to address the need for greater collaboration among a highly mobile and distributed workforce.

We believe that mobility is one of the top technology trends that construction companies are focusing on in 2018 and beyond. Mobile technology continues to have a significant impact on business, specifically with regard to business communication as this technology enhances the ability for colleagues at different locations to easily communicate, enhances customer experience through the improvement of applications and websites available to consumers to do business through their devices “at their fingertips”, and optimizes business operations as there is instant access to business functions at any time and from any location. (“Impact of Mobile Technology in Business Communication, by John Smith, dated November 19, 2016 (https://www.business2community.com/tech-gadgets/impact-mobile-technology-business-communication-01704702).

While the construction industry has widely adopted solutions such as push to talk (PTT) telephony applications, the use of mobile and wireless data applications has been limited. IT solutions in general and mobile and wireless solutions specifically have been adopted at varying degrees within organizations and to support the various phases of construction projects. Currently the business planning, engineering and procurement operations have more effectively deployed IT solutions while actual construction operations have fallen behind in IT infrastructure and field automation solutions. The construction and engineering workforce is inherently mobile. However, construction sites have never effectively leveraged (wireless) communications networks to connect these distributed and often remote workers and their assets. Nevertheless, construction project managers require real time access to a variety of information, including real time tool inventory management, raw materials deliveries, job costing, time stamping and general project management information. The challenge, however, is the lack of network access on construction sites resulting in an information bottleneck on the job site. Buoyed by advances in wireless technologies – including coverage, performance, security and cost of ownership – we believe this is becoming an issue of the past for construction operations.

Mobile Apps

We intend to include apps on our mobile devices and are developing, with a third party applications developer, apps which will include, among other things, building codes, permitting, estimating and job listings. The purposes of the apps that are being developed include:

●	To reduce construction delays. Gathering real-time information at the job site about issues such as trades and contractors present at the site, construction progress, or incidents, can reduce overall project delays. This critical information helps to bring issues to light that might put projects on hold, and keep construction on schedule.

●	To improve communication with owners and project stakeholders. Completing daily reports at the job site on mobile devices and sending automated emails can tighten the communication loop with project stakeholders. When all parties involved in the project have access to the same information at the same time, errors are reduced and issues requiring attention can be addressed faster.

●	To increase back-office efficiency. By eliminating the use of paper and spreadsheets, construction companies can save hundreds of hours spent on data entry, collating information for reporting, or looking for paperwork that has been lost or filed away. Increasing back-office efficiency allows projects to be run leaner and to be completed on time and on budget.

●	To improve accountability of field staff. Staff travel times, GPS locations and time spent on-site can all be consistently monitored with mobile apps. This improves accountability and reduces labor costs. Costs can be also reduced with mobile timesheets that record clock-in/clock-out time to the minute.

●	To improve accuracy of project documentation. Using mobile apps to capture information at the job site improves accuracy and reduces issues that arise from illegible handwriting, inconsistent data, and information gaps. Photos, GPS, time stamps and signatures captured on-site provide an accurate and indisputable audit trail for the project, delivering accountability to clients or evidence in legal disputes.

●	To improve equipment management. Construction companies that use a database-driven mobile solution can maximize the use of equipment through better management and tracking. Real-time information about maintenance schedules, availability, and equipment locations helps to improve inventory planning and use.

●	To utilize real-time mobile access to plans and bylaws. With apps that provide two-way access to information, construction companies can file electronic versions of drawings, plans or bylaws for quick offline access by teams in the field. This improves productivity and reduces the need for re-work.

Sales Strategy

The devices, accessories and bolt on digital tools will be sold through relevant home improvement big box stores, direct marketing to thousands of construction companies, direct marketing to thousands of trade/ wholesale outlets and to professional outlets.

Intellectual Property

We hold several patents and trademarks of various durations and believe that we hold or license all of the patent, trademark and other intellectual property rights necessary to conduct our business We utilize trademarks on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and our Company, and in distinguishing our goods from the goods of others. We consider our ToughBuilt®, Cliptech®, and Fearless® trademarks to be among our most valuable intangible assets. Trademarks registered both in and outside the U.S. are generally valid for ten years, depending on the jurisdiction, and are generally subject to an indefinite number of renewals for a like period on appropriate application.

We also rely on trade secret protection for our confidential and proprietary information relating to our design and processes for our products. We have entered into and will continue to enter into confidentiality, non-competition and proprietary rights assignment agreements with our employees and independent contractors. We have entered into and will continue to enter into confidentiality agreements with our suppliers.

Competition

The tool equipment and accessories industry is highly competitive on a worldwide basis. We compete with a significant number of other tool equipment and accessories manufacturers and suppliers to the construction, home improvement and Do-It-Yourself industry, many of which have the following:

●	Significantly greater financial resources than we have;

●	More comprehensive product lines;

●	Longer-standing relationships with suppliers, manufacturers, and retailers;

●	Broader distribution capabilities;

●	Stronger brand recognition and loyalty; and

●	The ability to invest substantially more in product advertising and sales.

Our competitors’ greater capabilities in the above areas enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the construction and home improvement equipment and product industries, compete effectively on the basis of price and production, and more quickly develop new products. These competitors include DeWalt, Caterpillar and Samsung Active.

Employees

As of the date of this prospectus, we have 13 full-time employees and 7 independent contractors and consultants. We also engage consultants on an as-needed basis to supplement existing staff. All of our employees, consultants and contractors that are involved with sensitive and/or proprietary information have signed non-disclosure agreements.

Description of Property

We currently lease office space at 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630 as our principal offices. We believe these facilities are in good condition and satisfy our operational requirements. We intend to seek additional leased space, which will include some warehouse facilities, as our business efforts increase.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our CEO, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian.  The motion was denied on August 29, 2018 as a result of court hearing on August 3, 2018. Although the Company and Mr. Panosian are still considering whether to appeal the Judgments, on September 13, 2018, the Company and Mr. Panosian has satisfied the Judgments by payment of $252,924.69 (which includes $10,303.48 post judgment interest) to Mr. Minassian and by issuing him shares reflecting a 7% ownership stake in the Company from management-owned shares.

As of June 30, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggregate amount of approximately $727,000. The Company is current with its payroll tax obligations for the payroll periods starting July 1, 2018 and has remitted $145,493 to the tax authorities for its current and past due payroll tax obligations since July 1, 2018. The Company is currently negotiating a payment plan with the tax authorities to remit the remaining balance of payroll taxes of $667,378 as of September 14, 2018 and intends to satisfy all obligations in full after consummation of this initial public offering, if possible, from its working capital. If we are not successful in reaching agreement with the Internal Revenue Service and/or any state taxing authorities on a payment plan, we risk legal action from those authorities from which we do not either have a plan or are able to make payment in full, and defense and costs of such actions could decrease our working capital available for operations.

MANAGEMENT

Directors and Executive Officers

The names, positions and ages of our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael Panosian	56	President, CEO & Director
Joshua Keeler	40	Vice-President - Research & Development
Zareh Khachatoorian	60	COO, Secretary & Director (resigning as Director effective as of the date of our initial listing on NASDAQ)
Manu Ohri	62	Chief Financial Officer & Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Michael Panosian, Co-Founder, President, CEO and Director

Mr. Panosian co-founded our Company in 2012 and has been our CEO, President and director since inception. In 2008, Mr. Panosian co-founded Pandun, Inc., a manufacturer and distributor of tools and tool accessories in Asia, and served as its CEO until 2012. Mr. Panosian has over 16 years of extensive experience in innovation, design direction, product development, brand management, marketing, merchandising, sales, supply chain and commercialization experience in the hardware industry. He has launched several product projects spanning several fields. Mr. Panosian has deep knowledge of doing business in China where he managed a team of over 350 engineers, industrial designers and marketing professionals while stationed in Suzhou with his team for 4 years. Mr. Panosian is a graduate of Northrop University in Aerospace engineering with numerous specializations; he holds numerous patents and trademarks that are shared with some of his colleagues at our Company and other development teams.

Joshua Keeler, Co-Founder and Vice-President Research & Development

As the Vice-President Research & Development at our Company, Mr. Keeler is responsible for all product development. Mr. Keeler co-founded our Company in 2012 and works directly with Mr. Panosian in bringing innovative ideas to market. Mr. Keeler is a graduate of Art Center College of Design with a BS in Industrial Design. Mr. Keeler has over 12 years of product development experience, working on projects spanning several fields, including: automotive, personal electronics, sporting goods and a wide expanse of tools. From 1999 to 2000 he was co-owner and vice-president of Oracle Industrial Design, Co., a private company specializing in industrial design and product development. From August 2000 to April 2004, Mr. Keeler worked for Positec Power Tool Co., a private company in Suzhou, China, designing and creating a large innovation library of numerous power tool concepts. From August 2005 to April 2008, Mr. Keeler was the chief designer for Harbinger International, Inc. From August 2008 to April 2012, he was chief designer for Pandun Inc, specializing in innovative tools and supporting products. He has lived in China and has extensive experience working directly with manufacturers to get designs into production.

Zareh Khachatoorian, Chief Operating Officer, Secretary and Director

Mr. Khachatoorian has over 30 years of experience in the realms of corporate purchasing, product development, merchandising and operations. Prior to joining ToughBuilt in January 2016, Mr. Khachatoorian was the President of Mount Holyoke Inc. in Northridge California, starting in May 2014. Mr. Khachatoorian led Mount Holyoke Inc. in the servicing of its entire import and distribution operations. From August 2008 to April 2014, Mr. Khachatoorian served as the Vice President of Operations at Allied International (“Allied”) in Sylmar, California. At Allied, Mr. Khachatoorian was responsible for the management of overseas and domestic office employees and departments involved in the areas of procurement and purchasing, inventory management, product development, engineering, control and quality assurance, and other related areas. Mr. Khachatoorian holds a Bachelor of Science degree in Industrial Systems Engineering from the University of Southern California. Additionally, Mr. Khachatoorian has been credited as the inventor or co-inventor of more than twenty issued patents, as well as several pending patents with the United States Patent and Trademark Office (USPTO). Mr. Khachatoorian is fluent in Armenian and Farsi.

Effective as of the date of our initial listing on NASDAQ, Mr. Khachatoorian will resign as a director but remain our Chief Operating Officer and Secretary.

Manu Ohri, Chief Financial Officer and Director

Mr. Ohri has over 30 years of hands-on experience in financial management and business leadership and working with board of directors and financial institutions. Mr. Ohri has assisted several public companies in the areas of compliance with US and international financial accounting and reporting standards, investor relations, mergers and acquisitions, strategic planning, team-building and project management. Since January 2017, Mr. Ohri has been our Chief Financial Officer and a member of our Board of Directors. From January 2010 to December 2016, Mr. Ohri worked as a management consultant and independent business advisor providing consulting services to privately-held and publicly traded companies. From January 2007 to December 2009, Mr. Ohri served as the Chief Financial Officer and a member of the Board of Directors of a publicly listed full service financial media company, focused on developing tools and applications that enabled retail investors to collaborate directly with publicly traded companies. From May 2002 to December 2006, Mr. Ohri served as the Chief Financial Officer and a member of the Board of Directors of a publicly traded international telecom operator and enabler/systems integrator to the multi-media industry in the USA, Europe, Asia Pacific and the Middle East, providing traditional telecom, voice over internet protocol, media streaming services, including billing and collections primarily to the business-to-business community within the global telecommunications market. Mr. Ohri is a Certified Public Accountant and Chartered Global Management Accountant with over seven years of experience with Deloitte, LLP and PriceWaterhouseCoopers, LLP. Mr. Ohri earned Master’s Degree in Business Administration from the University of Detroit.

Independent Directors (effective as of the date of our initial listing on NASDAQ)

The names, positions and ages of our independent directors (as defined by NASDAQ and SEC rules) as of the date of our initial listing on NASDAQ are as follows:

Name	Age	Position
Robert Faught	70	Director
Paul Galvin	55	Director
Frederick D. Furry	50	Director

Robert Faught, Director

As a global senior executive and CEO, Mr. Faught held leadership positions for Fortune 500 companies including Comcast, and Phillips/Lucent. He was the founder and CEO of SmartHome Ventures, a home automation company servicing retail, utility, insurance and telephony distribution channels and their customers. In these leadership roles, he led the development and implementation of the strategic vision throughout the organization, recruited senior talent, led leadership development and oftentimes, oversaw a realignment of senior roles where some executives were outplaced. At Faught Associates, he offers consulting, executive search, leadership development and outplacement to bring an exceptional leadership and performance direction that provides growth and internal development.

From January 2014 to January 2016 he was the President and Chief Executive Officer of SmartHome Ventures and has served on its Board since January 2016.

Paul Galvin, Director

Paul M. Galvin was appointed as a director and the Chief Executive Officer of SG Blocks, Inc. upon consummation of the reverse merger among CDSI Holdings Inc., CDSI Merger Sub, Inc., SG Blocks, and certain stockholders of SG Blocks on November 4, 2011 (the “Merger”). Mr. Galvin is a founder of SGBlocks, LLC, the predecessor entity of SGB. He has served as the Chief Executive Officer of SGB and its predecessor entity since 2008. Mr. Galvin has been a managing member of TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SGB, since October 2007. Mr. Galvin brings over 20 years of experience developing and managing real estate, including residential condominiums, luxury sales, and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing, and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the board of directors of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award. The Company believes he is well suited to sit on its Board due to Mr. Galvin’s pertinent experience, qualifications, attributes, and skills which include his managerial experience and the knowledge and experience he has attained in the real estate industry.

Frederick D. Furry, Director

Mr. Furry is currently the CFO at Luminance Holdco, Inc. and Subsidiaries. Luminance is a private-equity backed designer, custom manufacturer, and distributor of lighting hardware, fixtures, lamps, ceiling fans, lamp parts, and plumbing parts. Headquartered in Los Angeles, California, Luminance has distribution centers located in California, New York, Texas, and Illinois and a wholly-owned foreign enterprise located in Dongguan, China. Prior to Luminance, from 2016 to 2018, Mr. Furry was the CFO at Cunico Corporation, a closely-held, mid-sized manufacturing company based in Long Beach, California. Cunico provides specialty fittings and parts to the US Navy, primarily for nuclear submarines and aircraft carriers. From 2011 to 2015, Mr. Furry was the CFO and COO at Biolase (NASDAQ:BIOL). Biolase is a high-tech, medical device manufacturer of dental lasers located in Irvine, California, that sells its products directly in North America and certain international markets and distributes its products in over 60 international markets. As COO, Mr. Furry initiated the turnaround of failing business and restructured several aspects of the business.

From 1998 to 2010, Mr. Furry was at Windes, a regional public accounting firm based in Southern California, where he served as an Audit Partner and worked with over 25 public and private companies in the middle market with revenues ranging from $20 million to $600 million.

During his 20-year tenure in public accounting, Mr. Furry helped his clients with countless complex technical issues and transactions, including four IPOs, three reverse mergers, well over a dozen M&A transactions, and several leveraged ESOPs.

Mr. Furry has a Master’s of Business Administration degree and a Bachelor’s of Science in Business Administration from the University of California, Riverside and is a Certified Public Accountant (inactive). Mr. Furry’s long experience with public companies and as a financial executive are qualifications which make him an ideal Board member for the Company.

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have no independent directors, though we are in the process of identifying suitable candidates.

Family Relationships

There are no family relationships among any of our officers or directors.

Board Committees

Our Board of Directors has no standing committees. In connection with our application to list our common stock on NASDAQ, we have identified and appointed the requisite number of independent directors required under the NASDAQ listing rules and to establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors, all effective as of the date of our initial listing on NASDAQ. We do not intend to take advantage of any transition periods permissible under the NASDAQ rules.

Audit Committee

Our Audit Committee will be comprised of three individuals, each of whom will be an independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee will be comprised of three individuals, each of whom will be an independent director, all effective as of the date of our initial listing on NASDAQ.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will be comprised of three individuals, each of whom will be an independent director, all effective as of the date of our initial listing on NASDAQ.

The Nominating and Corporate Governance Committee will be charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee will also have the authority to oversee the hiring of potential executive positions in our Company. The Nominating and Corporate Governance Committee will have a charter (which will be reviewed annually) and perform several functions.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board of Directors has determined that Frederick Furry, Paul Galvin and Robert Faught are “independent directors” as defined in the NASDAQ Listing Rules and Rule 10A-3 promulgated under the Exchange Act.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following the consummation of this offering, we will post a current copy of the code on our website, www.toughbuilt.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Indemnification of Officers and Directors

Chapter 78 of the Nevada Revised Statutes (NRS) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Since our common stock is not yet registered under Section 12 of the Exchange Act, our directors and executive officers and persons who beneficially own more than 10% of our common stock are not required to file with the Commission various reports as to their ownership of and activities relating to our common stock.

EXECUTIVE COMPENSATION

The following table summarizes compensation of our named executive officers, as of December 31, 2017 and 2016.

Summary Compensation Table

(1)

Name and position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Non-qualified Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)

Michael Panosian	2017	350,000	(1)	50,000	-	448,861	-	-	-	-	848,861
Chief Executive Officer	2016	-		-	-	-	-	-	-	200,801	200,801

Joshua Keeler	2017	250,000	(2)	35,000	-	-	-	-	-	-	285,000
Vice President - R&D	2016	12,000		-	-	-	-	-	-	111,000	123,000

Zareh Khachatoorian	2017	180,000	(3)	-	-	-	-	-	-	-	180,000
Chief Operating Officer	2016	23,667		3,000	-	-	-	-	-	112,743	139,410

Manu Ohri	2017	250,000	(4)	-	-	-	-	-	-	-	250,000
Chief Financial Officer**	2016	-		-	-	-	-	-	-	142,140	142,140

(1) Includes $116,000 of salary deferred

(2) Includes $109,600 of salary deferred

(3) Includes $18,000 of salary deferred

(4) Includes $25,000 of salary deferred

(5) Compensation paid as independent contractor.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our named executive officers, as described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement.

Employment Agreement with Michael Panosian

We entered into an employment agreement with Mr. Panosian on January 3, 2017 that governs the terms of his employment with us as President and Chief Executive Officer. Under the terms of this agreement, Mr. Panosian received a “sign-on-bonus’ of $50,000. The term of the agreement is for five years and Mr. Panosian is entitled to an annual base salary of $350,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. Mr. Panosian was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share. The employment agreement also entitles Mr. Panosian to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Employment Agreement with Josh Keeler

We entered into an employment agreement with Mr. Keeler on January 3, 2017 that governs the terms of his employment with us as Vice President of Research & Development. Under the terms of this agreement, Mr. Keeler received a “sign-on-bonus’ of $35,000. The term of the agreement is for five years and Mr. Keeler is entitled to an annual base salary of $250,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment Agreement also entitles Mr. Keeler to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Potential Payments to Messrs. Panosian and Keeler upon Termination or Change in Control

Pursuant to the employment agreements, regardless of the manner in which Messrs. Panosian and Mr. Keeler’s service terminates, each executive officer is entitled to receive amounts earned during his term of service, including salary and other benefits. In addition, each of them is eligible to receive certain benefits pursuant to his agreement with us described above.

The Company is permitted to terminate the employment of Mr. Panosian and Mr. Keeler for the following reasons: (1) death or disability, (2) Termination for Cause (as defined below) or (3) for no reason.

Each such officer is permitted Termination for Good Reason (as defined below) of such officer’s employment. In addition, each such officer may terminate his or her employment upon written notice to the Company 90 days prior to the effective date of such termination.

In the event of such officer’s death during the employment period or a termination due to such officer’s disability, such officer or his or her beneficiaries or legal representatives shall be provided the sum of (a) an amount equal to two times the officer’s then prevailing base salary and (b) the bonus that would have been payable to such officer subject to any performance conditions and (c) certain other benefits provided for in the employment agreement.

In the event of such officer’s Termination for Cause by the Company or the termination of such officer’s employment as a result of such officer’s resignation other than a Termination for Good Reason, such officer shall be provided certain benefits provided in the employment agreement and payment of all accrued and unpaid compensation and wages, but such officer shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

Under the employment agreements, “Cause” means: such officer willfully engages in an act or omission which is in bad faith and to the detriment of the Company, engages in gross misconduct, gross negligence, or willful malfeasance, in each case that causes material harm to the Company, breaches this Agreement in any material respect, habitually neglects or materially fails to perform his duties (other than any such failure resulting solely from such officer’s physical or mental disability or incapacity) after a written demand for substantial performance is delivered to such officer which identifies the manner in which the Company believes that such officer has not performed his duties, commits or is convicted of a felony or any crime involving moral turpitude, uses drugs or alcohol in a way that either interferes with the performance of his duties or compromises the integrity or reputation of the Company, or engages in any act of dishonesty involving the Company, disclosure of Company’s confidential information not required by applicable law, commercial bribery, or perpetration of fraud; provided, however, that such officer shall have at least forty-five (45) calendar days to cure, if curable, any of the events which could lead to his termination for Cause.

Under the employment agreements, “Termination for Good Reason” means any of the following that are undertaken without the officer’s express written consent: (i) the assignment to such officer of principal duties or responsibilities, or the substantial reduction of such officer’s duties and responsibilities, either of which is materially inconsistent with such officer’s position as President and Chief Executive Officer of the Company and Director of design and Development, respectively; (ii) a material reduction by the Company in such officer’s annual Base Salary, except to the extent the salaries of other executive employees of the Company and any other controlled subsidiary of the Company are similarly reduced; (iii) such officer’s principal place of business is, without his consent, relocated by a distance of more than thirty (30) miles from the center of Glendale, California; or (iv) any material breach by the Company of any provision of this Agreement.

Involuntary Termination other than for Cause, Death or Disability or Voluntary Termination for Good Reason Following a Change of Control. If, within twenty-four (24) months following a Change of Control, the officer’s employment is terminated involuntarily by the Company other than for Cause, death, or Disability or by such officer pursuant to a Voluntary Termination for Good Reason, and such officer executes and does not revoke a general release of claims against the Company and its affiliates in a form acceptable to the Company, then the Company shall provide such officer with, among other benefits, a lump sum payment in the amount equal to four times such officer’s then prevailing base salary in the case of Mr. Panosian and three times such officer’s then prevailing base salary in the case of Mr. Keeler, plus the officer’s target for the annual short term incentive portion of the corporate bonus program for such year as in effect immediately prior to such termination, in addition to any other earned but unpaid base salary or vacation pay due through the date of such termination, as well as a pro rata portion of the executive’s annual short term incentive portion of the corporate bonus program for such year (if any) and a pro rata portion of the executive’s long term incentive portion of the corporate bonus program (if any).

Employment Agreement with Zareh Khachatoorian

We entered into an employment agreement with Mr. Khachatoorian on January 3, 2017 that governs the terms of his employment with us as Chief Operating Officer and Secretary. The term of the agreement is for three years and Mr. Khachatoorian is entitled to an annual base salary of $180,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment Agreement also entitles Mr. Khachatoorian to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

The Company is permitted to terminate the employment of Mr. Khachatoorian for the following reasons: (1) death or disability, (2) Termination for Cause (as defined above) or (3) for no reason. In the event of Mr. Khachatoorian’s (i) death or disability, or (ii) Termination for Cause by the Company, Mr. Khachatoorian or his beneficiaries or legal representatives shall be entitled to payment for all accrued and unpaid compensation and wages and in addition pay to Mr. Khachatoorian a sum equivalent to one month’s salary, but shall have no right to compensation or benefits for any period subsequent to the effective date of his death or disability.

In the event of the termination of Mr. Khachatoorian’s employment for Good Reason, he shall be provided certain benefits listed in the employment agreement and payment of all accrued and unpaid compensation and wages, but executive shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

Employment Agreement with Manu Ohri

We entered into an employment agreement with Mr. Ohri on January 3, 2017 that governs the terms of his employment with us as Chief Financial Officer of the Company. The term of the agreement is for three years and Mr. Ohri is entitled to an annual base salary of $250,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment agreement also entitles Mr. Ohri to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

The Company is permitted to terminate the employment of Mr. Ohri for the following reasons: (1) death or disability, (2) Termination for Cause (as defined above) or (3) for no reason. In the event of Mr. Ohri’s (i) death or disability, or (ii) Termination for Cause by the Company, Mr. Ohri or his beneficiaries or legal representatives shall be entitled to payment for all accrued and unpaid compensation and wages and in addition pay to Mr. Ohri a sum equivalent to one month’s salary, but shall have no right to compensation or benefits for any period subsequent to the effective date of his death or disability.

In the event of the termination of Mr. Ohri’s employment for Good Reason, he shall be provided certain benefits listed in the employment agreement and payment of all accrued and unpaid compensation and wages, but executive shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

Outstanding Equity Awards at December 31, 2017

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Michael Panosian	31,250	93,750	93,750	10.00	-
Joshua Keeler	-	-	-	-	-
Zareh Khachatoorian	-	-	-	-	-
Manu Ohri	-	-	-	-	-

2016 Stock Option Plan

On July 16, 2016, our Board of Directors and a majority of the holders of our then outstanding shares of our common stock adopted our 2016 Equity Incentive Plan, which we refer to as the Plan. There are currently 875,000 shares of common stock issued or reserved for issuance under the Plan. There are no options or other awards issued which do not fall under the Plan.

The following table provides information with respect to options outstanding under our Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,000,000	$10.00	875,000
Equity compensation plans not approved by security holders	-	-	-
Total	1,000,000	$10.00	875,000

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The Plan will be administered by the Compensation Committee of our Board of Directors, once established, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”); (ii) share appreciation rights (“SARs”); (iii) restricted shares, restricted share units (which are shares granted after certain vesting conditions are met) and unrestricted shares; (iv) deferred share units; and (v) performance awards.

2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan was adopted in addition to the existing 2016 Stock Equity Incentive. The awards per 2018 Plan may be granted through June 30, 2023 to the Company’s employees, consultants, directors and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved to increase the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. As of September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan have been granted to the employees and officers 25% vesting immediately on the date of grant and 25% vesting each year thereafter on the anniversary of the grant date.

In connection with the administration of our Plans, our Compensation Committee will:

●	determine which employees and other persons will be granted awards under our Plans;

●	grant the awards to those selected to participate;

●	determine the exercise price for options; and

●	prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

Our Compensation Committee will: (i) interpret our Plans; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our Plans.

The Plans provide that in the event of a change of control event, the Compensation Committee or our Board of Directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board of Directors may amend our Plans at any time. However, without shareholder approval, our Plan may not be amended in a manner that would:

●	increase the number of shares that may be issued under the Plans;

●	materially modify the requirements for eligibility for participation in the Plans;

●	materially increase the benefits to participants provided by the Plans; or

●	otherwise disqualify the Plans for an exemption under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under the Plans may not be impaired or affected by any amendment of the Plans, without the consent of the affected grantees.

Non-Employee Director Remuneration Policy

Our Board of Directors has adopted the following non-employee director remuneration policy:

Stock and Option Awards

Each of our non-employee directors may receive up to 50,000 options to purchase shares of common stock (which we refer to as the Annual Director Options) for each fiscal year. The Annual Director Options will be confirmed (together with the exercise price for such options) at the first meeting of our Board of Directors for each fiscal year and shall vest quarterly in arrears. Annual Director Options shall have ten year term and shall be issued under the Plan.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our Company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board of Directors shall be entitled to a prorated portion (based on months to be served in the fiscal year in which they join) of cash and stock options or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

Director Compensation

No annual compensation was paid to our employee directors for the fiscal year ended December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of September 20 , 2018 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o ToughBuilt Industries, Inc., 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630.

		Options
		Granted vested				Percentage
		within	Class B			Beneficially Owned
	Common Shares	60 days of offering	Convertible Pref. Shares	Warrants	Total	Before Offering	After Offering (1)
Directors and Officers:
Michael Panosian	1,841,204	81,250	0	0	1,922,454	40.28%	%
Joshua Keeler	541,445	50,000	0	0	591,445	12.39%	%
Zareh Khachatoorian	40,834	27,500	0	0	68,334	1.43%	%
Manu Ohri	88,750	27,500	1,500	1,500	119,250	2.50%	%
All Officer and Directors as a Group (4 persons)	2,512,233	186,250	1,500	1,500	2,701,483	56.61%	%

(1)

Percentage ownership is based on 4,772,234 shares of our common stock and Class B Convertible Preferred Stock on an as converted basis outstanding as of September 17, 2018 and, for each person or entity listed above, warrants or options to purchase shares of our common stock which are exercisable within 60 days of the date of this prospectus.

(2)	Percentage ownership is based on ___________ shares of our common stock outstanding assuming completion of the offering in which ___________shares of common stock are issued and all the Class B Convertible Preferred Stock is converted at $ _______ per share and, for each person or entity listed above, warrants or options to purchase shares of our common stock which are exercisable within 60 days of the date of this prospectus.

		Options
		Granted
		vested				Percentage
		within	Class B			Beneficially Owned
	Common Shares	60 days of offering	Convertible Pref. Shares	Warrants	Total	Before Offering	After Offering (1)
5% or Greater Beneficial Owners:
Michael Panosian	1,841,204	81,250	0	0	1,922,454	40.28%		%
Joshua Keeler	541,445	50,000	0	0	591,445	12.39%		%

(1)	Percentage ownership is based on 4,772,234 shares of our common stock outstanding as of September 17, 2018 and, for each person or entity listed above, warrants or options to purchase shares of our common stock which are exercisable within 60 days of the date of this prospectus.
(2)	Percentage ownership is based on ___________shares of our common stock outstanding assuming completion of the offering in which ___________ shares of common stock are issued and all the Class B Convertible Preferred Stock is converted at $10.00 per share and, for each person or entity listed above, warrants or options to purchase shares of our common stock which are exercisable within 60 days of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

At present, while the policy has been established, our Board of Directors does not yet include any independent members and therefore no one has been appointed to the Nominating and Corporate Governance Committee. As a result, our Chief Financial Officer, Manu Ohri, must present information regarding a proposed related-party transaction to our Board of Directors. Under the policy, where a transaction has been identified as a related-party transaction, Mr. Ohri must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Other than as disclosed below, during the last two fiscal years, there have been no related party transactions.

On March 4, 2014, Mr. Panosian made cash advances of $12,500 to the Company for its working capital requirements. Advances made by Mr. Panosian were unsecured, non-interest bearing and due on demand without specific repayment terms. The advances were repaid in full by the Company in multiple payments during the three months ended March 31, 2016.

On April 26, 2016, September 1, 2016 and October 5, 2016, Mr. Ohri loaned our Company an aggregate of $130,000. Pursuant to the terms of the promissory notes, the loans were to be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loans were repaid on October 18, 2016. In May 2017, we executed three unsecured promissory notes with Mr. Ohri totaling $400,000, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. On June 1, 2018, the maturity date of these promissory notes was extended to September 1, 2018. On August 30, 2018, the maturity date of these promissory notes was further extended to September 30, 2018.

On May 10, 2016, Mr. Khachatoorian loaned our Company an aggregate of $170,000. Pursuant to the terms of the Promissory Note, the loan was to be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loan was repaid on October 18, 2016.

The Company engaged an independent consultant in December 2015 at $7,000 per month, for a one-year term, renewable annually, to consult with the officers and employees of the Company concerning matters relating to the management, business development and marketing of the Company, and generally any matters arising out of the business affairs of the Company. This agreement has been extended verbally on a month to month basis at $7,000 per month.

Our general counsel was engaged by the Company from February 2016 to March 2017 to manage our legal and corporate governance affairs, and he was paid $62,000 for his services.

DESCRIPTION OF OUR SECURITIES

General

We are authorized to issue two classes of stock. The total number of shares of stock that we are authorized to issue is one hundred and five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock, $0.0001 par value and five million (5,000,000) shares of preferred stock, $0.0001 par value.

Common Stock

As of the date of this prospectus, we had 3,679,500 shares of common stock issued and outstanding.

Voting

The holders of the common stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There is no cumulative voting. The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of common stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Class B Convertible Preferred Stock

We issued shares of Class B Convertible Preferred Stock and warrants, which we refer to as the “Class B Warrants”, in a private offering that was consummated in October of 2016, or the October 2016 Private Placement and in the March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing.

Mandatory Conversion

Upon (i) a Qualified IPO or (ii) a Non-Qualified IPO (collectively with the Qualified IPO, a “Public Offering”), the Class B Convertible Preferred Stock will be automatically converted into that number of shares of common stock and Common Stock Equivalents, if any, issued in the Public Offering determined by dividing the Stated Value of the Class B Convertible Preferred Stock by the then applicable Conversion Price (each as defined below, as applicable). “Common Stock Equivalents” shall mean any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock.

For the avoidance of doubt, upon the consummation of a Public Offering consisting of shares of common stock and Common Stock Equivalents, if any (the “Offering Units”), each share of Class B Convertible Preferred Stock not previously converted into shares of common stock shall automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to us or our transfer agent, be converted into Offering Units determined by dividing the Stated Value of such share of Class B Convertible Preferred Stock by the then applicable Conversion Price.

“Conversion Price” shall mean a per share price (in each case subject to anti-dilution adjustment as provided below) equal to, in the case of: (i) a Qualified IPO (as defined below), the lesser of (A) $10.00 per Offering Unit (as may be adjusted) and (B) seventy percent (70%) of the offering price per unit of Offering Units in such Qualified IPO; or (ii) a Non-Qualified IPO (as defined below), fifty percent (50%) of the lesser of (A) $10.00 per Offering Unit (as may be adjusted) and (B) the offering price per Offering Unit in such Non-Qualified IPO.

“Qualified IPO” shall mean the closing of a firm commitment underwritten public offering of shares of common stock which results in the common stock being traded on a national securities exchange.

“Non-Qualified IPO” shall mean the closing of an initial public offering of shares of common stock that is not a Qualified IPO which results in the common stock being traded on the OTCQX or OTCQB operated by OTC Markets Group, Inc.

Optional Conversion

The holders of the Class B Convertible Preferred Stock have the right to convert such shares at any time into Offering Units at the then applicable Conversion Price. For purposes of an optional conversion absent an automatic conversion on the terms described above, the conversion price shall be a per share price equal to $10.00 per share, as may be adjusted.

Anti-dilution Provisions

The Conversion Price of the Class B Convertible Preferred Stock is subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the common stock. The Conversion Price of the Class B Convertible Preferred Stock is subject to “full-ratchet” anti-dilution if our Company consummates (i) an initial public offering of common stock or (ii) a subsequent sale of common stock (or securities exercisable for or convertible into common stock) prior to an initial public offering of common stock, in each case at a purchase price per share of common stock (or, with respect to securities exercisable for or convertible into common stock, having an exercise or conversion price per share of common stock) less than $10.00 per share.

Optional Redemption

The Class B Convertible Preferred Stock are subject to redemption in cash at the option of the holders thereof at any time after October 17, 2018 in an amount per share equal to 120% of the greater of (a) the stated value and (b) the fair market value of such Class B Convertible Preferred Stock. Funds available for redemption will be paid prior to any payment to any holder of any other class or series of capital stock.

Voting Rights

The Class B Convertible Preferred Stock will vote together with the common stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each Class B Convertible Preferred Stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such Class B Convertible Preferred Stock.

Ranking

The Class B Convertible Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to (A) all classes of common stock, and (B) any other class or series of our capital stock hereafter created that specifically subordinates such class or series to the Class B Convertible Preferred Stock and (ii) pari passu with any other class or series of our capital stock hereafter created that specifically ranks such shares on parity with the Class B Convertible Preferred Stock.

Class A Warrants

We issued Class A Warrants in a private offering that was consummated in January of 2016. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at a price of $12.00 per share, through and including December 31, 2018.

The Class A Warrants are redeemable by us, upon thirty (30) days’ notice, at a price of $0.60 per Class A Warrant, provided the average of the closing bid price of the common stock, as reported by NASDAQ or the average of the last sale price if the common stock is then listed on the NASDAQ or another national securities exchange, shall exceed $24.00 per share (subject to adjustment) for 10 consecutive trading days prior to the third day preceding the date on which we give notice of redemption. The holders of Class A Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of common stock or other securities issuable on exercise of the Class A Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our Company. However, no Class A Warrant is subject to adjustment for issuances of common stock at a price below the exercise price of that Class A Warrant.

No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant holder exercises all Class A Warrants then owned of record by that holder, we will pay to such Class A Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

As of the date of this prospectus, 61,083 Class A Warrants are issued and outstanding.

Class B Warrants

We issued Class B Warrants in connection with the October 2016 Private Placement, March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing as described above.

Each Class B Warrant entitles the holder thereof to purchase one share of common stock at a price of $10.00 per share, through and including May 15, 2023.

The exercise price and number of shares of common stock or other securities issuable on exercise of the Class B Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our Company. The exercise price will also be subject to adjustment upon any dilutive event until and including the consummation of an offering, such that the exercise price then in effect shall be reduced to an exercise price equal to 120% of the as-adjusted Conversion Price. Simultaneously with any such adjustment to the exercise price, the number of securities that may be purchased upon exercise of the Class B Warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of securities shall be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise). If the Company completes a Qualified IPO or Non-Qualified IPO in which Common Stock Equivalents are issued in addition to shares of common stock (whether combined as a unit or issued separately), then upon exercise of the Class B Warrant, the underlying warrant shares will automatically convert into Offering Units on a one-for-basis.

No fractional shares of Common Stock will be issued upon the exercise of the Class B Warrants, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

As of the date of this prospectus, 265,500 Class B Warrants are issued and outstanding.

Placement Agent Warrants

We have issued warrants to the placement agent in our (i) October 2016 Private Placement, whereby each warrant entitled the holder thereof to purchase one share of common stock at a price of $12.00 per share, through and including October 17, 2021, and (ii) March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing whereby each warrant entitled the holder thereof to purchase one share of common stock at a price of $12.00 per share, through and including September 4, 2023. The exercise price and number of shares of common stock or other securities issuable on exercise of such warrants are subject to customary adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our Company. As of the date of this prospectus, 45,775 warrants have been issued to the placement agent as described above and are outstanding.

Underwriter’s Warrants

We have agreed to issue to the underwriter in this offering warrants to purchase up to 150,000 shares of our common stock, with a per share exercise price equal to 125% of the initial public offering price per share of common stock. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). See “Underwriting — Representative’s Warrants” section of this prospectus for a description of these warrants.

Securities Offered in this Offering

We are offering 2,142,857 Class A Units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock. The share of common stock and accompanying common warrant included in each unit will be issued separately. Units will not be issued or certificated. We are also registering the shares of common stock included in the units and the shares of common stock issuable from time to time upon exercise of the warrants included in the units offered hereby. The description of our common stock is set forth above in this section. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the warrants is $8.75 per share or 125 % of public offering price of the unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for the listing of the warrants offered in this offering on The NASDAQ Capital Market under the symbol “TBLTW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The warrants will be issued in registered form under a warrant agency agreement between VStock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors and approved by the shareholders on July 6, 2016. As of the date of this Prospectus, the Board approved and granted to the Chief Executive Officer an option to purchase 125,000 shares of the Company’s common stock under the 2016 Plan.

Stock Subject to the 2016 Plan. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). Substitute awards (awards made or shares issued by our Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by us or any subsidiary of ours or with which we or any subsidiary combines) will not reduce the shares authorized for grant under the 2016 Plan, nor will shares subject to a substitute award be added to the shares available for issuance or transfer under the 2016 Plan.

We and Joseph Gunnar have agreed that for so long as any Class B Convertible Preferred Stock remain issued and outstanding, we may issue no more than 375,000 shares of common stock (or awards that are convertible into or exercisable or exchangeable for shares of common stock in such amount) under the 2016 Plan.

Awards under the Plan. The 2016 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow us to adapt our incentive compensation program to meet our needs in the changing business environment in which we operate.

Eligibility. Incentive Stock Options may be granted only to our employees. All other awards may be granted to our employees, consultants, directors and non-employee directors, provided that such consultants, directors and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. No employee will be eligible to receive more than 125,000 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of awards.

Term. The 2016 Plan is effective July 6, 2016 and awards may be granted through July 5, 2026. No awards may be granted under the 2016 Plan subsequent to that date. The Board may suspend or terminate the 2016 Plan without shareholder approval or ratification at any time or from time to time.

2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan was adopted in addition to the existing 2016 Stock Equity Incentive. The awards per 2018 Plan may be granted through June 30, 2023 to the Company’s employees, consultants, directors and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 2,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved to increase the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. On September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan have been granted to the employees and officers of the Company.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 855-9VSTOCK.

Listing

We have applied to have our common stock listed on NASDAQ under the symbol “TBLT.” In conjunction therewith, we also intend to apply to have the warrants listed on The NASDAQ Capital Market under the symbol “TBLTW”. No assurance can be given that our application will be approved.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of September 17, 2018, upon the completion of this offering we will have [ ] shares of common stock outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional shares of common stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144 The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of common stock for at least six months but who are affiliates of our Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of common stock then outstanding; and

●	if the shares of common stock are then traded on a national securities exchange, the average weekly trading volume of shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Options, Warrants and Convertible Securities

As of June 30, 2018, options to purchase a total of 125,000 shares of common stock were outstanding, of which 31,250 options were vested. Upon the exercise of outstanding options, 125,000 shares will become eligible for sale subject to Rule 144.

As of June 30, 2018, 412,875 shares of common stock issuable upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $10.00 per share;

As of June 30, 2018, warrants to purchase a total of 364,859 shares of common stock were outstanding. Upon the exercise of outstanding warrants, 364,859 shares will become eligible for sale subject to Rule 144.

As of June 30, 2018, there were 658,501 shares of common stock issuable upon the conversion of an outstanding convertible debt instrument at an assumed conversion price of $10.00 per share. The debenture is convertible into the number of shares of our common stock equal to (i) at the investor’s option, the quotient obtained by dividing $6,300,210, and any accrued interest thereon, by $10.00 or (ii) upon the listing of our common stock on a national securities exchange through an initial public offering, 120% of the price at which our shares of common stock are offered in this prospectus.

Lock-Up Agreements

Our directors and executive officers have agreed with the underwriter that for a period of 270 days after the date of this prospectus, and our shareholders have agreed for a period of 180 days after the date of this prospectus, except with the prior written consent of the representative and subject to specified exceptions, we or it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock. Following the expiration of the lock-up agreements, shares will become eligible for sale subject to Rule 144.

UNDERWRITING

Maxim Group LLC (the “Representative”) and Joseph Gunnar & Co., LLC are acting as the underwriters. We have entered into an underwriting agreement dated ______________ with the Representative and Joseph Gunnar & Co., LLC. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Class A Units listed next to its name in the following table:

Number of Class A Units
Maxim Group LLC
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all of the Class A Units offered by us other than those covered by the over-allotment option described below, if it purchases any Class A Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Class A Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional (i) 321,429 units or (ii) if Maxim Group LLC determines that the units shall detach and our shares of common stock and the warrants underlying the units shall begin to trade separately during such 45-day period, an additional 321,429 shares of common stock at a price of $6.99 per share and/or 321,429  additional warrants at a price of $0.01 per warrant less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Discounts

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Unit	Without Option	With Option
Public offering price	$7.00	$15,000,000	$17,250,000
Underwriting discounts and commissions (7%)	$0.49	$1,050,000	$1,207,500
Non-accountable expense allowance (1%)(1)	$0.07	$150,000	$150,000
Proceeds, before expenses, to us	$6.44	$13,800,000	$15,892,500

(1)	The non-accountable expense allowance of 1% is not payable with respect to the shares and/or warrants sold upon exercise of the underwriters’ over-allotment option.

The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the units to other securities dealers at such price less a concession of $ per unit. If all of the units offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the public offering price at the closing, excluding the over-allotment option. We have paid an expense deposit of $25,000 to the Representative, which will be applied against such non-accountable expense allowance as a reasonable advance against out-of-pocket accountable expenses anticipated to be incurred by the Representative. The advance will be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(c).

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel; (d) up to $20,000 of the Representative’s actual accountable road show expenses for the offering; and (e) fees for underwriter’s counsel, not to exceed $75,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $1,437,500 .

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and our shareholders, have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of our Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 270 days from the date of this prospectus (except that for our shareholders, the "lock-up" period is 180 days).

Representative’s Warrants

We have agreed to issue to the Representative warrants to purchase up to a total of shares of common stock (5% of the shares of common stock sold in this offering, excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Right of First Refusal

Until 12 months after the closing date of the offering, the Representative will have a right of first refusal to act as lead underwriter for any future public or private equity (a “Subject Transaction”) offering during such 12-month period.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of Class A Units to the underwriter and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Determination of the Initial Public Offering Price

Prior to this offering, there has been no public market for our securities. The initial public offering price was determined through negotiations between us and the Representative. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

●	the information included in this prospectus and otherwise available to the Representative;

●	the valuation multiples of publicly traded companies that the Representative believes to be comparable to us;

●	our financial information;

●	our prospects and the history and the prospects of the industry in which we compete;

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common stock may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

●

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

In October 2016, we entered into a Securities Purchase Agreement with Hillair Capital Investments L.P. (“Hillair”), pursuant to which we issued and sold to Hillair, for an aggregate purchase price of $5,000,000, (i) the Hillair Debenture, in an original principal amount of $6,300,210, convertible into shares of our common stock in accordance with the terms of the Hillair Debenture, (ii) 84,375 Class B Convertible Preferred Stock, convertible into shares of our common stock in accordance with the terms of the Class B Convertible Preferred Stock Certificate of Designation and (iii) 63,000 Class B Convertible Preferred Stock to Hillair for debt modification. Upon the redemption of approximately $[•] in principal amount plus accrued interest of the Hillair Debenture with the proceeds of this offering, we will have a remaining payoff amount to Hillair equal to $[•].

Effective August 31, 2017, Hillair transferred a portion of the convertible debenture to a third party. As a result of the transfer, the convertible debenture was bifurcated into two debentures in the principal amounts of $3,784,230 and $1,915,770, respectively. All the terms and conditions of convertible debentures remain the same in the two replacement debentures. On January 16, 2018, we negotiated to amend the payment terms of redemption with the debenture holders and agreed to issue and deliver to (i) Hillair Capital an amended and restated debenture in the principal amount of $4,182,709 with an interest rate increased to 10% per annum and an additional 41,826 shares of Class B Convertible Preferred Stock, and (ii) to HSPL Holdings, LLC an amended and restated debenture in the principal amount of $2,117,501 with an interest rate increased to 10% per annum and an additional 21,174 shares of Class B Convertible Preferred Stock. The amended debentures are comprised of the original debentures principal amount and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balance being due on September 30, 2018, half to be converted into our common stock and half to be paid off at the time of the closing of the initial public offering contemplated by this prospectus. On August 22, 2018, the holders of the convertible debentures and the Company agreed to further amend the terms of their securities purchase agreement originally executed in October 2016. The holders of the convertible debentures agreed to accept on a proportional basis, 7,500 shares of Class B Convertible Preferred Stock in exchange of extending the redemption date to September 30, 2018.

Joseph Gunnar & Co., LLC served as the placement agent in connection with this private placement, as well as our October 2016 Private Placement of an aggregate of $1,145,000 in gross proceeds from the sale of 229,000 October Units of our Company to certain accredited investors, with each unit consisting of (i) one half of a share of Class B Convertible Preferred Stock and (ii) one half of a Class B Warrant (together, the “Private Placements”). In exchange for its services as placement agent for the Private Placements, Joseph Gunnar & Co., LLC earned (x) a placement agent fee of $491,600 (which is equal to 8% of the $6,145,000 in gross proceeds from the Private Placements) and (y) warrants to purchase up to 30,725 shares of our common stock at an exercise price of $12.00 per share (the “Placement Agent Warrants”). We also paid an expense deposit of $25,000 to Joseph Gunnar & Co., LLC in connection with the Private Placements.

On January 8, 2018, the Company conducted a private placement of its securities in which the Company offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase of a share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. The Company sold 162,000 units for gross proceeds of $810,000 in the first closing, and received on March 14, 2018, cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow. The placement agent also received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share. The Company sold 140,000 units for gross proceeds of $700,000 in the second closing, and received on May 15, 2018, cash proceeds of $587,957, net of commissions of $56,000 and fees of $18,574 paid to the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. The placement agent also received warrants to purchase up to 3,500 shares of our common stock at an exercise price of $12.00 per share.

Pursuant to August 2018 financing, the Company executed six (6) promissory notes, unsecured, with original issuance debt discount of 15%, for a cumulative principal sum of $862,500 on September 4, 2018. The Company promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, the Company received cash proceeds of $652,579 on September 5, 2018, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, the Company issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843.

The Placement Agent Warrants are subject to a 180-day lock-up beginning on the effective date of this offering pursuant to FINRA Rule 5110(g)(1). Furthermore, (i) the Placement Agent Warrants are not exercisable or convertible more than five years from the effective date of this offering in compliance with FINRA Rule 5110(f)(2)(G)(i); (ii) in compliance with FINRA Rule 5110(f)(2)(G)(ii), the Placement Agent Warrants are compliant with FINRA Rule 5110(e)(1); (iii) the Placement Agent Warrants do not have more than one demand registration right at our Company’s expense in compliance with FINRA Rule 5110(f)(2)(G)(iii); (iv) the Placement Agent Warrants do not have a demand registration right with a duration of more than five years from the effective date of this offering in compliance with FINRA Rule 5110(f)(2)(G)(iv); (v) the Placement Agent Warrants do not have piggyback registration rights with a duration of more than seven years from the effective date of this offering in compliance with FINRA Rule 5110(f)(2)(G)(v); (vi) the Placement Agent Warrants do not have anti-dilution terms that allow the holder, the Representative and related persons to receive more shares or to exercise at a lower price than originally agreed at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event in compliance with FINRA Rule 5110(f)(2)(G)(vi); and (vii) the Placement Agent Warrants do not have anti-dilution terms that allow the holder, the Representative and related persons to receive or accrue cash dividends prior to the exercise of the Placement Agent Warrants in compliance with FINRA Rule 5110(f)(2)(G)(vii).

Please see “Management’s Discussion and Analysis of Financial Condition – Liquidity and Capital Resources – Recent Financings” for additional information concerning the Private Placements and agreements between those parties and us.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

(d)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Wexler Burkhart Hirschberg & Unger LLP. Certain legal matters in connection with this offering have been passed upon for the underwriter by Greenberg Traurig, LLP.

EXPERTS

Our financial statements at December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, appearing in this prospectus and related registration statement have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which is part of such registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and the website of the SEC at www.sec.gov. We also maintain a website at www.toughbuilt.com. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed of furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

TOUGHBUILT INDUSTRIES, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2017 AND 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of ToughBuilt Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ToughBuilt Industries, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring net losses and negative cash flows from operations and its business plan is dependent on the completion of a financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum llp
We have served as the Company’s auditor since 2016.
Irvine, California
April 17, 2018, except for the Reverse Stock Split paragraph of Note 2, as to which the date is September 17, 2018

F-2

TOUGHBUILT INDUSTRIES, INC.

BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash	$44,348	$1,333,930
Accounts receivable	153,407	173,047
Factor receivables, net of allowance for sales discounts of $13,000 at December 31, 2017 and 2016, respectively	1,663,398	1,238,912
Inventory	98,672	175,677
Prepaid assets	52,500	85,000
Total Current Assets	2,012,325	3,006,566

Property and equipment, net	344,919	394,620
Security deposit	44,567	13,332
Total Assets	$2,401,811	$3,414,518

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$2,331,224	$371,532
Accrued liabilities	731,191	219,450
Accrued payroll taxes	469,271	117,167
Accrued interest	699,576	92,467
Other current liabilities	86,873	-
Advance from officer	400,000	-
Loan payable - Factor	1,078,941	1,244,129
Note payable, net of debt discount and debt issuance cost of $835,854 and $0 at December 31, 2017 and 2016, respectively	4,864,146	-
Total Current Liabilities	10,661,222	2,044,745

Note payable, net of debt discount and debt issuance cost of $0 and $1,900,058 at December 31, 2017 and 2016, respectively	-	3,799,942

Total Liabilities	10,661,222	5,844,687

Commitments and contingencies (Note 8)

Class B Convertible Preferred Stock, $0.0001 par value, 5,000,000 shares authorized; 198,875 shares issued and outstanding, net of discount of $196,758 at December 31, 2017 and 2016 respectively (liquidation preference of $2,024,125 as of December 31, 2017 and 2016)	1,490,013	1,490,013

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,679,500 shares and 3,679,500 shares issued and outstanding at December 31, 2017 and 2016	368	368
Additional paid in capital	1,711,197	1,598,982
Accumulated deficit	(11,460,989)	(5,519,532)
Total Stockholders’ Deficit	(9,749,424)	(3,920,182)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$2,401,811	$3,414,518

The accompanying notes are an integral part of these financial statements.

F-3

TOUGHBUILT INDUSTRIES, INC.

STATEMENTS OF OPERATIONS

	For The Year Ended December 31,
	2017	2016
Revenues, Net of Allowances
Metal Goods	$6,470,877	$4,566,194
Soft Goods	7,730,959	4,650,669
Total Revenues, Net of Allowances	14,201,836	9,216,863

Cost of Goods Sold
Metal Goods	4,892,078	3,996,739
Soft Goods	5,342,760	3,504,695
Total Cost of Goods Sold	10,234,838	7,501,434

Gross Profit	3,966,998	1,715,429

Operating Expenses
Selling, general and administrative	6,070,868	4,397,797
Research and development	1,675,093	1,247,449
Total Operating Expenses	7,745,961	5,645,246

Operating Loss	(3,778,963)	(3,929,817)

Other Income (Expense)
Interest expense	(2,162,494)	(802,514)
Total Other Income (Expense)	(2,162,494)	(802,514)

Net Loss Before Income Tax	(5,941,457)	(4,732,331)

Income tax	-	-

Net Loss	$(5,941,457)	$(4,732,331)

Basic and Diluted Net Loss Per Share	$(1.61)	$(1.34)

Weighted Average Number of Shares Outstanding - Basic and Diluted	3,679,500	3,519,070

The accompanying notes are an integral part of these financial statements.

F-4

TOUGHBUILT INDUSTRIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional	Accumulated
	Number	Amount	Paid-in Capital	Deficit	Total
Balance - January 1, 2016	2,688,334	$269	$9,731	$(787,201)	$(777,201)
Contributed capital by founders	-	-	3,225	-	3,225
Sale of common stock to employees and affiliates, including $599,499 as compensation expense	846,750	85	609,575	-	609,660
Sale of common stock to unrelated parties	61,083	6	366,494	-	366,500
Issuance of common shares for debt settlement	83,333	8	499,992	-	500,000
Issuance of warrants to third parties for capital raise	-	-	109,965	-	109,965
Net loss	-	-	-	(4,732,331)	(4,732,331)
Balance - December 31, 2016	3,679,500	368	1,598,982	(5,519,532)	(3,920,182)
Stock-based compensation expense	-	-	112,215	-	112,215
Net loss	-	-	-	(5,941,457)	(5,941,457)
Balance - December 31, 2017	3,679,500	$368	$1,711,197	$(11,460,989)	$(9,749,424)

The accompanying notes are an integral part of these financial statements.

F-5

TOUGHBUILT INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(5,941,457)	$(4,732,331)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	119,627	29,891
Amortization of original issue discount and debt issuance cost	1,089,204	289,367
Stock-based compensation expense	112,215	599,499
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	19,639	(27,084)
(Increase) in factor receivables	(424,486)	(200,357)
Decrease in inventory	77,006	78,269
(Increase) decrease in prepaid expenses	32,500	(85,000)
(Increase) in security deposits	(31,235)	(500)
Increase (decrease) in accounts payable	1,959,692	(264,203)
Increase in accrued payroll taxes	352,105	73,829
Increase in accrued interest	607,109	92,467
Increase in other current liabilities	86,873	-
Increase (decrease) in accrued liabilities	511,740	(39,334)
Net cash used in operating activities	(1,429,468)	(4,185,487)

Cash Flows from Investing Activities:
Cash paid for purchase of property and equipment	(69,926)	(353,083)
Net cash used in investing activities	(69,926)	(353,083)

Cash Flows from Financing Activities:
Bank overdraft	-	(9,081)
Proceeds from note payable, net of debt issuance costs	-	4,210,322
Proceeds from sale of common stock	-	376,661
Proceeds from sale of preferred stock	-	1,145,000
Proceeds from notes payable - related parties	400,000	300,000
Payments of notes payable - related parties	-	(300,000)
Proceeds from finance company	-	250,000
Payments to finance company	-	(318,500)
Payments for debt issuance cost	(25,000)	(176,269)
Cash contribution by founders	-	3,225
Payment of advance from officer	-	(12,500)
Proceeds from short term advances	-	75,000
Payments on short term advances	-	(211,146)
Cash (payments) proceeds from loans payable	(165,188)	539,788
Net cash provided by financing activities	209,812	5,872,500

Net (decrease) increase in cash and cash equivalents	(1,289,582)	1,333,930

Cash, beginning of the period	1,333,930	-

Cash, end of the period	$44,348	$1,333,930

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$466,181	$487,826

Supplemental disclosures of non-cash investing and financing activities:
Settlement of debt by issuance of common shares	$-	$500,000
Issuance of preferred stock as debt issuance cost	$-	$541,772
Issuance of warrants as compensation for capital raise	$-	$109,965

The accompanying notes are an integral part of these financial statements.

F-6

TOUGHBUILT INDUSTRIES, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: NATURE OF OPERATIONS, LIQUIDITY AND GOING CONCERN

Nature of Operations

ToughBuilt Industries, Inc. (the “Company”, “We”, “Its”, and “ToughBuilt”) was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc. On December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc. The Company was formed to design and distribute to the home improvement community and building industry, innovative tools and accessories of superior quality derived in part from enlightened creativity for the end users and building high brand loyalty. The Company has exclusive licenses to develop, manufacture, market, and distribute various home improvement and construction product lines for both Do-it-Yourself (“DIY”) and professional markets under TOUGHBUILT® brand name, within the global tool market industry.

TOUGHBUILT® distributes an array of high quality and rugged tool belts, tool bags and other personal tool organizer products. The Company distributes a complete line of knee pads for various construction applications. The Company’s line of job-site tools and material support products consist of a full line of miter-saws and table saw stands, saw horses/job site tables and roller stands. All of the Company’s products are designed and engineered in the United States and manufactured by third party vendors in China.

Liquidity and Going Concern

The Company has experienced significant liquidity shortages as shown in the accompanying financial statements. As of December 31, 2017, the Company’s total liabilities exceeded its total assets by $8,259,411. The Company has recorded a net loss of $5,941,457 for the year ended December 31, 2017 and has an accumulated deficit of $11,460,989 as of December 31, 2017. Net cash used in operating activities for the year ended December 31, 2017 was $1,429,468. The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors. Management has been able to raise capital from private placements and further expand the Company’s operations geographically to continue its revenue growth.

The Company is continuing to focus its efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its products. Management anticipates that the Company’s capital resources will improve if its products gain wider market recognition and acceptance resulting in increased product sales. If the Company is not successful with its marketing efforts to increase sales and weak demand continues, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company. However, due to the uncertainty in the Company’s ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company’s ability to continue as a going concern within one year after the date the financial statements were issued. The Company has obtained extended payment terms from its suppliers and offered discounts for prepayments from its customers. In addition, the Company has engaged a placement agent for a proposed public offering (Note 9) and expects to raise funds in the next twelve months.

F-7

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Reverse Stock Split

On September 13, 2018, the Company effectuated a reverse stock split (the “Reverse Split”) of its common stock, preferred stock, warrants and options (collectively the “Equity Instruments”). As a result of the Reverse Split, each (2) units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one (1 unit) of Equity Instrument and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock. The Reverse Split did not change the authorized number of shares or the par value of our common stock or preferred stock. All share amounts, per share data, share prices, exercise prices or conversion rates have been retrospectively adjusted for the effect of the Reverse Split.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents at December 31, 2017 and 2016.

Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. At December 31, 2017 and 2016, no allowance for doubtful accounts was recorded.

The Company accounts for the transfer of accounts receivable to a third party under a factoring type arrangement in accordance with Accounting Standards Codification (“ASC”) 860 “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable), we do not meet the third test of effective control since our accounts receivable sales agreement with the third-party factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability “Loan payable - third party” on our balance sheet.

F-8

Inventory

Inventory, consists of finished goods, is valued at the lower of (i) the actual cost of its purchase or manufacture, or (ii) its net realizable value. Inventory cost is determined on the first-in, first-out method (“FIFO”). The Company regularly reviews its inventory quantities on hand, and when appropriate, records a provision for excess and slow-moving inventory.

Property and Equipment

Property and equipment consists of furniture and office equipment, and tools and mold equipment, which are recorded at cost and depreciated on a straight-line basis over their estimated useful life of four to five years. Leasehold improvements are recorded at cost and amortized over the term of the lease. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the years ended December 31, 2017 and 2016, respectively.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

F-9

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities, loan payable to third party and note payable. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenues when the product is delivered to the customer and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the SEC’s Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured. Revenue is recognized net of rebates and customer allowances, as appropriate.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-10

The Company follows the provisions of ASC 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of Class A and B warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	December 31, 2017	December 31, 2016
Common stock warrants	206,309	206,309
Stock options exercisable to common stock	125,000	-
Shares issuable upon conversion of debt	579,247	579,247
Shares issuable upon conversion of preferred stock	198,875	198,875
Total potentially dilutive securities	1,109,431	984,431

Segment Reporting

The Company operates one reportable segment referred to as the tools segment.

F-11

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934.

In July 2017, FASB issued ASU No. 2017-11, Earning Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815), which was issued in two parts, Part I, Accounting for Certain Financial Instruments with Down Round Features and Part II, Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of ASC No. 2017-11 addresses the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the codification, to a scope exception. Part II amendments do not have an accounting effect. The ASU 2017-11 is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The Company has early adopted this standard as of January 1, 2016 with the only impact being that the convertible debentures and the warrants with down round provisions entered into in October 2016 were treated as equity classification. (See Notes 6 and 9). There were not any embedded derivatives or equity linked financial instruments that had been previously recognized as a liability due to round down features.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018. The Company has early adopted this guidance as of January 1, 2017, and it did not have any material effect on its financial statements.

F-12

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topic 606 and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016 and May 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12, respectively (ASU 2014-09, ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12 collectively, Topic 606). Topic 606 supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Topic 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation, among others. Topic 606 also provides guidance on the recognition of costs related to obtaining customer contracts. The revenue recognition standard affects all entities—public, private, and not-for-profit—that have contracts with customers with certain exceptions. The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. The guidance was originally effective for annual reporting periods of public entities beginning on or after December 15, 2016, including interim periods within that reporting period. For all other entities, the amendments in the new guidance were originally effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers – Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application will be permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application will be permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No. 2014-09. The Company is continuing to evaluate the impact to its revenues related to the pending adoption of Topic 606 and their preliminary assessments are subject to change. The Company is also continuing to evaluate the impact adoption of Topic 606 will have on its recognition of costs related to obtaining customer contracts.

F-13

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Reclassifications

Certain reclassifications have been made to certain of the prior year’s financial statements to conform to the current year presentation. Such reclassifications did not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 3: FACTOR RECEIVABLES, LETTERS OF CREDIT PAYABLE AND LOAN PAYABLE

In April 2013, the Company entered in a financing arrangement with a third-party purchase order financing company (the “Factor”), whereby the Company assigned to the Factor selected sales orders from its customers in exchange for opening a letter of credit (“LC”) with its vendors to manufacture its products. The Company pays a fixed fee of 5% of the cost of products it purchased from the vendor upon opening the LC, and 1% each 30 days thereafter, after the LC is funded by the Factor until such time the Factor receives the payment from the Company’s customers. The factoring agreement provides for full recourse against the Company for factored accounts receivable that are not collected by the Factor for any reason, and the collection of such accounts receivable are fully secured by substantially all the receivables of the Company. The factoring advances for the LCs at December 31, 2017 and 2016 which have been treated as loan payable to third party on the accompanying balance sheet were $1,078,941 and $1,244,129, respectively. The total accounts receivable factored for the year ended December 31, 2017 and 2016 were $8,453,623 and $8,088,035, respectively. The factor fees incurred for the years ended December 31, 2017 and 2016 were $461,624 and $409,240, respectively. Total outstanding accounts receivable factored, net of allowance for sales discounts and rebates of $13,000 as of each year end, were $1,663,398 and $1,238,912 at December 31, 2017 and 2016, respectively.

F-14

The Factor also made short term loans to the Company for its working capital needs. The loans advanced are unsecured, non-interest bearing and due on demand. The Company received a short-term loan of $75,000 during the year ended December 31, 2016 and made cash payments to the Factor of $211,146 to settle the short-term loans during the year ended December 31, 2016. No short-term advances were received from the factor in 2017. There was no balance outstanding in the short-term advances from the factor as of December 31, 2017 and 2016, respectively.

NOTE 4: INVENTORY

Inventory consists of the following:

	December 31, 2017	December 31, 2016
Finished goods	$98,672	$175,677
Less: allowance for obsolescence	-	-
Total inventory	$98,672	$175,677

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

Description	December 31, 2017	December 31, 2016
Computer equipment	$88,615	$63,588
Furniture and office equipment	136,955	136,955
Leasehold improvements	37,899	-
Tooling and molds	249,690	242,690
Website design	9,850	9,850
	523,009	453,083
Less: accumulated depreciation	(178,090)	(58,463)
Property and Equipment, net	$344,919	$394,620

Depreciation expense for the years ended December 31, 2017 and 2016 was $119,627 and $29,891, respectively.

F-15

NOTE 6: CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:

	December 31, 2017	December 31, 2016
Convertible debenture - Hillair Capital	$3,784,230	5,700,000
Convertible debenture – HSPL Holdings, LLC	1,915,770	-
Less: Original issuance discount	(267,619)	(627,104)
Less: Class B Convertible Preferred Stock discount	(207,125)	(485,353)
Less: Debt issuance cost	(361,110)	(787,601)
Convertible debentures, net	$4,864,146	$3,799,942
Current portion	$4,864,146	$-
Long term portion	$-	$3,799,942

On October 17, 2016, the Company consummated a Securities Purchase Agreement (debt financing) whereby an investor purchased $5,700,000 in a senior secured convertible debenture which included an OID of $700,000 (“2016 Convertible Debenture”, or “Debenture”), and the purchase of 84,375 shares of Class B Convertible Preferred Stock (Note 9). The debenture bears interest at 8%, payable quarterly in arrears, and has a maturity date of September 1, 2018. The Company received cash proceeds of $4,210,322, net of commissions and due diligence fees of $789,678. On October 17, 2016, the Company recognized debt issuance costs of $879,153 for third party costs incurred in connection with this transaction, including the $789,678 debt issuance costs paid in cash. The fair value of the Class B Convertible Preferred Stock of $541,772, was also recognized as a discount to the debenture. The debenture is secured by all of the Company’s assets. The total discount is being amortized over the life of the debenture using a method that approximates the effective interest method, with an effective interest rate of 21.4%.

The Company is required to make cash redemptions in the amounts of (i) $1,425,000 on March 1, 2018 and June 1, 2018, and (ii) $2,850,000 on September 1, 2018, plus accrued but unpaid interest, liquidated damages and any other amounts owed to the investor in respect of this convertible debenture on each quarterly redemption date. In lieu of a cash redemption payment the Company may elect to pay all or part of a quarterly redemption amount in conversion shares based on a conversion price equal to the lesser of (i) the then conversion price less $0.01 and (ii) 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the trading day that is immediately prior to the applicable quarterly redemption date. The redemption payments were modified subsequent to December 31, 2017 (see Note 12).

The Company has the option to redeem the convertible debenture at any time at a price of 110% of the outstanding principal amount during the first year of the debenture and 120% after the first twelve months. In the event of an IPO, the Company may elect to redeem the debenture at 120% of up to 50% of the then outstanding principal amount of the Debenture.

F-16

The Debenture is convertible at the investor’s option, at the standard conversion price of $10.00 or, upon the listing of the common stock of the Company on a national securities exchange through an initial public offering (an “IPO”), the conversion price adjusts to 120% of the price at which the shares of common stock are offered. The conversion price is also to be reset if the Company issues or grants any rights to their common stock or any type of security convertible into or exercisable or exchangeable for, common stock, including any re-pricing of any such shares, at a price below the then-applicable conversion price, at which occurrence the conversion price will be adjusted downward such that it will equal the sale price or conversion price, as applicable (a “round down provision”). Any adjusted conversion price shall not be less than $1.00 per share.

The Company analyzed if the conversion feature should be bifurcated and accounted for as a derivative liability. The Company has elected to early adopt ASU 2017-11 (Note 2), and therefore the round down provision is not included in the consideration of being indexed to the Company’s own stock. As noted previously, the conversion feature has a fixed standard conversion price, which adjusts upon an IPO. As the adjustment contingency is based on an IPO, and the price to which it adjusts is based on the share price of the Company’s stock, which is a standard input to the valuation, the conversion feature would be considered indexed to its own stock. Therefore, the embedded derivative qualified for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company engaged a valuation company who determined that the fair value of the common stock on October 17, 2016, the issuance date, was $3.58. As the conversion price exceeds the fair value of the stock on the commitment date there is no beneficial conversion feature to be recognized.

The Company also evaluated the redemption call feature to determine if it was required to be bifurcated, under the guidance for call options which can accelerate the settlement of debt instruments contained in debt issued with a discount. As the call feature does not fall under any of the conditions set forth in the guidance, it is considered to be clearly and closely related to the debt host contract, and therefore is not required to bifurcated.

The shares of the common stock issuable upon any conversion of the debenture (other than any such shares issued by the Company to the lender in connection with amortization payments) will be subject to a lock-up arrangement until 180 days following the date of the final prospectus relating to this offering.

Effective August 31, 2017, the holder of the Securities Purchase Agreement transferred a portion of their 2016 Convertible Debenture to a third party. As a result of the transfer, the 2016 Convertible Debenture was bifurcated into two debentures in the principal amounts of $3,784,230 and $1,915,770, respectively. All the terms and conditions of the 2016 Convertible Debentures remain the same in the two replacement debentures.

The Company has recorded interest expense of $456,000 and $92,467 relating to the 2016 Convertible debentures for the years ended December 31, 2017 and 2016, respectively.

The Company has recognized amortization of the discount related to the 2016 Convertible Debenture arising from the OID and the Series B Preferred Stock of $637,714 and $129,314 as interest expense for the years ended December 31, 2017 and 2016, respectively.

The Company has recognized amortization of the debt issuance costs on 2016 Convertible Debenture in the amount of $451,491 and $91,552 as interest expense for the years ended December 31, 2017 and 2016, respectively.

F-17

NOTE 7 – RELATED PARTY TRANSACTIONS AND BALANCES

In May 2017, the Company executed three unsecured promissory notes totaling $400,000, with an officer and director, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. The Company recorded an interest expense of $16,918 on these promissory notes for the year ended December 31, 2017. The Company paid $6,836 of this expense during the year ended December 31, 2017 with $10,082 recognized as accrued interest as of December 31, 2017. The promissory notes are subordinate to the convertible debentures.

The President/Chief Executive Officer (“President”) made cash advances of $12,500 to the Company for its working capital requirements during 2014. Amount due to the President was unsecured, non-interest bearing and due on demand without specific repayment terms. The Company paid the $12,500 to the President during the year ended December 31, 2016.

On April 26, 2016, September 1, 2016 and October 5, 2016, the Company executed three promissory notes totaling $130,000, with an officer and director, unsecured, bearing an interest rate of 10% per annum, due on demand or before December 31, 2016. On October 19, 2016, the Company paid the principal balance of the promissory note and accrued interest and recognized interest expense of $2,562 for the year ended December 31, 2016.

On May 10, 2016, the Company executed a promissory note of $170,000 with an officer and director, unsecured, bearing an interest rate of 10% per annum, due on demand or before December 31, 2016. On October 19, 2016, the Company paid the principal balance of the promissory note and related interest and recognized interest expense of $7,452 for the year ended December 31, 2016.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Proposed IPO

On October 9, 2017, the Company entered into an engagement agreement (the “Agreement”) with an underwriter to serve as (i) the exclusive placement agent and investment banker for the Company in connection with an offer and placement, on a best effort basis, (the “Private Placement”) of approximately $2 - $3 million of equity securities of the Company (the “Securities”) and, following the closing of the Private placement, as (ii) the sole book-runner for the underwriting of an initial public offering on a firm commitment basis (the “Public Offering”) of the common stock by the Company. The term of the Agreement in connection with the Private Placement is 12 months from the engagement date. The Company shall pay the placement agent an advance of $10,000 upon execution of this Agreement and a cash placement fee equal to 8% of the aggregate purchase price paid by each purchaser of the securities that are placed in the Private Placement. As additional compensation, the Company shall issue to the placement agent or its designee warrants to purchase the number of shares of common stock of the Company equal to 5% of the aggregate number of shares placed in the Private Placement, plus any shares underlying any convertible securities placed in the Private Placement to such purchasers. The Placement Agent’s warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors in the Private Placement. If no warrants are issued to investors, the Placement Agent’s warrants shall have an exercise price equal to 110% of the price at which shares are issued to investors or, if no shares are issued, an exercise price equal to the per share price paid by investors in the Company’s most recent equity investment round, an exercise period of five years and registration rights for the shares underlying the Placement Agent’s warrants equivalent to those granted with respect to the securities.

F-18

The term of the Agreement in connection with the Public Offering is the earlier of the consummation of the Public Offering or 12 months from the date of Private Placement closing. The Public Offering is expected to consist of the sale of approximately $15 million worth of common stock. The placement agent will act as sole underwriter of the Public Offering, subject to, among other matters referred to herein and additional customary conditions, completion of placement agent’s due diligence examination of the Company and its affiliates, and the execution of a definitive underwriting agreement between the Company and the placement agent in connection with the Public Offering. The Agreement will provide that the Company will grant to the placement agent an option, exercisable within 45 days after the closing of the Public Offering, to acquire up to an additional 15% of the total number of Shares to be offered by the Company in the Public Offering, solely for the purpose of covering over-allotments. The Company will pay the placement agent an underwriting discount or spread of 7.0% of the public offering price. The placement agent will also be entitled to a non-accountable expense allowance equal to 1% of the public offering price. As additional compensation for the placement agent’s services, the Company shall issue to the placement agent or its designees at the closing underwriter’s warrants to purchase that number of shares of common stock equal to 5% of the aggregate number of shares sold in the Public Offering plus the number shares underlying any warrants sold in the Public Offering. The underwriter’s warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the Public Offering, at a price per share equal to 125.0% of the public offering price per share of common stock at the Public Offering. There is no assurance that the Company will be successful in its efforts to complete its proposed Private Placement or Public Offering.

Lease Commitments

The Company (a) leases warehouse and office facilities in China on a month-to-month basis, (b) paid rent to its vendors for storing its inventory for future sales to its customers, and (c) paid rent to business suites for maintaining its corporate office address in Nevada and California.

On September 14, 2015, the Company executed a six-month operating lease to rent its office space in California for a monthly rental of $3,916. The Company paid a security deposit of $10,832 upon the execution of the lease agreement and increased the security deposit by an additional $2,500 on May 11, 2016, for a total security deposit of $13,332 as of December 31, 2016.

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five year term. The Company paid a security deposit of $29,297 on January 3, 2017 upon execution of the lease. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms.

F-19

Future minimum lease commitments of the Company are as follows:

For the years ending December 31,	Amount
2018	$168,959
2019	174,872
2020	180,993
2021	187,327
2022	15,655
Total	$727,806

The Company recorded rent expense of $277,252 and $147,892 for the years ended December 31, 2017 and 2016, respectively.

Employment Agreements with Officers

On January 3, 2017, the Company entered into an employment agreement with its co-founder, President/Chief Executive Officer (“Officer”) for a five-year term. The Officer received a sign-on-bonus of $50,000 and is entitled to an annual base salary of $350,000 to increase by 10% each year commencing on January 1, 2018. The Officer was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

On January 3, 2017, the Company entered into an employment agreement with its co-founder and Vice-President of Design and Development (“Vice-President”) for a five-year term. Under the terms of this agreement, the Vice-President received a “sign-on-bonus” of $35,000 and is entitled to an annual base salary of $250,000 beginning on December 1, 2016 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Operating Officer and Secretary for a three-year term. Under the terms of this agreement, the Officer is entitled to an annual base salary of $180,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Financial Officer for a three-year term. Under the terms of this agreement, the Officer is entitled to an annual base salary of $250,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

The employment agreements also entitles the Officers to receive, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to the Company’s other senior executive officers.

F-20

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our CEO, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

While both the Company and Mr. Panosian believe the claims to be unfounded, there can be no assurance that they will prevail in the litigation. On November 14, 2017, Mr. Minassian served Notices of Entry of Default Judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company. On February 9, 2018, the Court granted the Company and Mr. Panosian relief from default and default judgments that had been entered as a result of the admitted negligence of their former attorney defending them in this action. On February 13, 2018, Mr. Minassian requested and obtained new defaults against the Company and Mr. Panosian. On March 23, 2018, the Court upheld the new defaults and, as a result, it is likely new default judgments will be entered against Toughbuilt and Mr. Panosian.

Management is unable to predict the ultimate outcome relating to the pending litigation. Once the new default judgments are entered, the Company intends to a new motion for relief from default judgment and, if that proves unsuccessful, then it will file an appeal with the appellate courts to again seek relief from the resulting Judgments. If the Judgments are ultimately upheld after all legal remedies have been exhausted, the Company’s financial position could be materially and adversely affected.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

Other Compliance Matters

As of December 31, 2017, the Company was delinquent in its payroll tax payments by $354,245. The Company has since made payments to the state taxing authorities related to state taxes due. With respect to federal payroll taxes, the Company is currently negotiating a payment plan with the Internal Revenue Service.

F-21

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s capitalization at December 31, 2017 was 100,000,000 authorized common shares and 5,000,000 authorized preferred shares, both with a par value of $0.0001 per share.

Common Stock

On April 4, 2014, the Company executed a Promissory Note (the “Note”) with a third party for $500,000 at annual interest rate of 21%, calculated from the date on which the date Company received the loan proceeds and continuing until all principal, interest, fees and costs are paid in full.

On December 29, 2015, the Company and the third party entered into a Mutual Rescission Agreement and General Release to terminate and rescind the Note, Security Agreement and Stipulation for Entry of Judgment (collectively the “Agreements”). The rescission was effectuated by (a) the Company agreeing to issue 83,333 shares of its common stock to the third party in exchange for the $500,000 Note, (b) the parties agreeing to cancel the Agreements, and (c) any and all monies previously paid by the Company to the third party shall belong to the third party as money earned for services rendered to the Company. On February 25, 2016, the Company issued 83,333 shares of its common stock to the third party in exchange for a full settlement of the Note of $500,000.

On January 10, 2016, the Company offered to sell and sold thereafter, 846,750 of its common stock to its management team, consultants and advisors for a total consideration of $10,161. The Company recorded a compensation expense of $599,499 for the fair value of the common stock issued. The issuances of securities were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof.

On January 25, 2016, the Company initiated a Private Placement of its securities, in which it sold to accredited investors, 122,167 units at $3.00 per unit, with each unit consisting of one-half (1/2) of a share of common stock and one-half (1/2) of a redeemable Class A Warrant. The price per unit was determined by the Company’s management and its Board of Directors. The Company received $366,500 in cash proceeds from the sale of 122,167 units. Each Class A Warrant entitled the unit holder to purchase, at any time until December 31, 2018, one share of Company’s common stock at an exercise price of $12.00 per share. Assuming the full exercise of the Class A Warrants for cash, the Company would receive additional proceeds of $733,000, for an aggregate of $1,099,500 in proceeds from the sale of the units pursuant to the January 25, 2016 Private Placement and the exercise of the Class A Warrants. The fair value of the warrants granted, as estimated by management, was $176,250, calculated using the Black-Scholes option pricing model using the assumptions of risk free discount rate of 1.11%, volatility of 250% (based upon comparable company data), 3 years term, and dividend yield of 0%. The issuances of securities described above were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof.

On February 25, 2016, the Company issued 83,333 shares of its common stock to a third party in exchange for a full settlement of a promissory note of $500,000 (Note 6).

On October 5, 2016, the Company effectuated a reverse stock split of its common stock (the “Reverse Split”). As a result of the Reverse Split, each six shares of Common Stock issued and outstanding prior to the Reverse Split were converted into one share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of Common Stock were proportionally adjusted.

F-22

As of December 31, 2017, and 2016, 3,679,500 shares of common stock were issued and outstanding.

Preferred Stock

The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Class B Convertible Preferred Stock

On October 17, 2016, the Company conducted a private placement in which the Company sold units to certain accredited investors, with each such unit consisting of one-half (1/2) of a share of Class B Convertible Preferred Stock and half (1/2) of a Class B Warrant to purchase a share of the Company’s common stock for an exercise price of $12.00 per share (the “October Units”). The Class B Convertible Preferred Stock will vote together with the common stock and not as a separate class. Each Class B Convertible Preferred Stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such Class B Convertible Preferred Stock. The Class B Convertible Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to (A) all classes of common stock, and (B) any other class or series of capital stock hereafter created that specifically subordinates such class or series to the Class B Convertible Preferred Stock and (ii) pari passu with any other class or series of capital stock hereafter created that specifically ranks such shares on parity with the Class B Convertible Preferred Stock. The Class B Convertible Preferred Stock are subject to redemption in cash at the option of the holders at any time after the second anniversary of the initial closing, in an amount per share equal to 120% of the greater of (a) the stated value and (b) the fair market value of such Class B Convertible Preferred Stock. As the Class B Convertible Preferred Stock is not mandatorily redeemable it is to be classified in equity, but as the redemption is not solely in the control of the Company it is classified outside of permanent equity in mezzanine equity.

The Company sold 229,000 October Units for cash proceeds of $1,145,000. The Company paid commissions of $91,600 earned by the placement agent, $130,000 in legal fees and $3,000 escrow fees, plus $400,000 in commissions the placement agent earned on the 2016 Convertible Debenture (Note 6) and $120,000 in prepaid legal fees toward services related to filing the registration statement. The Company recognized $196,758 in issuance costs to third parties, including 5,725 warrants with a fair value of $20,490, issued to the placement agent. The Company estimated the fair value of the warrants using the Black Scholes pricing model. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.58 at issuance date; a risk-free interest rate of 1.26% and expected volatility of the Company’s common stock, of 335.98% (estimated based on the common stock of comparable public entities).

F-23

The Class B Convertible Preferred Stock are convertible at the holders’ option at any time into shares of common stock at a conversion price of $10.00 per share, as may be adjusted (the “Optional Conversion”). The Class B Convertible Preferred Stock will be automatically converted upon the completion of an IPO at an adjusted conversion price that is, in the case of: (i) a Qualified IPO (as defined), the lesser of (A) $10.00 per share and (B) seventy percent (70%) of the offering price per share of common stock in such Qualified IPO; (ii) a Non-Qualified IPO (as defined), fifty percent (50%) of the lesser of (A) $10.00 per share and (B) the offering price per share of common stock in such Non-Qualified IPO, or (iii) an OTC Listing, at fifty percent (50%) of $10.00 per share. The conversion price of the Class B Convertible Preferred Stock is subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the common stock. The conversion price of the Class B Convertible Preferred Stock is also subject to adjustment if the company consummates a subsequent sale of common stock (or securities exercisable for or convertible into common stock) prior to an initial public offering of common stock, at a purchase price per share of common stock (or, with respect to securities exercisable for or convertible into common stock, having an exercise or conversion price- per share of common stock) less than $10.00 per share, at which time it will adjust to the new securities’ price.

The Class B Convertible Preferred Stock were analyzed for any embedded derivatives that should be bifurcated and accounted for separately. An embedded derivative shall be separated from the host contract and accounted for as a derivative instrument if certain criteria are met, one of which is that the embedded derivative must not be clearly and closely related to the economic characteristics and risks of the host instrument. The Company therefore analyzed if the conversion feature is more akin to debt or equity. The considerations included that the Class B Convertible Preferred Stock does not have mandatory redemption, nor is it contingently redeemable at inception or for the first two years, no dividends are to be paid, nor is there a stated return. Furthermore, the Class B Convertible Preferred Stock have voting rights on the same class as the common stock and with a number of votes equal to the number of shares of common stock then issuable upon conversion. The Class B Convertible Preferred Stock automatically converts to equity upon the completion of an IPO, which is another factor to weigh towards being akin to equity. These factors all make the Class B Convertible Preferred Stock more akin to equity than debt. After considering all these provisions of the Class B Convertible Preferred Stock, it would appear the Class B Convertible Preferred Stock is more akin to an equity instrument. As the conversion feature is an equity linked instrument, the Company concluded that the embedded derivative and the Class B Convertible Preferred Stock are clearly and closely related, and since it does not meet all three criteria, it would not be required to be bifurcated and accounted for separately. The conversion feature does not have a beneficial aspect as the conversion price exceeds the fair value of the common stock, which was valued at $3.58 per share as of the commitment date of October 17, 2017.

The Company also analyzed the redemption feature to determine if was necessary to accrete the Class B Convertible Preferred Stock up to the redemption value. The accretion is not required until it is probable that the Class B Convertible Preferred Stock will become redeemable. The Class B Convertible Preferred Stock are convertible, mandatorily upon the expected IPO and at any time at the option of the holders, and the holders cannot exercise the redemption feature until two years after issuance date. The Company has determined it is not probable the Class B Convertible Preferred Stock will be redeemed, as they expect the Class B Convertible Preferred Stock to be converted into common shares prior to the period in which they would be redeemable. The Company believes that the expected IPO will close before the Class B Convertible Preferred Stock become redeemable at the option of the holders. The Company will re-evaluate this uncertainty every period, and at such time as they determine redemption is probable, the carrying amount of the preferred stock should be accreted to its redemption value.

Each Class B Warrant included in the October Units entitles the holder thereof to purchase one share of common stock at a price of $12.00 per share, through and including October 17, 2021. The exercise price and number of shares of common stock or other securities issuable upon exercise of the warrants are subject to certain adjustments, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the company. The exercise price of the warrants is also subject to a future issuance anti-dilution adjustment. While the Class B PS are outstanding, if the conversion price of the Class B PS is reset upon a dilutive issuance, the exercise price for the warrants adjusts to 120% of the adjusted Class B PS conversion price. After the Class B PS are no longer outstanding, the exercise price is adjustable to the new issuance price upon any future dilutive issuance. The Company evaluated if the warrants fell within the scope exception in ASC 815-10-15-74(a). The Company has elected to early adopt ASU 2017-11, and accordingly the reset provision is not included in the consideration of if the warrants are indexed to the Company’s own common stock, and as this is the only adjustment to the exercise price, the warrant would be considered indexed to its own stock. The warrants do not contain any provision which would preclude equity classification, and as a result the warrant qualifies for the derivative scope exception and is classified in equity.

F-24

As of December 31, 2017, and 2016, 198,875 Class B PS, including 84,375 Class B PS issued to the October 2016 debenture noteholder (Note 6) are issued and outstanding, and 145,225 Class B Warrants, including 30,725 issued to the placement agent in connection to the October 2016 debenture are issued and outstanding.

Class A Warrants

On January 25, 2016, the Company initiated a Private Placement and issued Class A Warrants to purchase 61,083 shares of common stock at a price of $12.00 per share through and including December 31, 2018.

The Class A Warrants are redeemable upon thirty (30) days’ notice, at a price of $0.60 per Class A Warrant, provided the average of the closing bid price of the common stock, as reported by NASDAQ or the average of the last sale price if the common stock is then listed on the NASDAQ or another national securities exchange, shall exceed $24.00 per share (subject to adjustment) for 10 consecutive trading days prior to the third day preceding the date on which notice of redemption is given by the warrant holder. The holders of Class A Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of common stock or other securities issuable on exercise of the Class A Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our company. However, no Class A Warrant is subject to adjustment for issuances of common stock at a price below the exercise price of that Class A Warrant.

No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant holder exercises all Class A Warrants then owned of record by that holder, we will pay to such Class A Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

As of December 31, 2017, and 2016, 61,083 Class A Warrants are issued and outstanding.

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors and approved by the shareholders on July 6, 2016. The awards per 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and non-employee directors provided such consultants, directors and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 125,000 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of awards.

F-25

On January 3, 2017, the Board of Directors of the Company approved and granted to the President/Chief Executive Officer (“Officer”) of the Company an option to purchase One Hundred Twenty Five (125,000) shares of the Company’s Common Stock (“Option”) under the Company’s 2016 Equity Incentive Plan (the “Plan”). The Option will have an exercise price that is no less than $10.00 per share and will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the Plan and the written Stock Option Agreement governing the Option. As of December 31, 2017, the Company estimated the fair value of the options using the Black-Scholes option pricing model was $448,861. The Company recorded compensation expense of $112,215 for the vested period of the stock options for the year ended December 31, 2017. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.60 at the issuance date; a risk-free interest rate of 1.72% and the expected volatility of the Company’s common stock of 315.83% (estimated based on the common stock of comparable public entities).

NOTE 10: INCOME TAX

Income tax expense for the years ended December 31, 2017 and 2016 is summarized as follows.

	December 31, 2017	December 31, 2016
Deferred:
Federal	$(700,557)	$(1,339,178)
State	(327,051)	(229,803)
Change in valuation allowance	1,027,608	1,568,981
Income tax expense (benefit)	$-	$-

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2017	December 31, 2016
Book income (loss)	34.00%	34.00%
State taxes	5.83%	5.83%
Stock compensation	0.00%	-4.64%
Other permanent items	-2.25%	-2.04%
Enactment of Tax Cuts and Jobs Act	-20.29%	0.00%
Valuation allowance	-17.30%	-33.15%
Tax expense at actual rate	-	-

F-26

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2017 and 2016 are as follows:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carryforward	$2,874,380	$1,931,445
Other	84,673	-
Total gross deferred tax assets	2,959,053	1,931,445
Less: valuation allowance	(2,959,053)	(1,931,445)
Net deferred tax assets	$-	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Tax Cuts and Jobs Act (“TCJA”) was enacted on December 22, 2017 and reduced the U. S. federal corporate income tax rate to 21.00% effective January 1, 2018. As such the Company has recorded a decrease in deferred tax assets and valuation allowance of $1,205,334 during the year ended December 31, 2017.

The staff of the US Securities and Exchange Commission (SEC) has recognized the complexity of reflecting the impacts of the TCJA, and on December 22, 2017 issued guidance in Staff Accounting Bulletin 118 (“SAB 118”) which clarifies accounting for income taxes under ASC 740 if information is not yet available or complete and provides for up to a one year period in which to complete the required analyses and accounting (the measurement period). SAB 118 describes three scenarios (or “buckets”) associated with a company’s status of accounting for income tax reform: (1) a company is complete with its accounting for certain effects of tax reform, (2) a company is able to determine a reasonable estimate for certain effects of tax reform and records that estimate as a provisional amount, or (3) a company is not able to determine a reasonable estimate and therefore continues to apply ASC 740, based on the provisions of the tax laws that were in effect immediately prior to the TCJA being enacted. The Company has completed the required analysis and accounting for substantially all the effects of the TCJA’s enactment and have made a reasonable estimate as to the other effects and have reflected the measurement and accounting of the effects in the 2017 financial statements. In accordance with SAB 118, adjustments, if any, to any provisional amounts will be recorded in 2018. The Company did not identify any effects related to the TCJA for which they were not able to either complete the required analysis or make a reasonable estimate.

At December 31, 2017 and 2016, the Company had net operating losses of approximately $11,500,000 and $5,520,000, respectively, for U.S. federal and California income tax purposes available to offset future taxable income, limited to 80% of taxable income, expiring on various dates through 2035. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the years ended December 31, 2017 and 2016 was an increase of $1,027,608 and $1,568,981, respectively.

F-27

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2017, tax years 2014, 2015, 2016 and 2017 remain open for examination by the IRS and California. The Company has received no notice of audit from the Internal Revenue Service or California for any of the open tax years.

NOTE 11: CONCENTRATIONS

Concentration of Purchase Order Financing

The Company used a third-party financier for the years ended December 31, 2017 and 2016 who provided letters of credit to vendors for a fee against the purchase orders received by the Company for sale of products to its customers. The letters of credit were issued to the vendors to manufacture Company’s products pursuant to the purchase orders received by the Company (See Note 3).

Concentration of Customers

The Company sold its products to two customers that accounted for approximately 32% and 28% of total revenue for the year ended December 31, 2017. The two customers accounted for 67% and 12% of the total accounts receivable balance due to the Company at December 31, 2017.

The Company sold its products to two customers that accounted for approximately 35% and 34% of total revenue for the year ended December 31, 2016. One of the two customers accounted for 52% of the accounts receivable balance due to the Company at December 31, 2016. One other customer accounted for 20% of the accounts receivable balance due to the Company at December 31, 2016.

Concentration of Suppliers

The Company purchased products from two vendors for the year ended December 31, 2017 that accounted for approximately 47% and 39% of its cost of goods sold.

The Company purchased products from two vendors for the year ended December 31, 2016 that accounted for approximately 47% and 48% of its cost of goods sold.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2017. The Company’s bank balances exceeded FDIC insured amounts at times during the years ended as of December 31, 2017 and 2016, respectively.

F-28

Geographic Concentration

Geographical distribution of revenue consisted of the following for the years ended December 31, 2017 and 2016, respectively, as follows:

	Year Ended December 31,
REGIONS	2017	2016
Australia	$2,337,393	$1,253,858
Canada	574,719	378,564
Japan	2,970	11,120
New Zealand	81,375	101,901
Russia	-	61,411
South Korea	476,004	142,713
United Kingdom	829,432	504,605
United States of America	9,899,943	6,762,691
Total Net Revenue	$14,201,836	$9,216,863

NOTE 12: SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 17, 2018, the date which the financial statements were available to be issued noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosures.

On January 8, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one-half (1/2) of a share of Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) a one-half (1/2) of a warrant to purchase one share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. The Company sold 162,000 units for gross proceeds of $810,000 in the first closing, and received on March 14, 2018, cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow fees.

On January 16, 2018, the Company and the holders of the Convertible Debentures agreed to amend the terms of their Securities Purchase Agreement originally executed on October 17, 2016 (Note 6). The Company agreed to issue and deliver to (i) Hillair Capital an amended and restated Debenture in the principal amount of $4,182,709 and an additional 41,826 shares of Class B Preferred Stock, and to (ii) HSPL Holdings, LLC, an amended and restated Debenture in the principal amount of $2,117,501 and an additional 21,174 shares of Class B Preferred Stock. The amended Debentures are comprised of the original debentures principal balance and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balances being due on September 1, 2018. Additionally, the Company and the holders agree that, in the event that the Company shall have failed to raise no less than $500,000 in aggregate gross proceeds through the sale of additional shares of its shares of Class B Preferred Stock by March 31, 2018, the amendment shall be voidable by the holder.

SUBSEQUENT EVENTS (UNAUDITED)

Management has evaluated subsequent events through May 14, 2018, the date the financial statements were issued noting the following items that would impact the accounting for events or transactions in the current period or require disclosures.

Litigation Costs and Contingencies (Note 8) Update

On March 23, 2018, the Court upheld the new defaults and, as a result, new default judgments were entered against the Company and Mr. Panosian on April 12, 2018. The Company received a notification of the default judgment on April 19, 2018. The Company has since filed a motion for mandatory relief, and a hearing is scheduled for August 3, 2018.

Irrespective of the outcome of the hearings or any subsequent legal proceedings, pursuant to a Pledge and Escrow Agreement, dated as of April 30, 2018, Mr. Panosian and Mr. Keeler (“Founders”) have placed in escrow 320,613 shares of the Company’s common stock owned by the Founders, which is equal to 7% of the outstanding common stock on a fully diluted basis, assuming (a) the closing of the maximum offering of $700,000, (b) the conversion of the Preferred Shares at $10.00, and (c) no conversion of the Hillair convertible debenture into shares of the Company’s common stock. The escrow agreement provides that, in the event that the escrowed shares of common stock (the “Escrowed Shares”) are ultimately awarded to the claimant, he will receive title to the Escrowed Shares and these shares will be transferred to him at such time; provided, however, that if the claimant is awarded fewer shares than the amount of Escrowed Shares (whether as a result of final judgment in the litigation, the Company’s closing of less than the maximum offering, or otherwise), the remaining Escrow Shares would be returned to the Founders. As of the date of this memorandum, the aforesaid Escrowed Shares have been placed into escrow. For the avoidance of doubt, in no event will the Escrowed Shares awarded to the claimant exceed 7% of the Company’s outstanding common stock on a fully diluted basis, and any excess of such Escrowed Shares shall be returned to the Founders. Accordingly, there would be no dilution to our shareholders in the event that the claimant is awarded title to the Escrowed Shares.

As of March 31, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggregate amount of $561,000. The Company is currently negotiating a payment plan with the payroll tax authorities to settle the delinquent tax payments. If we are not successful in reaching agreement with the payroll tax authorities on a payment plan, we risk legal action from those authorities from which we do not either have a plan or are able to make payment in full, and defense and costs of such actions could decrease our working capital available for operations.

F-29

TOUGHBUILT INDUSTRIES, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

JUNE 30, 2018 AND 2017

F-30

TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(UNAUDITED)
ASSETS
Current Assets
Cash	$51,695	$44,348
Accounts receivable	1,329,547	153,407
Factor receivables, net of allowance for sales discounts of $13,000 at June 30, 2018 and December 31, 2017, respectively	1,493,916	1,663,398
Inventory	127,904	98,672
Prepaid assets	47,000	52,500
Total Current Assets	3,050,062	2,012,325

Property and equipment, net	282,904	344,919
Security deposit	36,014	44,567
Total Assets	$3,368,980	$2,401,811

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$3,159,833	$2,331,224
Accrued liabilities	894,857	731,191
Accrued payroll taxes	821,596	469,271
Accrued interest	427,755	699,576
Accrued litigation	1,192,488	-
Other current liabilities	70,649	86,873
Advance from officer	400,000	400,000
Loan payable - Factor	1,139,981	1,078,941
Note payable, net of debt discount of $12,505 at June 30, 2018	101,495	-
Note payable, net of debt discount and debt issuance cost of $413,320 and $835,854 at June 30, 2018 and December 31, 2017, respectively	5,886,890	4,864,146
Total Current Liabilities	14,095,544	10,661,222

Total Liabilities	14,095,544	10,661,222

Commitments and contingencies (Note 9)

Class B Convertible Preferred Stock, $0.0001 par value, 5,000,000 shares authorized; 412,875 shares and 198,875 shares issued and outstanding, net of discount of $532,623 and $196,758 at June 30, 2018 and December 31, 2017, respectively (liquidation preference of $4,954,500 and $2,024,125 as of June 30, 2018 and December 31, 2017, respectively)	2,528,243	1,490,013

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,679,500 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	368	368
Additional paid in capital	2,334,755	1,711,197
Accumulated deficit	(15,589,930)	(11,460,989)
Total Stockholders’ Deficit	(13,254,807)	(9,749,424)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$3,368,980	$2,401,811

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-31

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Six Months Ended June 30,
	2018	2017
Revenues, Net of Allowances
Metal goods	$3,858,840	$3,279,683
Soft goods	4,606,639	3,402,920
Total Revenues, Net of Allowances	8,465,479	6,682,603

Cost of Goods Sold
Metal goods	3,056,697	2,431,467
Soft goods	3,358,333	2,328,280
Total Cost of Goods Sold	6,415,030	4,759,747

Gross Profit	2,050,449	1,922,856

Operating Expenses
Selling, general and administrative	2,743,820	3,040,391
Litigation expense	1,192,488	-
Research and development	855,424	1,187,317
Total Operating Expenses	4,791,732	4,227,708

Operating Loss	(2,741,283)	(2,304,852)

Other Income (Expense)
Interest expense	(1,387,658)	(1,020,065)
Total Other Income (Expense)	(1,387,658)	(1,020,065)

Net Loss Before Income Tax	(4,128,941)	(3,324,917)

Income tax	-	-

Net Loss	$(4,128,941)	$(3,324,917)

Basic and Diluted Net Loss Per Share	$(1.12)	$(0.90)

Weighted Average Number of Shares Outstanding - Basic and Diluted	3,679,500	3,679,500

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-32

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Additional
	Number	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance - January 1, 2018	3,679,500	$368	$1,711,197	$(11,460,989)	$(9,749,424)
Issuance of warrants to third parties for capital raise	-	-	567,450	-	567,450
Stock-based compensation expense	-	-	56,108	-	56,108
Net loss	-	-	-	(4,128,941)	(4,128,941)
Balance - June 30, 2018	3,679,500	$368	$2,334,755	$(15,589,930)	$(13,254,807)

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-33

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(4,128,941)	$(3,324,917)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	62,014	57,867
Amortization of debt discount and debt issuance cost	853,552	544,602
Stock-based compensation expense	56,108	56,108
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,176,140)	(58,237)
(Increase) decrease in factor receivables	169,482	(329,784)
(Increase) in inventory	(29,232)	(84,735)
(Increase) decrease in prepaid expenses	5,500	(17,500)
(Increase) decrease in security deposits	8,553	(31,235)
Increase in accounts payable	828,609	1,093,172
Increase in accrued payroll taxes	352,325	38,428
Increase (decrease) in accrued interest	(271,821)	231,630
Increase in accrued litigation	1,192,488	-
Increase (decrease) in other current liabilities	(16,224)	33,366
Increase in accrued liabilities	763,877	47,282
Net cash used in operating activities	(1,329,850)	(1,743,953)

Cash Flows from Investing Activities:
Cash paid for purchase of property and equipment	-	(61,846)
Net cash used in investing activities	-	(61,846)

Cash Flows from Financing Activities:
Proceeds from sale of convertible preferred stock	1,201,157	-
Cash payment for debt modification	(25,000)	-
Cash proceeds from advances from officer	-	400,000
Cash proceeds from note payable	100,000	-
Cash proceeds from loans payable, net	61,040	80,115
Net cash provided by financing activities	1,337,197	480,115

Net increase (decrease) in cash and cash equivalents	7,347	(1,325,684)

Cash, beginning of the period	44,348	1,333,930

Cash, end of the period	$51,695	$8,246

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Issuance of preferred stock as debt issuance cost	$404,524	$-
Issuance of warrants to investors	$540,429	$-
Issuance of warrants as compensation for capital raise	$27,021	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-34

TOUGHBUILT INDUSTRIES, INC.

Notes to Condensed Financial Statements

June 30, 2018 and 2017

(Unaudited)

NOTE 1: NATURE OF OPERATIONS, LIQUIDITY AND GOING CONCERN

Nature of Operations

ToughBuilt Industries, Inc. (the “Company”, “We”, “Its”, and “ToughBuilt”) was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc. On December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc. The Company was formed to design and distribute to the home improvement community and building industry, innovative tools and accessories of superior quality derived in part from enlightened creativity for the end users and building high brand loyalty. The Company has exclusive licenses to develop, manufacture, market, and distribute various home improvement and construction product lines for both Do-it-Yourself (“DIY”) and professional markets under TOUGHBUILT® brand name, within the global tool market industry.

TOUGHBUILT® distributes an array of high quality and rugged tool belts, tool bags and other personal tool organizer products. The Company distributes a complete line of knee pads for various construction applications. The Company’s line of job-site tools and material support products consist of a full line of miter-saws and table saw stands, saw horses/job site tables and roller stands. All of the Company’s products are designed and engineered in the United States and manufactured by third party vendors in China.

Liquidity and Going Concern

The Company has experienced significant liquidity shortages as shown in the accompanying financial statements. As of June 30, 2018, the Company's total liabilities exceeded its total assets by $10,726,564. The Company has recorded a net loss of $4,128,941 for the six months ended June 30, 2018 and has an accumulated deficit of $15,589,930 as of June 30, 2018. Net cash used in operating activities for the six months ended June 30, 2018 was $1,329,850. The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors. Management has been able to raise capital from private placements and further expand the Company’s operations geographically to continue its revenue growth.

The Company is continuing to focus its efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its products. Management anticipates that the Company’s capital resources will improve if its products gain wider market recognition and acceptance resulting in increased product sales. If the Company is not successful with its marketing efforts to increase sales and weak demand continues, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company. The Company has obtained extended payment terms from its suppliers and offered discounts for prepayments from its customers. The Company has obtained extended maturity date from its convertible debenture holders through September 30, 2018 in consideration of issuance of additional 7,500 shares of Class B Preferred Stock (Note 6 and 12), as well as extended maturity date of promissory note owed to officer (Note 8) and completed August 2018 financing (Note 12). However, due to the uncertainty in the Company’s ability to raise capital, increase sales and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company’s ability to continue as a going concern within one year after the date the condensed financial statements were issued. In addition, the Company has engaged a placement agent for a proposed public offering (Note 9) and expects to raise funds in the next twelve months.

F-35

Unaudited Interim Condensed Financial Information

The accompanying condensed financial statements and related financial information should be read in conjunction with the audited financial statements and the related notes thereto for the years ended December 31, 2017 and 2016, included elsewhere here in this filing.

The accompanying interim condensed financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017, and the related interim information contained within the notes to the condensed financial statements, are unaudited. The unaudited interim condensed financial statements have been prepared in accordance with GAAP and on the same basis as the audited financial statements. In the opinion of management, the accompanying unaudited interim condensed financial statements contain all adjustments which are necessary to state fairly the Company’s financial position as of June 30, 2018, and the results of its operations and cash flows for the six months ended June 30, 2018 and 2017. Such adjustments are of a normal and recurring nature. The results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the full fiscal year 2018, or for any future period.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Reverse Stock Split

On September 13, 2018, the Company effectuated a reverse stock split (the “Reverse Split”) of its common stock, preferred stock, warrants and options (collectively the “Equity Instruments”). As a result of the Reverse Split, each (2) units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one (1 unit) of Equity Instrument and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock. The Reverse Split did not change the authorized number of shares or the par value of our common stock or preferred stock. All share amounts, per share data, share prices, exercise prices or conversion rates have been retrospectively adjusted for the effect of the Reverse Split.

F-36

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents at June 30, 2018 and December 31, 2017, respectively.

Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. At June 30, 2018 and December 31, 2017, no allowance for doubtful accounts was recorded.

The Company accounts for the transfer of accounts receivable to a third party under a factoring type arrangement in accordance with Accounting Standards Codification (“ASC”) 860 “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable), we do not meet the third test of effective control since our accounts receivable sales agreement with the third-party factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability “Loan payable - third party” on our balance sheet.

Inventory

Inventory, consists of finished goods, is valued at the lower of (i) the actual cost of its purchase or manufacture, or (ii) its net realizable value. Inventory cost is determined on the first-in, first-out method (“FIFO”). The Company regularly reviews its inventory quantities on hand, and when appropriate, records a provision for excess and slow-moving inventory.

Property and Equipment

Property and equipment consist of furniture and office equipment, and tools and mold equipment, which are recorded at cost and depreciated on a straight-line basis over their estimated useful life of four to five years. Leasehold improvements are recorded at cost and amortized over the term of the lease. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the six months ended June 30, 2018 and 2017, respectively.

F-37

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities, loan payable to third party and note payable. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-38

Revenue Recognition

The Company recognizes revenues when the product is delivered to the customer and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the SEC’s Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured. Revenue is recognized net of rebates and customer allowances, as appropriate.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of Class A and B warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-39

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	June 30, 2018	December 31, 2017
	(Unaudited)
Common stock warrants	364,859	206,309
Stock options exercisable to common stock	125,000	125,000
Shares issuable upon conversion of debt	658,501	579,247
Shares issuable upon conversion of preferred stock	412,875	198,875
Total potentially dilutive securities	1,561,235	1,109,431

Segment Reporting

The Company operates one reportable segment referred to as the tools segment.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934.

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for non-public entities for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our condensed financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

F-40

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company has not adapted this ASU codification and it does not anticipate that the adoption of this guidance will have any material effect on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topic 606 and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016 and May 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12, respectively (ASU 2014-09, ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12 collectively, Topic 606). Topic 606 supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Topic 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation, among others. Topic 606 also provides guidance on the recognition of costs related to obtaining customer contracts. The revenue recognition standard affects all entities—public, private, and not-for-profit—that have contracts with customers with certain exceptions. The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. The guidance was originally effective for annual reporting periods of public entities beginning on or after December 15, 2016, including interim periods within that reporting period. For all other entities, the amendments in the new guidance were originally effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers – Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application will be permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application will be permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No. 2014-09. The Company is continuing to evaluate the impact to its revenues related to the pending adoption of Topic 606 and their preliminary assessments are subject to change. The Company is also continuing to evaluate the impact adoption of Topic 606 will have on its recognition of costs related to obtaining customer contracts.

F-41

NOTE 3: FACTOR RECEIVABLES, LETTERS OF CREDIT PAYABLE AND LOAN PAYABLE

In April 2013, the Company entered in a financing arrangement with a third-party purchase order financing company (the “Factor”), whereby the Company assigned to the Factor selected sales orders from its customers in exchange for opening a letter of credit (“LC”) with its vendors to manufacture its products. The Company pays a fixed fee of 5% of the cost of products it purchased from the vendor upon opening the LC, and 1% each 30 days thereafter, after the LC is funded by the Factor until such time the Factor receives the payment from the Company’s customers. The factoring agreement provides for full recourse against the Company for factored accounts receivable that are not collected by the Factor for any reason, and the collection of such accounts receivable are fully secured by substantially all the receivables of the Company. The factoring advances for the LCs at June 30, 2018 and December 31, 2017 have been treated as loan payable to third party in the accompanying balance sheets were $1,139,981 and $1,078,941, respectively. The total sales factored, net of allowances for sales returns, discounts and rebates, for the six months ended June 30, 2018 and 2017, were $4,089,820 and $4,421,041, respectively. The factor fees incurred for the six months ended June 30, 2018 and 2017, were $205,717 and $242,831, respectively. Total outstanding accounts receivable factored, net of allowance for sales returns, discounts and rebates of $13,000 as of June 30, 2018 and December 31, 2017 were $1,493,916 and $1,663,398, respectively.

NOTE 4: INVENTORY

Inventory consists of the following:

	June 30, 2018	December 31, 2017
	(Unaudited)
Finished goods	$127,904	$98,672

Total inventory	$127,904	$98,672

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

Description	June 30, 2018	December 31, 2017
	(Unaudited)
Computer equipment	$88,615	$88,615
Furniture and office equipment	136,955	136,955
Leasehold improvements	37,899	37,899
Tooling and molds	249,690	249,690
Website design	9,850	9,850
	523,009	523,009
Less: accumulated depreciation	(240,105)	(178,090)
Property and Equipment, net	$282,904	$344,919

Depreciation expense for the six months ended June 30, 2018 and 2017, was $62,014 and $57,867, respectively.

F-42

NOTE 6: CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:

	June 30, 2018	December 31, 2017
	(Unaudited)
Convertible debenture - Hillair Capital	$4,182,709	3,784,230
Convertible debenture – HSPL Capital	2,117,501	1,915,770
Less: Original issuance discount	(87,874)	(267,619)
Less: Class B Convertible Preferred Stock discount	(165,081)	(207,125)
Less: Debt issuance cost	(160,365)	(361,110)
Convertible debentures, net	$5,886,890	$4,864,146
Current portion	$5,886,890	$4,864,146

On January 16, 2018, the Company and the holders of the Convertible Debentures mutually agreed to amend the terms of their Securities Purchase Agreement. The Company agreed to issue and deliver to (i) Hillair Capital an amended and restated Debenture in the principal amount of $4,182,709 and an additional 41,826 shares of Class B Preferred Stock, and to (ii) HSPL Capital Advisors, LLC (“HSPL Capital”), an amended and restated Debenture in the principal amount of $2,117,501 and an additional 21,174 shares of Class B Preferred Stock. The amended Debentures are comprised of the original debentures principal balance and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balances being due on September 1, 2018. The additional 63,000 Class B Preferred Shares issued to the debenture holders were deemed as debt discount and valued at $404,523. The Company accounted for such amendment as a modification of the Convertible Debentures. The holders of the Convertible Debentures agreed to amend the redemption date to September 30, 2018 (Note 12).

The Company has the option to redeem the convertible debenture at any time at a price of 110% of the outstanding principal amount during the first year of the debenture and 120% after the first twelve months. In the event of an IPO, the Company may elect to redeem the debenture at 120% of up to 50% of the then outstanding principal amount of the Debenture.

The Debenture is convertible at the investor's option, at the standard conversion price of $10.00 or, upon the listing of the common stock of the Company on a national securities exchange through an initial public offering (an "IPO"), the conversion price adjusts to 120% of the price at which the shares of common stock are offered. The conversion price is also to be reset if the Company issues or grants any rights to their common stock or any type of security convertible into or exercisable or exchangeable for, common stock, including any re-pricing of any such shares, at a price below the then-applicable conversion price, at which occurrence the conversion price will be adjusted downward such that it will equal the sale price or conversion price, as applicable (a “round down provision”). Any adjusted conversion price shall not be less than $2.00 per share.

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The Company analyzed if the conversion feature should be bifurcated and accounted for as a derivative liability. The Company has elected to early adopt ASU 2017-11, and therefore the round down provision is not included in the consideration of being indexed to the Company’s own stock. As noted previously, the conversion feature has a fixed standard conversion price, which adjusts upon an IPO. As the adjustment contingency is based on an IPO, and the price to which it adjusts is based on the share price of the Company’s stock, which is a standard input to the valuation, the conversion feature would be considered indexed to its own stock. Therefore, the embedded derivative qualified for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company determined that the fair value of the common stock on the issuance date, was $3.58. As the conversion price exceeds the fair value of the stock on the commitment date there is no beneficial conversion feature to be recognized.

The Company also evaluated the redemption call feature to determine if it was required to be bifurcated, under the guidance for call options which can accelerate the settlement of debt instruments contained in debt issued with a discount. As the call feature does not fall under any of the conditions set forth in the guidance, it is considered to be clearly and closely related to the debt host contract, and therefore is not required to bifurcated.

The shares of the common stock issuable upon any conversion of the debenture (other than any such shares issued by the Company to the lender in connection with amortization payments) will be subject to a lock-up arrangement until 180 days following the date of the final prospectus relating to this offering.

The Company has recorded interest expense of $307,760 and $228,000 relating to the Convertible Debentures for the six months ended June 30, 2018 and 2017, respectively.

The Company has recorded interest expense of $626,311 and $318,857 due to the amortization of the debt discount related to the 2016 Convertible Debenture arising from the OID and Class B Convertible Preferred Stock for the six months ended June 30, 2018 and 2017, respectively. The unamortized portion of OID and Class B Convertible Preferred Stock was $252,955 and $474,744 at June 30, 2018 and December 31, 2017, respectively.

The Company has recognized amortization of the debt issuance costs on Convertible Debenture as interest expense in the amount of $225,745 and $225,745 for the six months ended June 30, 2018 and 2017, respectively. The unamortized portion of debt issuance cost on 2016 Convertible Debenture was $160,365 and $361,110 at June 30, 2018 and December 31, 2017, respectively.

NOTE 7 - NOTE PAYABLE

On June 19, 2018, the Company executed a promissory note of $114,000 with a third party, due and payable on September 30, 2018. The Company received cash proceeds of $100,000 on the promissory note. The promissory note is unsecured, bears an interest rate of 1.9% per month, and was issued with an original issue discount (the “OID”) of 14%. The Company accrued interest expense of $794 on the promissory note for the six months ended June 30, 2018. The Company also recorded $14,000 as debt discount on the promissory note and recorded $1,495 amortization of debt discount as interest expense for the six months ended June 30, 2018. The unamortized portion of OID at June 30, 2018 was $12,505, which will be amortized over the remaining term of the promissory note.

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NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

In May 2017, the Company executed three unsecured promissory notes totaling $400,000, with an officer and director, bearing an interest rate of 10% per annum, due on demand or before September 30, 2018. The Company has recorded an interest expense of $19,836 and $3,630 on these promissory notes for the six months ended June 30, 2018 and 2017, respectively. The Company has recorded $29,918 and $10,082 as accrued interest as of June 30, 2018 and December 31, 2017, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Proposed IPO

On October 9, 2017, the Company entered into an engagement agreement (the “Agreement”) with an underwriter to serve as (i) the exclusive placement agent and investment banker for the Company in connection with an offer and placement, on a best effort basis, (the “Private Placement”) of approximately $2 - $3 million of equity securities of the Company (the “Securities”) and, following the closing of the Private placement, as (ii) the sole book-runner for the underwriting of an initial public offering on a firm commitment basis (the “Public Offering”) of the common stock by the Company. The term of the Agreement in connection with the Private Placement is 12 months from the engagement date. The Company shall pay the placement agent an advance of $10,000 upon execution of this Agreement and a cash placement fee equal to 8% of the aggregate purchase price paid by each purchaser of the securities that are placed in the Private Placement. As additional compensation, the Company shall issue to the placement agent or its designee warrants to purchase the number of shares of common stock of the Company equal to 5% of the aggregate number of shares placed in the Private Placement, plus any shares underlying any convertible securities placed in the Private Placement to such purchasers. The Placement Agent’s warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors in the Private Placement. If no warrants are issued to investors, the Placement Agent’s warrants shall have an exercise price equal to 110% of the price at which shares are issued to investors or, if no shares are issued, an exercise price equal to the per share price paid by investors in the Company’s most recent equity investment round, an exercise period of five years and registration rights for the shares underlying the Placement Agent’s warrants equivalent to those granted with respect to the securities.

The term of the Agreement in connection with the Public Offering is the earlier of the consummation of the Public Offering or 12 months from the date of Private Placement closing. The Public Offering is expected to consist of the sale of approximately $15 million worth of common stock. The placement agent will act as sole underwriter of the Public Offering, subject to, among other matters referred to herein and additional customary conditions, completion of placement agent’s due diligence examination of the Company and its affiliates, and the execution of a definitive underwriting agreement between the Company and the placement agent in connection with the Public Offering. The Agreement will provide that the Company will grant to the placement agent an option, exercisable within 45 days after the closing of the Public Offering, to acquire up to an additional 15% of the total number of Shares to be offered by the Company in the Public Offering, solely for the purpose of covering over-allotments. The Company will pay the placement agent an underwriting discount or spread of 7.0% of the public offering price. The placement agent will also be entitled to a non-accountable expense allowance equal to 1% of the public offering price. As additional compensation for the placement agent’s services, the Company shall issue to the placement agent or its designees at the closing underwriter’s warrants to purchase that number of shares of common stock equal to 5% of the aggregate number of shares sold in the Public Offering plus the number shares underlying any warrants sold in the Public Offering. The underwriter’s warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the Public Offering, at a price per share equal to 125.0% of the public offering price per share of common stock at the Public Offering. There is no assurance that the Company will be successful in its efforts to complete its proposed Private Placement or Public Offering.

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Lease Commitments

The Company paid rent to business suites for maintaining its corporate office address in Nevada and California.

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five (5) year term. The Company paid a security deposit of $29,297 on January 3, 2017 upon execution of the lease. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms.

Future minimum lease commitments of the Company are as follows:

For the years ending December 31,		Amount
2018	(remaining)	$84,718
2019		174,872
2020		180,993
2021		187,327
2022		15,655
Total		$643,565

The Company recorded rent expense of $82,721 and $122,835 for the six months ended June 30, 2018 and 2017, respectively.

Employment Agreements with Officers

On January 3, 2017, the Company entered into an employment agreement with its co-founder, President/Chief Executive Officer (“Officer”) for a five-year term. The Officer received a sign-on-bonus of $50,000 and is entitled to an annual base salary of $350,000 to increase by 10% each year commencing on January 1, 2018. The Officer was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

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On January 3, 2017, the Company entered into an employment agreement with its co-founder and Vice-President of Design and Development (“Vice-President”) for a five-year term. Under the terms of this agreement, the Vice-President received a “sign-on-bonus” of $35,000 and is entitled to an annual base salary of $250,000 beginning on December 1, 2016 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Operating Officer and Secretary for a three-year term. Under the terms of this agreement, the Officer is entitled to an annual base salary of $180,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Financial Officer for a three-year term. Under the terms of this agreement, the Officer is entitled to an annual base salary of $250,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

The employment agreements also entitles the Officers to receive, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to the Company’s other senior executive officers.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our Chief Executive Officer, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian.  The motion was denied On August 29, 2018 as a result of court hearing on August 3, 2018. Although the Company and Mr. Panosian are still considering whether to appeal the Judgments, on September 13, 2018, the Company and Mr. Panosian has satisfied the Judgments by payment of $252,924.69 (which includes $10,303.48 post judgment interest) to Mr. Minassian and by issuing him shares reflecting a 7% ownership stake in the Company. The Company has recorded the litigation expense of $1,192,488 and accrued the liability in the accompanying financial statements as of June 30, 2018.

F-47

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

Other Compliance Matters

As of June 30, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggregate amount of approximately $727,000. The Company is current with its payroll tax obligations for the payroll periods starting July 1, 2018 and has remitted $145,493 to the tax authorities for its current and past due payroll tax obligations since July 1, 2018. The Company is currently negotiating a payment plan with the tax authorities to remit the remaining balance of payroll taxes of $667,378 as of September 14, 2018.

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NOTE 10: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s capitalization at June 30, 2018 was 100,000,000 authorized common shares and 5,000,000 authorized preferred shares, both with a par value of $0.0001 per share.

Common Stock

As of June 30, 2018, and December 31, 2017, 3,679,500 shares of common stock were issued and outstanding.

Warrants

Class A Warrants

On January 25, 2016, the Company initiated a Private Placement and issued Class A Warrants to purchase 61,083 shares of common stock at a price of $12.00 per share through and including December 31, 2018.

The Class A Warrants are redeemable upon thirty (30) days’ notice, at a price of $0.60 per Class A Warrant, provided the average of the closing bid price of the common stock, as reported by NASDAQ or the average of the last sale price if the common stock is then listed on the NASDAQ or another national securities exchange, shall exceed $24.00 per share (subject to adjustment) for ten (10) consecutive trading days prior to the third day preceding the date on which notice of redemption is given by the warrant holder. The holders of Class A Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of common stock or other securities issuable on exercise of the Class A Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our company. However, no Class A Warrant is subject to adjustment for issuances of common stock at a price below the exercise price of that Class A Warrant.

No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant holder exercises all Class A Warrants then owned of record by that holder, we will pay to such Class A Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

The Company has 61,083 Class A Warrants issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

Class B Convertible Preferred Stock and Class B Warrants

On January 8, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one-half (1/2) share of the Company’s Class B Convertible Preferred Stock (“Class B PS” or “PS”), par value of $0.0001 per share, and (ii) one-half (1/2) Class B Warrant to purchase a share of the Company’s common stock, par value $0.0001 per share. The Company sold 162,000 units (the “March Units”) for gross proceeds of $810,000 in the first closing, and received on March 14, 2018, cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on the capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each unit was sold at a price of $5.00 per unit. Each Class B Warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five (5) years from the date of issuance.

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On May 2, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell a maximum 140,000 units to certain accredited investors, with each such unit consisting of (i) one-half (1/2) share of Company’s Class B Convertible Preferred Stock (“Class B PS” or “PS”), par value of $0.0001 per share, and (ii) one-half (1/2) Class B Warrant to purchase a share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On May 15, 2018, the Company sold all 140,000 units (the “May Units”) for gross proceeds of $700,000, and received cash proceeds of $587,957, net of commissions and fees of $74,574 earned by the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. The Company issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

The Class B PS are convertible at the holders’ option at any time into shares of common stock at a conversion price of $10.00 per share, as may be adjusted (the “Optional conversion”). The PS will be automatically converted upon the completion of an IPO at an adjusted conversion price that is, in the case of: (i) a Qualified IPO (as defined), the lesser of (A) $10.00 per share and (B) seventy percent (70%) of the offering price per share of common stock in such Qualified IPO; (ii) a Non-Qualified IPO (as defined), fifty percent (50%) of the lesser of (A) $10.00 per share and (B) the offering price per share of common stock in such Non-Qualified IPO, or (iii) an OTC Listing, at fifty percent (50%) of $10.00 per share. The conversion price of the Class B PS is subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the common stock. The conversion price of the Class B PS is also subject to adjustment if the company consummates a subsequent sale of common stock (or securities exercisable for or convertible into common stock) prior to an initial public offering of common stock, at a purchase price per share of common stock (or, with respect to securities exercisable for or convertible into common stock, having an exercise or conversion price- per share of common stock) less than $10.00 per share, at which time it will adjust to the new securities’ price. The Class B PS are also subject to redemption in cash at the option of the holders at any time after the second anniversary of the initial closing, in an amount per share equal to 120% of the greater of (a) the stated value and (b) the fair market value of such Class B PS. As the Class B PS is not mandatorily redeemable it is to be classified in equity, but as the redemption is not solely in the control of the Company it is classified outside of permanent equity in mezzanine equity.

The Class B PS were analyzed for any embedded derivatives that should be bifurcated and accounted for separately. An embedded derivative shall be separated from the host contract and accounted for as a derivative instrument if certain criteria are met, one of which is that the embedded derivative must not be clearly and closely related to the economic characteristics and risks of the host instrument. The Company therefore analyzed if the conversion feature is more akin to debt or equity. The considerations included that the Class B PS does not have mandatory redemption, nor is it contingently redeemable at inception or for the first two years, no dividends are to be paid, nor is there a stated return. Furthermore, the PS have voting rights on the same class as the common stock and with a number of votes equal to the number of shares of common stock then issuable upon conversion. The PS automatically converts to equity upon the completion of an IPO, which is another factor to weigh towards being akin to equity. These factors all make the PS more akin to equity than debt. After considering all these provisions of the PS, it would appear the PS is more akin to an equity instrument. As the conversion feature is an equity linked instrument, the Company concluded that the embedded derivative and the PS are clearly and closely related, and since it does not meet all three criteria, it would not be required to be bifurcated and accounted for separately. The conversion feature does not have a beneficial aspect as the conversion price exceeds the fair value of the common stock, which was valued at $3.58 per share as of the commitment date of March 14, 2018 and May 15, 2018, respectively.

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The Company also analyzed the redemption feature to determine if was necessary to accrete the PS up to the redemption value. The accretion is not required until it is probable that the PS will become redeemable. The PS are convertible, mandatorily upon the expected IPO and at any time at the option of the holders, and the holders cannot exercise the redemption feature until two years after issuance date. The Company has determined it is not probable the PS will be redeemed, as they expect the PS to be converted into common shares prior to the period in which they would be redeemable. The Company believes that the expected IPO will close before the PS become redeemable at the option of the holders. The Company will re-evaluate this uncertainty every period, and at such time as they determine redemption is probable, the carrying amount of the preferred stock should be accreted to its redemption value.

Each Class B Warrant included in the October Units entitles the holder thereof to purchase one share of common stock at a price of $12.00 per share, with a five-year exercise term. The exercise price and number of shares of common stock or other securities issuable upon exercise of the warrants are subject to certain adjustments, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the company. The exercise price of the warrants is also subject to a future issuance anti-dilution adjustment. While the Class B PS are outstanding, if the conversion price of the Class B PS is reset upon a dilutive issuance, the exercise price for the warrants adjusts to 120% of the adjusted Class B PS conversion price. After the Class B PS are no longer outstanding, the exercise price is adjustable to the new issuance price upon any future dilutive issuance. The Company evaluated if the warrants fell within the scope exception in ASC 815-10-15-74(a). The Company has elected to early adopt ASU 2017-11, and accordingly the reset provision is not included in the consideration of if the warrants are indexed to the Company’s own common stock, and as this is the only adjustment to the exercise price, the warrant would be considered indexed to its own stock. The warrants do not contain any provision which would preclude equity classification, and as a result the warrant qualifies for the derivative scope exception and is classified in equity.

As of June 30, 2018, 412,875 Class B PS, 265,500 Class B Warrants, and 38,275 Placement Agent Warrants were issued and outstanding. As of December 31, 2017, 198,875 Class B PS, 114,500 Class B Warrants, and 30,725 Placement Agent Warrants were issued and outstanding.

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors and approved by the shareholders on July 6, 2016. The awards per 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and non-employee directors provided such consultants, directors and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 125,000 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of awards.

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On January 3, 2017, the Board of Directors of the Company approved and granted to the President/Chief Executive Officer (“Officer”) of the Company an option to purchase One Hundred Twenty Five Thousand (125,000) shares of the Company’s Common Stock (“Option”) under the Company’s 2016 Equity Incentive Plan (the “Plan”). The Option will have an exercise price that is no less than $10.00 per share and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one (1) year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the Plan and the written Stock Option Agreement governing the Option. As of December 31, 2017, the Company estimated the fair value of the options using the Black-Scholes option pricing model was $448,861. The Company recorded compensation expense of $56,108 for the vested period of the stock options for the six months ended June 30, 2018 and 2017, respectively. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.60 at the issuance date; a risk-free interest rate of 1.72% and the expected volatility of the Company’s common stock of 315.83% (estimated based on the common stock of comparable public entities). As of June 30, 2018, the unrecognized compensation expense was $280,538 which will be recognized as compensation expense over 2.5 years.

NOTE 11: CONCENTRATIONS

Concentration of Purchase Order Financing

The Company used a third-party financing company for the six months ended June 30, 2018 and 2017, who provided letters of credit to vendors for a fee against the purchase orders received by the Company for sale of products to its customers. The letters of credit were issued to the vendors to manufacture Company’s products pursuant to the purchase orders received by the Company (See NOTE 3).

Concentration of Customers

The Company sold its products to three customers that accounted for approximately 32%, 22% and 21% of the total revenue for the six months ended June 30, 2018. The same three customers accounted for 45%, 24% and 21% of the total accounts receivable balance due to the Company at June 30, 2018.

The Company sold its products to three customers that accounted for approximately 37%, 30% and 14% of total revenue for the six months ended June 30, 2017. The same three customers accounted for 66%, 16% and 0% of the accounts receivable balance due to the Company at June 30, 2017.

Concentration of Suppliers

The Company purchased products from two vendors for the six months ended June 30, 2018 that accounted for approximately 65% and 19% of its cost of goods sold.

The Company purchased products from three vendors for the six months ended June 30, 2017 that accounted for approximately 50%, 33% and 17% of its cost of goods sold.

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Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2018. The Company’s bank balances exceeded FDIC insured amounts at times during the six months ended as of June 30, 2018 and 2017, respectively.

Geographic Concentration

Geographical distribution of revenue consisted of the following for the six months ended June 30, 2018 and 2017, respectively, as follows:

	Six Months ended June 30,
REGIONS	2018	2017
Australia	$735,008	$1,152,617
Belgium	55,004	79,629
Canada	214,954	211,433
Japan	-	2,998
New Zealand	-	32,284
Russia	112,102	-
South Korea	388,415	185,916
Sweden	2,311	-
United Kingdom	355,517	324,118
United States of America	6,602,168	4,693,608
Total Net Revenue	$8,465,479	$6,682,603

NOTE 12: SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 17, 2018, the date which the financial statements were issued noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosures.

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan (Note 10). Awards may be granted under the 2018 Plan through June 30, 2023 to the Company’s employees, consultants, directors and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved to increase the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. As of September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan have been granted to the employees and officers 25% vesting immediately on the date of grant and 25% vesting each year thereafter on the anniversary of the grant date.

On August 28, 2018, the holders of the convertible debentures and the Company agreed to amend the terms of their securities purchase agreement originally executed in October 2016. The holders of the convertible debentures agreed to accept on a proportional basis, 7,500 shares of Class B Convertible Preferred Stock in exchange of extending the redemption date to September 30, 2018 (Note 6).

On August 31, 2018, the Company executed six (6) promissory notes, unsecured, with original issuance debt discount of 15%, for a cumulative principal sum of $862,500. The Company promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, the Company received cash proceeds of $652,579 on September 5, 2018, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, the Company issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843.

On September 13, 2018, the Company and Panosian has satisfied the Judgments by payment of $252,924.69 (which included $10,303.48 post judgment interest) to Minassian and by issuing him shares of common stock reflecting a 7% ownership stake in the Company (Note 9).

On September 13, 2018, the Company effectuated a reverse stock split (the “Reverse Split”) of its common stock, preferred stock, warrants and options (collectively the “Equity Instruments”). As a result of the Reverse Split, each 2 units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into 1 unit of Equity Instrument and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock. The Reverse Split did not change the authorized number of shares or the par value of our common stock or preferred stock. All share amounts, per share data, share prices, exercise prices or conversion rates have been retrospectively adjusted for the effect of the Reverse Split.

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[         ] Class A Units, each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Maxim Group LLC	Joseph Gunnar & Co.
Lead Bookrunning Manager	Co-Bookrunning Manager

_____________ __, 2018

Through and including _____________ (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fee.

SEC Registration Fee	$2,264
FINRA Filing Fee	$2,891
NASDAQ Filing Fee	$50,000
Printing Fees and Expenses	$1,000
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$150,000
Transfer Agent and Registrar Fees	$10,000
Miscellaneous Fees and Expenses	$6,000
Total	$247,155

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We held a closing of units in a private placement conducted in February of 2016. We sold an aggregate of 122,167 units at a price of $3.00 per such unit for aggregate gross proceeds of $366,500. Each of the units contained one half of one share of our common stock and one half of Class A Warrant to purchase one share of our common stock for an aggregate of 61,083 shares of our common stock and 61,083 Class A Warrants to purchase our common stock.

We held a closing of units in the October 2016 Private Placement. We sold an aggregate of 229,000 units at a price of $5.00 per such unit for aggregate gross proceeds of $1,145,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 114,500 shares of Class B Convertible Preferred Stock and 114,500 Class B Warrants. 30,725 placement agent warrants were issued in conjunction with this offering.

Contemporaneously with the October 2016 Private Placement, we consummated a debt financing whereby the investor purchased $5,000,000 in a senior secured convertible debenture from us. We issued the debenture in the aggregate principal face amount of $5,700,000. The maturity date of the debenture was extended to September 30, 2018. In addition to the original issue discount, the debenture carries an annual interest rate of 8%, payable quarterly in arrears. Under the terms of the debenture, we also issued 64,375 shares of Class B Convertible Preferred Stock to the investor. The debenture is secured by all of our and our subsidiaries’ assets. Effective August 31, 2017, the investor transferred a portion of the convertible debenture to a third party. As a result of the transfer, the convertible debenture was bifurcated into two debentures in the principal amounts of $3,784,230 and $1,915,770, respectively. All the terms and conditions of convertible debentures remain the same in the two replacement debentures.

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On January 16, 2018, the Company and the holders of the convertible debentures agreed to amend the terms of their securities purchase agreement originally executed in October 2016. The Company agreed to issue and deliver to (i) Hillair Capital an amended and restated debenture in the principal amount of $4,182,709 with an interest rate increased to 10% per annum and an additional 46,805 shares of Class B Convertible Preferred Stock, and to (ii) HSPL Holdings, LLC an amended and restated debenture in the principal amount of $2,117,501 with an interest rate increased to 10% per annum and an additional 23,695 shares of Class B Convertible Preferred Stock. The amended debentures are comprised of the original debentures principal balance and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balances being due on September 30, 2018.

We held a closing of units in the March 14, 2018 Private Placement. We sold an aggregate of 162,000 units at a price of $5.00 per such unit for aggregate gross proceeds of $810,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. In conjunction therewith, the placement agent was issued 4,050 warrants.

We held a closing of units in the May 15, 2018 Private Placement. We sold an aggregate of 140,000 units at a price of $5.00 per unit for aggregate gross proceeds of $700,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 70,000 shares of Class B Convertible Preferred Stock and 70,000 Class B Warrants. In conjunction therewith, the placement agent was issued 3,500 warrants.

On September 4, 2018, the Company entered into securities purchase agreements with six accredited investors for the sale to those investors of unsecured promissory notes, with an aggregate principal amount of $862,500. Those notes carry an original issue discount of 15%, and the purchase price was $750,000.

The securities issued in these offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulations D promulgated thereunder because, among other things, the transactions did not involve a public offering, the purchasers were accredited investors, the purchasers took the securities for investment and not resale and we took appropriate measures to restrict the transfer of the securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Composite copy of Articles of Incorporation, as amended**
3.2	Bylaws**
3.3	Certificate of Designation of Class B Convertible Preferred Stock**
3.4	Certificate of Change Pursuant to NRS 78.209****
4.1	Form of Subscription Agreement dated January 25, 2016**
4.2	Form of Class A Warrant dated January 25, 2016**
4.3	Form of Subscription Agreement dated October 17, 2016**
4.4	Form of Class B Warrant dated October 17, 2016**
4.5	Form of Securities Purchase Agreement dated October 17, 2016**
4.6	Form of Debenture dated October 17, 2016**
4.7	2016 Equity Incentive Plan**
4.8	Form of Joseph Gunnar Warrant**
4.9	Form of Placement Agency Warrant**
4.10 4.11 4.12	Form of Warrant*** 2018 Equity Incentive Plan** Form of Amended and Restated Debenture****
4.13	Securities Amendment Agreement****
5.1 10.1	Opinion of Wexler, Burkhart, Hirschberg & Unger, LLP**** * Service Agreement with Belegal Industrial Co., Ltd., dated August 19, 2013**
10.2	Form of Security Agreement dated October 17, 2016**
10.3	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Michael Panosian**
10.4	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Zareh Khachatoorian**
10.5	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Manu Ohri**
10.6	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Josh Keeler**
10.7	Project Statement of Work dated as of October 18, 2016 by and between ToughBuilt Industries, Inc. and Hon Hai Precision Ind. Co., Ltd. (“Foxconn”)*
10.8 10.9	Form of Lock Up Agreement for Offering** Form of Warrant Agency Agreement***
14.1	Code of Ethics**
21.1	List of Subsidiaries of the Company**
23.1	Consent of Marcum, LLP**** *
23.2 99.1 99.2 99.3 99.4

Consent of Wexler, Burkhart, Hirschberg & Unger, LLP (included in Exhibit 5.1)**

Audit Committee Charter**

Compensation Committee Charter**

Nominating and Corporate Governance Committee Charter**

Whistleblower Policy**

99.5	Consents of New Independent Directors**

*	Confidential treatment is being sought for this agreement, which is being filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by an asterisk. Previously filed.
**	Previously filed.
***	Filed with Amendment No. 1 to Registration Statement on Form S-1 dated July 19, 2018.
****	Filed with Amendment No. 2 to Registration Statement on Form S-1 dated September 17, 2018.
*****	Filed herewith.

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ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California on September 20 , 2018.

TOUGHBUILT INDUSTRIES, INC.

By:	/s/ Michael Panosian
Name: Michael Panosian
Title: Chief Executive Officer and President

By:	/s/ Manu Ohri
Name: Manu Ohri
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Michael Panosian	Chief Executive Officer and Director	September 20 , 2018
Michael Panosian	(Principal Executive Officer)

/s/ Manu Ohri	Chief Financial Officer and Director	September 20 , 2018
Manu Ohri	(Principal Accounting Officer)

/s/ Zareh Khachatoorian	Director, Chief Operating Officer and Secretary	September 20 , 2018
Zareh Khachatoorian

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